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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Boston Scientific Corporation
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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	(2)	Aggregate number of securities to which transaction applies:
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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March 25, 2020

Dear Boston Scientific Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Boston Scientific Corporation (the Company) to be held on Thursday, May 7, 2020, at 8:00 a.m. Eastern Time, at the Company's Corporate Headquarters located at 300 Boston Scientific Way, Marlborough, Massachusetts 01752 (Annual Meeting).

This year you are being asked to:

  1.
  elect to the Board of Directors ten nominees for director;

  2.
  approve, on a non-binding, advisory basis, named executive officer compensation;

  3.
  approve an amendment and restatement of our 2011 Long-Term Incentive Plan, as amended (2011 LTIP);

  4.
  ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2020 fiscal year;

  5.
  consider and vote upon a stockholder proposal described in this Proxy Statement, if properly presented at the Annual Meeting; and

  6.
  consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

These matters are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement. Our Board of Directors urges you to read the accompanying Proxy Statement and recommends that you vote "FOR" all of the director nominees, the named executive officer compensation, the amendment and restatement of our 2011 LTIP, and the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm and "AGAINST" the stockholder proposal described in this Proxy Statement. At the meeting, you will be provided with the opportunity to ask questions.

On or about March 25, 2020, we will mail to our stockholders of record at the close of business on Friday, March 13, 2020, the record date for our Annual Meeting, an Important Notice of Internet Availability of Proxy Materials (Notice) containing instructions on how to access our Proxy Statement and Annual Report for the year ended December 31, 2019 (Annual Report) on the Internet and also how to vote their shares via the Internet. If you received a Notice by mail, you will not receive printed proxy materials unless you specifically request them. Both the Notice and the Proxy Statement contain instructions on how you can request a paper copy of the Proxy Statement and Annual Report.

The Board of Directors appreciates and encourages stockholder participation in the Company's affairs. Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares. Accordingly, we request that as soon as possible, you vote via the Internet or, if you have received printed proxy materials, you vote via the Internet, by telephone or by mailing your completed proxy card or voter instruction form.

We currently intend to hold our Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation and are sensitive to the public health and travel concerns you may have and the protocols that federal, state and local governments may impose. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor http://investors.bostonscientific.com for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the Annual Meeting.

Thank you for your continuing support.

Michael F. Mahoney
Chairman of the Board of Directors
President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Marlborough, Massachusetts
March 25, 2020

The Annual Meeting of Stockholders of Boston Scientific Corporation (Annual Meeting) will be held on Thursday, May 7, 2020, at 8:00 a.m. Eastern Time, at the Company's Corporate Headquarters located at 300 Boston Scientific Way, Marlborough, Massachusetts 01752, for the following purposes:

  1.
  to elect to the Board of Directors ten nominees for director;

  2.
  to approve, on a non-binding, advisory basis, named executive officer compensation;

  3.
  to approve an amendment and restatement of our 2011 Long-Term Incentive Plan, as amended (2011 LTIP);

  4.
  to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2020 fiscal year;

  5.
  to consider and vote upon a stockholder proposal described in the attached Proxy Statement, if properly presented at the Annual Meeting; and

  6.
  to consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on Friday, March 13, 2020, are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, we encourage you to submit your proxy as soon as possible. For specific instructions, please refer to your Important Notice of Internet Availability of Proxy Materials or to the question on page 3 of the accompanying Proxy Statement entitled "How do I vote by proxy?"

At the direction of the Board of Directors,

Desiree Ralls-Morrison
Corporate Secretary

Information About the Annual Meeting and Voting	1
Internet Availability of Proxy Materials	10
Cautionary Statement Regarding Forward-Looking and Other Statements	10
Proposal 1: Election of Directors	11
Corporate Governance	18
Meetings and Board Committees	26
Director Compensation	32
Executive Officers	36
Certain Beneficial Ownership Matters	41
Compensation Discussion & Analysis	44
Risk Assessment of our Compensation Programs	70
Compensation Committee Report	70
Executive Compensation	71
Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation	98
Proposal 3: Approval of the Boston Scientific Corporation Amended and Restated 2011 Long-Term Incentive Plan	100
Equity Compensation Plans	111
Audit Committee Report	112
Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm	113
Proposal 5: Stockholder Proposal	115
Stockholder Proposals and Company Information	119
Other Information	120
Annex A — Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures Used as Performance Metrics Under Certain of Our Short- and Long-Term Incentive Compensation Plans and Programs	A-1
Annex B — Form of Amended and Restated 2011 Long-Term Incentive Plan	B-1

i

300 Boston Scientific Way
Marlborough, Massachusetts 01752

March 25, 2020

PROXY STATEMENT

Information About the Annual Meeting and Voting

The Annual Meeting

The Annual Meeting of Stockholders of Boston Scientific Corporation (Annual Meeting) will be held on Thursday, May 7, 2020, at 8:00 a.m. Eastern Time, at the Company's Corporate Headquarters located at 300 Boston Scientific Way, Marlborough, Massachusetts 01752. At this meeting, stockholders will be asked to elect ten nominees for director, approve, on a non-binding, advisory basis, named executive officer compensation, approve an amendment and restatement of our 2011 Long-Term Incentive Plan, as amended (2011 LTIP), ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2020 fiscal year, and consider and vote upon a stockholder proposal described in this Proxy Statement, if properly presented at the Annual Meeting. Management will also respond to questions from stockholders. Our principal executive offices are located at 300 Boston Scientific Way, Marlborough, Massachusetts 01752, and our telephone number is (508) 683-4000. When used in this Proxy Statement, the terms "we," "us," "our," "Boston Scientific" and "the Company" mean Boston Scientific Corporation and its businesses and subsidiaries.

Why am I receiving these materials?

In connection with its solicitation of proxies for use at our Annual Meeting, our Board of Directors (Board) (i) has made these materials available to you via the Internet or, upon your request, via email, or (ii) upon your request, has delivered or will deliver printed versions of these materials to you by mail. As a stockholder of record of our common stock at the close of business on March 13, 2020, the record date for our Annual Meeting, you are invited to attend the Annual Meeting, and are entitled to and requested to vote on the items of business described in this Proxy Statement.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to rules adopted by the Securities and Exchange Commission (SEC), we are making this Proxy Statement and our Annual Report for the year ended December 31, 2019 (Annual Report and, together with this Proxy Statement, the proxy materials) available to stockholders electronically via the Internet. Stockholders will be able to access the proxy materials on the website referred to in the Important Notice of Internet Availability of Proxy Materials (Notice) or request to receive printed copies of the proxy materials and a proxy card. Instructions on how to access the proxy materials via the Internet or to request a printed copy may be found in the Notice and in this Proxy Statement. We believe that this electronic process expedites your receipt of the proxy materials and reduces the cost and environmental impact of printing proxy materials for our Annual Meeting.

On or about March 25, 2020, stockholders of record and beneficial owners of our common stock at the close of business on March 13, 2020 will be sent a Notice instructing them as to how to receive their proxy materials via the Internet. The proxy materials will be available on the Internet as of March 25, 2020.

How can I electronically access the proxy materials?

Beginning March 25, 2020, you can access the proxy materials and vote your shares online at www.proxyvote.com. The proxy materials are also available on our own website (www.bostonscientific.com).

How can I obtain a full set of printed proxy materials?

If you prefer to receive paper copies of the proxy materials and a proxy card, you may still do so. You may request printed materials by (i) calling (800) 579-1639; (ii) sending an email to sendmaterial@proxyvote.com; or (iii) logging onto www.proxyvote.com using the credentials provided on your Notice or proxy card.

Who is entitled to vote at the Annual Meeting?

Stockholders who held shares of our common stock at the close of business on Friday, March 13, 2020, are entitled to vote at the Annual Meeting. Each share of our common stock is entitled to one vote.

How many shares are eligible to be voted and how many shares are required to hold the Annual Meeting?

A quorum is required to hold the Annual Meeting and conduct business. The presence at the Annual Meeting, in person or by proxy, of stockholders holding a majority of our common stock outstanding as of the close of business on Friday, March 13, 2020, the record date, will constitute a quorum for purposes of holding and conducting business at the Annual Meeting. As of March 13, 2020, we had 1,399,199,786 shares of our common stock outstanding — each entitled to one vote at the Annual Meeting — meaning that 699,599,894 shares of common stock must be represented in person or by proxy to have a quorum. Our common stock is our only outstanding class of voting securities. For purposes of determining whether a quorum exists, broker non-votes (as described further below) and proxies received but marked "ABSTAIN" will be counted.

What am I voting on?

You are voting on proposals to:

  1.
  elect to the Board ten nominees for director;

  2.
  approve, on a non-binding, advisory basis, named executive officer compensation;

  3.
  approve an amendment and restatement of our 2011 LTIP;

  4.
  ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2020 fiscal year;

  5.
  consider and vote upon a stockholder proposal described in this Proxy Statement, if properly presented at the Annual Meeting; and

  6.
  consider and vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

How does the Board recommend that I vote?

The Board recommends that you vote:

  1.
  FOR the election of each of the ten director nominees;

  2.
  FOR the named executive officer compensation;

  3.
  FOR the amendment and restatement of our 2011 LTIP;

  4.
  FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2020 fiscal year; and

  5.
  AGAINST the stockholder proposal described in this Proxy Statement

How do I vote by proxy?

Your vote is very important. Whether or not you plan to attend the Annual Meeting in person, you may give a proxy to be voted at the Annual Meeting either:

  •
  via the Internet pursuant to the instructions provided in the Notice; or

  •
  if you received printed proxy materials, via the Internet or by telephone or mail pursuant to the instructions provided on the proxy card.

If you vote by mail, no postage is required if your proxy card is mailed in the United States. If you properly vote pursuant to the instructions provided in the Notice or properly complete and deliver your proxy card (whether electronically, by mail or by telephone) and our Inspector of Election receives your instructions in time to vote at the Annual Meeting, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign and return your proxy card, but do not make specific selections, your proxy will vote your shares as recommended by the Board. If any other matter is properly presented at the Annual Meeting, including a proposal to postpone or adjourn the meeting, your proxy will vote your shares in accordance with his or her discretion. At present, the Board knows of no other business that is intended to be brought before or acted upon at the Annual Meeting.

What if I need assistance with voting or have questions regarding the Annual Meeting?

If you need assistance with the voting of your shares or have questions regarding the Annual Meeting, please contact our proxy solicitation advisor:

Alliance Advisors, LLC
200 Broadacres Drive, 3rd Floor
Bloomfield, NJ 07003
(844) 866-9429 (Toll Free in the United States)

How are votes counted?

In the election of directors, your vote may be cast "FOR" one or more of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.

In the advisory vote to approve named executive officer compensation, your vote may be cast "FOR" or "AGAINST" or you may "ABSTAIN." If you "ABSTAIN," it will not count as a share actually voted and will have no effect on the determination of this proposal. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.

In the proposal to amend and restate our 2011 LTIP, your vote may be cast "FOR" or "AGAINST" or you may "ABSTAIN." If you "ABSTAIN," it will not count as a share actually voted with respect to determining if a majority vote is obtained under our By-Laws. However, to the extent that stockholder approval requirements under the listing standards of the New York Stock Exchange (NYSE) are also applicable, your abstention will be treated as a vote cast with respect to determining if approval is obtained under the NYSE voting standards, and will have the effect of a vote "AGAINST" the proposal under such standards. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.

In the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, your vote may be cast "FOR" or "AGAINST" or you may "ABSTAIN." If you "ABSTAIN," it will not count as a share actually voted and will have no effect on the determination of this proposal. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.

In the stockholder proposal described in this Proxy Statement, your vote may be cast "FOR" or "AGAINST" or you may "ABSTAIN." If you "ABSTAIN," it will not count as a share actually voted with respect to determining if a majority vote is obtained under our By-Laws and will have no effect on the determination of this proposal. If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendation of the Board.

How many votes are required to approve each proposal?

  1.
  Under our By-Laws, except as otherwise required by law, each nominee for director shall be elected to the Board by the affirmative vote of the majority of votes cast, in person or by proxy, by the holders of shares entitled to vote at a meeting at which a quorum is present; provided, however, that if the number of nominees exceeds the number of directors to be elected at any such meeting, as determined by the Secretary of the Corporation as of the record date for such meeting, the directors shall be elected by a plurality of the votes cast, in person or by proxy. A majority of the votes cast means that the number of shares voted "for" exceeds fifty percent (50%) of the number of votes cast with respect to such nominee. In the event that a director nominee fails to receive an affirmative majority of the votes cast in an election where the number of nominees is less than or equal to the number of directors to be elected, the Board of Directors, within its powers, may decrease the number of directors, fill the vacancy, or take other appropriate action. An abstention will not count as a vote cast with respect to a director. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

  2.
  The affirmative vote of a majority of shares with voting power present in person or represented by proxy and which have actually voted on the proposal is required to approve, on an advisory basis, the named executive officer compensation. The vote is advisory and non-binding in nature, but the Executive Compensation and Human Resources Committee of our Board (Compensation Committee) will take into consideration the outcome of the vote when considering future executive compensation arrangements. You may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it will be counted for the purpose of determining whether a quorum is present for conducting the Annual Meeting, but it will not count as a share actually voted and will have no effect on the determination of this proposal.

  3.
  Under our By-laws, the affirmative vote of a majority of shares with voting power present in person or represented by proxy and which have actually voted on the proposal is required to approve the amendment and restatement of our 2011 LTIP. You may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it will be counted for the purpose of determining whether a quorum is present for conducting the Annual Meeting, but it will not count as a share actually voted with respect to determining if a majority vote is obtained under our By-Laws. However, to the extent that stockholder approval requirements under the listing standards of the NYSE are also applicable, your abstention will be treated as a share actually voted with respect to determining if approval is obtained under the NYSE voting standards, and will have the effect of a vote against the proposal under such standards. Under the stockholder approval requirements of the NYSE, if applicable, approval of a majority of votes cast on this proposal is required (that is, votes cast "for" must exceed votes cast "against" plus abstentions).

  4.
  The affirmative vote of a majority of shares with voting power present in person or represented by proxy and which have actually voted on the proposal is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2020 fiscal year. You may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it will be counted for the purpose of determining whether a quorum is present for conducting the Annual Meeting, but it will not count as a share actually voted and will have no effect on the determination of this proposal.

  5.
  The affirmative vote of a majority of shares with voting power present in person or represented by proxy and which have actually voted on the proposal is required to approve the stockholder proposal described in this Proxy Statement. You may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it will be counted for the purpose of determining whether a quorum is present for conducting the Annual Meeting, but your vote will not count as a share actually voted with respect to determining if a majority vote is obtained and will have no effect on the determination of this proposal.

At present, the Board knows of no other matters to be presented for stockholder action at the Annual Meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker, trustee, bank, other financial intermediary or other nominee rather than directly in their own name. As summarized below, there are some differences between stockholders of record and beneficial owners.

Stockholders of Record

If your shares are registered directly in your name with our transfer agent, Computershare Shareowner Services, as of the close of business on Friday, March 13, 2020, you are considered the stockholder of record with respect to those shares, and the Notice or proxy materials are being made available, electronically or otherwise, directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or a third party, or to vote in person at the Annual Meeting. The Company has made available a proxy card or electronic voting means for you to use for voting purposes.

Beneficial Owners

If your shares are held through a brokerage firm, trustee, bank, other financial intermediary or other nominee, as of the close of business on Friday, March 13, 2020, you are considered the beneficial owner of those shares held in street name, and the Notice or proxy materials are being made available, electronically or otherwise, by the Company to your broker, trustee, bank, other financial intermediary or other nominee (the intermediary) and they will forward these materials to you, together with a voting instruction form if furnished via paper copy to your intermediary. As the beneficial owner, you have the right to direct your intermediary on how to vote and are also invited to attend the Annual Meeting; however, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a legal proxy from your intermediary. If you requested printed proxy materials, your intermediary will enclose a voting instruction form for you to use in directing the intermediary regarding how to vote your shares.

What discretion does my broker have to vote my shares held in "street name?"

The NYSE rules allow your broker to vote your shares in its discretion on "routine" proposals when it has not received instructions from you at least ten days prior to the Annual Meeting. The proposal regarding the ratification of the appointment of our independent registered public accounting firm is a matter considered routine under applicable rules and, therefore, your broker may vote on your behalf for this matter if you do not otherwise provide instructions. The election of directors, the advisory vote on the named executive officer compensation, the vote to amend and restate the 2011 LTIP, and the stockholder proposal described in this Proxy Statement are not considered routine matters. If you do not instruct your broker how to vote your shares on the non-routine matters, your broker will not be permitted to vote your shares on such matters. This is referred to as a "broker non-vote."

Broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and that have not received voting instructions from their clients) are counted for purposes of determining whether a quorum is present, but are not counted or deemed to be present, represented or voted for the purpose of determining whether stockholders have approved a proposal. A broker non-vote will have no effect on the outcome of the election of directors, the vote to amend and restate the 2011 LTIP or the advisory vote on the named executive officer compensation.

How do I vote my 401(k) shares?

If you participate in our 401(k) Retirement Savings Plan, as amended and restated (401(k) Plan), you will receive a single proxy card (together with the proxy materials) or Notice that covers all shares credited to your plan account(s) and shares that you own of record that are registered in the same name. If your plan account(s) are registered in different names, you will receive separate proxy cards or Notices for your record and plan holdings. You may vote your shares by following the instructions provided in your proxy card or Notice and utilizing the credentials provided therein. Your vote will serve to instruct the trustees and fiduciaries of our 401(k) Plan how to vote any shares of our common stock held in our 401(k) Plan on your behalf. Shares of our common stock held in our 401(k) Plan must be voted on or before 11:59 p.m. Eastern Time on May 2, 2020. The trustee and fiduciaries of our 401(k) Plan will vote shares for which timely instructions are not received in the same proportion as other plan shares that were voted.

What happens if I don't specify how I want my shares voted on one or all of the proposals?

If you are the stockholder of record and you sign, date and return your proxy and do not mark how you want to vote, your proxy will be counted as a vote "FOR" all of the nominees for directors, "FOR" the named executive officer compensation, "FOR" the amendment and restatement of the 2011 LTIP, "FOR" the ratification of our independent registered public accounting firm, Ernst & Young, and "AGAINST" the stockholder proposal described in this Proxy Statement. If you hold your shares in street name, please see the discussion on "What discretion does my broker have to vote my shares held in 'street name?'," above.

Can I change my vote or revoke my proxy after I have already voted or given my proxy?

Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before the proxy is voted at the Annual Meeting. To change your vote, you may:

  •
  mail a written notice "revoking" your earlier vote to Broadridge Financial Solutions, Inc. (Broadridge), 51 Mercedes Way, Edgewood, NY 11717;

  •
  submit to Broadridge a properly completed and signed proxy card with a later date;

  •
  vote again telephonically or electronically (available until 11:59 p.m. Eastern Time on May 6, 2020); or

  •
  vote in person at the Annual Meeting; however, your attendance at the Annual Meeting alone will not revoke your proxy.

Your last dated proxy, properly completed and timely received prior to, or vote cast at, the Annual Meeting will be counted.

If you own your shares in street name, please contact your broker or other intermediary for instructions on changing your vote or revoking your proxy.

Can I vote in person at the meeting?

Yes. If you are the stockholder of record of the shares, you can vote in person by coming to the Annual Meeting, and we will give you a ballot or a new proxy card when you arrive with proper identification. However, since a beneficial owner holding shares in street name is not the stockholder of record, if you are such a beneficial owner of shares, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from the broker or other intermediary that holds your shares giving you the right to vote the shares at the Annual Meeting. Please bring the legal proxy with you to the Annual Meeting. If you plan to attend the Annual Meeting in person, you must provide proper identification. Please visit our website, www.bostonscientific.com, for directions to the Annual Meeting.

Who will count the votes?

Broadridge has been engaged as our independent agent to tabulate stockholder votes and act as Inspector of Election for the meeting.

Is voting confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

  •
  as necessary to meet applicable legal requirements;

  •
  to allow for the tabulation and certification of votes; and

  •
  to facilitate a successful proxy solicitation.

Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company's management and the Board.

What happens if the Annual Meeting is adjourned or postponed?

Your proxy will still be effective and will be voted at the rescheduled Annual Meeting. You will still be able to change or revoke your proxy until it is voted, provided such new proxy or revocation is properly completed and timely received.

Will any other business be considered or presented at the Annual Meeting?

Our By-Laws provide that a stockholder may present business to be considered at the Annual Meeting only if proper prior written notice was timely received by us. Other than the items of business described in this Proxy Statement, our Board is not aware of any other business to be acted upon at the Annual Meeting; however, if any other business does properly come before the Annual Meeting, the persons named as proxies on the proxy card will vote your shares in accordance with their discretion.

How can I find the results of the Annual Meeting?

We will report the final voting results on a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting. The Form 8-K will be available on the SEC's website, www.sec.gov, as well as on our own website, www.bostonscientific.com, under the "Investor Relations" section.

Who is soliciting my vote pursuant to this Proxy Statement?

Our Board is soliciting your vote.

Is there a list of stockholders entitled to vote at the Annual Meeting?

A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting, between the hours of 8:30 a.m. and 5:00 p.m. Eastern Time, at our Corporate Headquarters located at 300 Boston Scientific Way, Marlborough, Massachusetts 01752. If you would like to view the stockholder list, please contact our Corporate Secretary to schedule an appointment by calling (508) 683-4000 or writing to her at 300 Boston Scientific Way, Marlborough, Massachusetts 01752.

Internet Availability of Proxy Materials

Under rules adopted by the SEC, we are furnishing proxy materials to our stockholders primarily via the Internet instead of mailing printed copies of those materials to each stockholder. On or about March 25, 2020, we will mail to our stockholders (other than those who previously requested electronic or paper delivery) an Important Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our Proxy Statement and our Annual Report. The Notice also instructs stockholders on how to vote via the Internet.

This process is designed to expedite stockholders' receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources; however, if you would prefer to receive printed proxy materials and a proxy card, please follow the instructions included in the Notice and in this Proxy Statement. If you have previously elected to receive our proxy materials electronically, these materials will continue to be made available to you via email until you elect otherwise. If you have previously elected to receive printed proxy materials, you will continue to receive these materials and a proxy card in paper format until you elect otherwise.

Cautionary Statement Regarding Forward-Looking and Other Statements

This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "may," "estimate," "intend" and other similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. Factors that may cause actual results to differ materially from those contemplated by the statements in this Proxy Statement can be found in our most recent Annual Report on Form 10-K filed with the SEC and in the Quarterly Reports on Form 10-Q that we have filed or will file hereafter under the heading "Risk Factors" and "Safe Harbor for Forward-Looking Statements." The forward-looking statements speak only as of the date of this Proxy Statement and undue reliance should not be placed on these statements. We disclaim any intention or obligation to publicly update or revise any forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this document.

This Proxy Statement contains statements regarding individual and Company performance objectives and targets. These objectives and targets are disclosed in the limited context of our compensation plans and programs and should not be understood to be statements of management's future expectations or estimates of future results or other guidance. We specifically caution investors not to apply these statements to other contexts.

PROPOSAL 1: ELECTION OF DIRECTORS

Summary

Our entire Board is elected annually by our stockholders and currently consists of ten members. All of our current directors have been nominated by our Board, upon the recommendation of our Nominating and Governance Committee, to stand for election at the Annual Meeting for a one-year term, to hold office until the 2021 Annual Meeting of Stockholders and until their successors have been elected and qualified. The nominees for election at the Annual Meeting are: Nelda J. Connors, Charles J. Dockendorff, Yoshiaki Fujimori, Donna A. James, Edward J. Ludwig, Stephen P. MacMillan, Michael F. Mahoney, David J. Roux, John E. Sununu and Ellen M. Zane.

Each of the director nominees is willing and able to stand for election at the Annual Meeting, and we know of no reason why any of the nominees would be unable to serve as a director. Should such a situation arise, however, the Board may designate a substitute nominee or, alternatively, reduce the number of directors to be elected. If a substitute nominee is selected, the persons named as proxies will vote for that substitute nominee. Any vacancies not filled at the Annual Meeting may be filled by the Board.

Director Nominees at a Glance

Director Nominees

The biographies of each of the nominees are listed below and contain information regarding the person's service as a director, business experience, public company director positions currently held or held at any time during the last five years, information regarding involvement in certain legal or administrative proceedings (if applicable), and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director in light of our business and structure. Each of the director nominees listed below exemplifies how our Board values professional experience in business, education, policy and governmental fields as well as strong moral character and diversity in terms of viewpoint as well as age, ethnicity and gender. Our Board believes that these strong backgrounds and sets of skills provide the Board as a whole with a strong foundation of technical expertise and a wealth of diverse experience in a wide variety of areas.

Nelda J. Connors	Independent Director
Founder, Chairwoman and Chief Executive Officer of Pine Grove Holdings, LLC
Director Since: December 2009 Age: 54 Committees: Executive Compensation and Human Resources; Finance	Other Public Company Boards: EnerSys Inc.; Delphi Technologies Education: University of Dayton, B.S. and M.S. in Mechanical Engineering

Executive Highlights:

Ms. Connors is the founder, chairwoman and chief executive officer of Pine Grove Holdings, LLC, a privately held investment company that acquires and operates small-to-middle market businesses primarily focused in power generation, construction equipment, advanced material and aftermarket automotive end-markets. She served as president and chief executive officer of Atkore International Inc., formerly the Electrical and Metal Products division of Tyco International, before it became a privately held company in December 2010. Prior to joining Tyco, she served as vice president at Eaton Corporation where she held several positions in operations, continuous improvement, and general management. Prior to joining Eaton, Ms. Connors was employed in a number of executive and management capacities in the automotive industry. Her work over 25 years has involved responsibilities in the U.S., Europe, and Asia. Ms. Connors previously served as a Class B director of the Federal Reserve Bank of Chicago, and on the boards of Atkore, Blount International, Clarcor, Inc., Echo Global Logistics and Vesuvius plc. She was formerly an appointed member for the Takata Independent Quality Assurance Panel to investigate the airbag inflator recall. Ms. Connors will stand for election at the 2020 annual meetings of Baker Hughes Company and CNH Industrial, N.V.

Select Skills and Qualifications:

Ms. Connors' qualifications to serve on our Board include her executive leadership skills and her global experience in the areas of operations and financial management, quality, M&A and business strategy, as well as her knowledge of public company matters resulting from her service on other public company boards. She also brings to our Board her experience in National Association of Corporate Directors leadership and governance fellowships.

Charles J. Dockendorff	Independent Director
Former Executive Vice President and Chief Financial Officer of Covidien plc
Director Since: April 2015 Age: 65 Committees: Audit (Chair, Financial Expert); Finance
Other Public Company Boards: Haemonetics
Corporation; Hologic, Inc.; Keysight
Technologies, Inc.

Education: University of Massachusetts
at Amherst, B.B.A. in Accounting; Bentley
College, M.S. in Finance

Executive Highlights:

Mr. Dockendorff was executive vice president and chief financial officer of Covidien plc, a publicly traded medical device and supplies company, and its predecessor, Tyco Healthcare, from 1995 to 2015. Mr. Dockendorff joined the Kendall Healthcare Products Company, the foundation of the Tyco Healthcare business, in 1989 as controller and was named vice president and controller in 1994. He was appointed chief financial officer of Tyco Healthcare in 1995. Prior to joining Kendall/Tyco Healthcare, Mr. Dockendorff was the chief financial officer, vice president of finance and treasurer of Epsco Inc. and Infrared Industries, Inc.

Select Skills and Qualifications:

Mr. Dockendorff's qualifications to serve on our Board include his executive leadership experience at public medical device companies, as well as his extensive expertise in accounting, finance and business strategy.

Yoshiaki Fujimori	Independent Director
Senior Executive Advisor of Japan to CVC Capital Partners
Director Since: July 2016 Age: 68 Committees: Finance
Other Public Company Boards: Oracle
Corporation Japan; Takeda Pharmaceutical
Company; Toshiba Corporation; Shiseido
Company, Limited

Education: Tokyo University of Science, B.A.
in Petroleum Engineering; Carnegie
Mellon Graduate School of Business, M.B.A.

Executive Highlights:

Mr. Fujimori is currently senior executive advisor of Japan to CVC Capital Partners, a position he has held since February 2017. He was an advisor to the LIXIL Group Corporation from June 2016 to December 2019 and was the president and chief executive officer of the LIXIL Group Corporation from August 2011 to June 2016. Prior to joining LIXIL, he was chairman, president and chief executive officer of GE Japan from January 2008 to June 2011. In his 25 years at GE, beginning in October 1986, he held a variety of positions including senior vice president and chief executive officer of a number of Asian and global business divisions, including Medical Systems, Plastics, and Capital. Mr. Fujimori also served as a member of the GE Corporate Executive Council from 2001 to 2010. He formerly served as a director of the Japan Construction Material & Housing Equipment Industries Federation and Tokyo Electric Power Company Holdings.

Select Skills and Qualifications:

Mr. Fujimori's qualifications to serve on our Board include his expertise in international business, including developing markets, with a particular emphasis on operations and manufacturing in Japan and Asia, as well as his service on other public company boards.

Donna A. James	Independent Director
Founder, President and Managing Director of Lardon & Associates LLC
Director Since: July 2015 Age: 62 Committees: Executive Compensation and Human Resources (Chair); Nominating and Governance	Other Public Company Boards: L Brands, Inc. Education: North Carolina A&T State University, B.S. in Accounting

Executive Highlights:

Ms. James is the founder of Lardon & Associates LLC, a business development and executive advisory services firm, where she has served as president and managing director since April 2006. Ms. James has more than 30 years of diverse management and leadership experience, including her experience at Nationwide Insurance and Financial Services, beginning in 1981. In her 25 years at Nationwide, she served in several leadership roles, including president of Nationwide Strategic Investments, a division of Nationwide Insurance Company, from 2003 to 2006, at which time she had direct responsibility for developing and executing strategies for several U.S. and global financial services subsidiaries and affiliates. Ms. James also is the founder of The Center for Healthy Families, a non-profit in Columbus, Ohio, and the former chair of the National Women's Business Council by presidential appointment. Ms. James currently serves as a director of the FIS Group, a privately held asset management and investment advisory firm. She formerly served as a director of Time Warner Cable Inc. and Marathon Petroleum, Inc., where she is currently serving as a board advisor.

Select Skills and Qualifications:

Ms. James's qualifications to serve on our Board include her expertise in business strategy, finance, accounting and human resources. In addition, her service on other public company boards contributes to her knowledge of public company matters.

Edward J. Ludwig	Independent Director
Former Chairman of the Board and Chief Executive Officer of Becton, Dickinson and Company
Director Since: March 2014 Age: 68 Committees: Audit (Financial Expert); Executive Compensation and Human Resources	Other Public Company Boards: CVS Health Corporation Education: The College of the Holy Cross, B.A. in Economics and Accounting; Columbia University, M.B.A.

Executive Highlights:

Mr. Ludwig is the former chairman of the board of Becton, Dickinson and Company (BDX), a global medical technology company, having served in that position from February 2002 through June 2012. He also served as BDX's chief executive officer from January 2000 to September 2011 and as its president from May 1999 to December 2008. Mr. Ludwig joined BDX as a senior financial analyst in 1979. Prior to joining BDX, Mr. Ludwig served as a senior auditor with Coopers and Lybrand (now PricewaterhouseCoopers), where he earned his CPA, and as a financial and strategic analyst at Kidde, Inc. He formerly served as a director of Xylem, Inc. and as vice chair of the board of trustees of the Hackensack University Medical Center Network.

Select Skills and Qualifications:

Mr. Ludwig's qualifications to serve on our Board include his executive leadership experience, specifically his service as a director and executive of a public medical technology company, along with his extensive expertise in business strategy, finance, management and manufacturing.

Stephen P. MacMillan	Independent Director
Chairman of the Board, President, and Chief Executive Officer of Hologic, Inc.
Director Since: April 2015 Age: 56 Committees: Executive Compensation and Human Resources; Nominating and Governance	Other Public Company Boards: Hologic, Inc. Education: Davidson College, B.A. in Economics; Harvard Business School Advanced Management Program

Executive Highlights:

Mr. MacMillan is currently the chairman, president and chief executive officer of Hologic, Inc., a position he has held since June 2015, and he served as president and chief executive officer of Hologic, Inc., since December 2013. Prior to assuming his role with Hologic, Mr. MacMillan was the chief executive officer of sBioMed, LLC, a medical research company, from October 2012 to December 2013. From 2003 to 2012, Mr. MacMillan served in various roles at Stryker Corporation, including chief operating officer from June 2003 to January 2005, president from June 2003 to February 2012, chief executive officer from January 2005 to February 2012 and chairman from January 2010 to February 2012. Prior to 2003, Mr. MacMillan was a senior executive with Pharmacia Corporation, where he oversaw five global businesses. Prior to joining Pharmacia, Mr. MacMillan spent 11 years with Johnson & Johnson in a variety of senior roles both in the U.S. and Europe, including president of the joint venture between Johnson & Johnson and Merck. Mr. MacMillan began his career with Procter & Gamble in 1985. Mr. MacMillan formerly served as a director of Texas Instruments Inc. and Alere Inc. Mr. MacMillan also serves on the board of directors of AdvaMed, a medical device trade association.

Select Skills and Qualifications:

Mr. MacMillan's qualifications to serve on our Board include his executive leadership experience, specifically his service as a director and chief executive officer of public medical technology companies.

Michael F. Mahoney	CEO, Chairman of the Board
President and Chief Executive Officer of Boston Scientific Corporation
Director Since: November 2012 Age: 55	Other Public Company Boards: Baxter International, Inc. Education: University of Iowa, B.B.A. in Finance; Wake Forest University, M.B.A.

Executive Highlights:

Michael F. Mahoney joined the Company as our president in October 2011, and became our president and chief executive officer and a director in November 2012. Mr. Mahoney became our chairman of the Board in May 2016. Prior to joining the Company, he was worldwide chairman of the Medical Devices and Diagnostics division of Johnson & Johnson from January 2011 to September 2011, overseeing 50,000 employees and seven franchises. Prior to assuming this position, Mr. Mahoney served as worldwide group chairman of Johnson & Johnson's DePuy franchise, an orthopedics and neurosciences business, from April 2007 through January 2011. From January 2001 through March 2007, Mr. Mahoney served as president and chief executive officer of Global Healthcare Exchange, a provider of supply chain solutions and services that brings together hospitals, manufacturers, distributors and group purchasing organizations. Mr. Mahoney began his career at General Electric Medical Systems, where he spent 12 years, culminating in the role of general manager of the Healthcare Information Technology business. Mr. Mahoney also serves on the board of the Boys & Girls Club of Boston, is the chair of the board of governors of Boston College CEO Club, and a member of the American Heart Association CEO roundtable.

Select Skills and Qualifications:

Mr. Mahoney's qualifications to serve on our Board, in addition to being our Chief Executive Officer, include his management experience leading complex organizations in medical device and other healthcare-related businesses, expertise in building strong leadership teams, developing international markets, and a proven ability to execute successful business strategies and drive operational excellence.

David J. Roux	Independent Director
Chairman of the Board of Trustees of Jackson Laboratories
Director Since: January 2014 Age: 63 Committees: Audit, Finance (Chair)	Other Public Company Boards: None Education: Harvard College; Harvard University, M.B.A.; King's College, Cambridge University, M. Phil.

Executive Highlights:

Mr. Roux is chairman of Jackson Laboratories, an independent biomedical research institute. He is the co-founder and was the chairman, co-chief executive officer and managing partner of Silver Lake, a private equity firm focused on technology investing, from January 2014 to December 2017. Prior to that, Mr. Roux was chairman and chief executive officer of Liberate Technologies, executive vice president at Oracle Corporation and senior vice president at Lotus Development. He is also chairman of Bristol Seafoods and vice chairman of the National Audubon Society. He previously served as a director of Avaya Inc., Avaya Holdings Corp. and Intelsat S.A. Mr. Roux is co-founder of The Roux Institute, an educational partnership with Northeastern University.

Select Skills and Qualifications:

Mr. Roux's qualifications to serve on the Board include his extensive experience in operations, technology, management and business strategy, and his financial expertise and background as an entrepreneur, executive and director.

John E. Sununu	Independent Director
Former United States Senator from New Hampshire
Director Since: April 2009 Age: 55 Committees: Audit (Financial Expert); Nominating and Governance (Chair)	Other Public Company Boards: None Education: Massachusetts Institute of Technology, B.S. and M.S. in Mechanical Engineering; Harvard University, M.B.A.

Executive Highlights:

Senator Sununu served as a U.S. Senator from New Hampshire from 2003 to 2009. He was a member of the Committees on Banking, Commerce, Finance and Foreign Relations, and he was appointed the Congressional Representative to the United Nations General Assembly. Before his election to the Senate, Senator Sununu served three terms as a member of the U.S. House of Representatives from New Hampshire's 1st District from 1996 to 2002, where he was vice chairman of the Budget Committee and a member of the Appropriations Committee. During his twelve years in Congress, he drafted and helped pass several important pieces of legislation, including the Internet Tax Freedom Act, the Survivors Benefit Act and the New England Wilderness Act. Prior to serving in Congress, Senator Sununu served as chief financial officer for Teletrol Systems, a manufacturer of building control systems. Senator Sununu formerly served as a director of Time Warner Cable Inc.

Select Skills and Qualifications:

Senator Sununu complements our Board with his experience in government and corporate leadership. Senator Sununu provides important insights on government relations, public policy and other matters relevant to our Company due to his extensive experience in both the public and private industry sectors.

Ellen M. Zane	Independent Director
CEO Emeritus and Vice Chair of the Board of Trustees at Tufts Medical Center and Floating Hospital for Children
Director Since: April 2016 Age: 68 Committees: Audit (Financial Expert); Nominating and Governance
Other Public Company Boards: Brooks
Automation; Haemonetics Corporation; Synchrony Financial

Education: George Washington University, B.A.;
Catholic University of America, M.A.
in Audiology and Speech-Language Pathology

Executive Highlights:

Ms. Zane is chief executive officer emeritus and vice chair of the board of trustees at Tufts Medical Center and Floating Hospital for Children, and previously, she served as its president and chief executive officer. Ms. Zane also served as Network President for Partners Healthcare System, a physician/hospital network sponsored by the Harvard-affiliated Massachusetts General Hospital and Brigham and Women's Hospital. Ms. Zane also previously served as chief executive officer of Quincy Hospital in Quincy, Massachusetts. Ms. Zane currently is a director of nThrive, a Georgia-based private company involved with healthcare revenue cycle management; Fiduciary Trust Company, a privately owned wealth management company; and AgNovos Healthcare, LLC a privately held medical device company, focused on bone health. Ms. Zane previously served as a director of Century Capital Management, Parexel International Corporation, Lincare Holdings Inc. and Press Ganey Holdings. Ms. Zane holds a Professional Director Advanced Certification from the American College of Corporate Directors.

Select Skills and Qualifications:

Ms. Zane's qualifications to serve on our Board include her executive experience in the healthcare industry, specifically as the chief executive officer of a large urban academic (teaching and research) medical center, in addition to her experience as a director at other public companies.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF ALL TEN OF THESE NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE

Overview

To guide the operation and direction of the Board and its committees, our Board has established our Corporate Governance Guidelines, charters for its standing committees and our Code of Conduct to reflect our commitment to good corporate governance and to comply with Delaware law, the rules and listing standards of the NYSE, the rules and regulations of the SEC and other legal requirements. These materials are available under "Governance Overview" in the "Investor Relations" section of our website at www.bostonscientific.com. These materials are also available in print free of charge to stockholders, upon written request to Boston Scientific Corporation, Investor Relations, 300 Boston Scientific Way, Marlborough, Massachusetts 01752.

Our Board believes that good corporate governance is fundamental to the overall success of our business. To that end, our Board evaluates our corporate governance practices in light of applicable changes in Delaware law, the rules and listing standards of the NYSE, the rules and regulations of the SEC, and the rules and regulations under the Internal Revenue Code of 1986, as amended (the Code), as well as best practices suggested by recognized governance authorities, and makes modifications to our corporate governance practices that it determines are warranted.

Director Independence

Under the NYSE's Corporate Governance Standards, a majority of the Board must qualify as independent directors. However, our Corporate Governance Guidelines require that a significant majority of the Board qualify as independent directors. The NYSE Corporate Governance Standards define specific relationships that disqualify directors from being independent and further require that for a director to qualify as independent, the Board must affirmatively determine that the director has no material relationship with our Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with our Company).

In making determinations regarding independence, the Board applies the NYSE standards and broadly considers all relevant facts and circumstances known to it. For directors who will serve on the Compensation Committee, the Board considers all factors specifically relevant to determining whether a director has a relationship with our Company that is material to that director's ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to: (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by our Company to such director, and (ii) whether such director is affiliated with our Company, a subsidiary of our Company or an affiliate of a subsidiary of our Company — as required by the NYSE independence standards for compensation committee members.

The Board has determined that the following directors are independent under the independence standards set forth in the NYSE Corporate Governance Standards: Nelda J. Connors, Charles J. Dockendorff, Yoshiaki Fujimori, Donna A. James, Edward J. Ludwig, Stephen P. MacMillan, David J. Roux, John E. Sununu and Ellen M. Zane.

The Board monitors its compliance with NYSE requirements for director independence on an ongoing basis, including through an annual review of director questionnaires and consideration of transactions and relationships between each director or any member of his or her immediate family and the Company as well as other relevant facts and circumstances. The Board and the Nominating and Governance Committee considered the directors' responses to a questionnaire asking about their relationships with the Company (and their immediate family members' relationships with the Company) and other potential conflicts of interest, as well as material provided by management related to transactions, relationships or arrangements between the Company and the directors or parties related to the directors. The Board made its determination as to whether any relationship between a director and our Company is a material relationship based on the facts and circumstances of the relationship, the amounts involved in the relationship, the director's interest in such relationship, if any, and such other factors as the Board, in its judgment, deemed appropriate.

Director Nomination Process

The Nominating and Governance Committee is responsible for determining the appropriate skills and characteristics required of new Board members in the context of the current make-up of the Board. In so doing, the Nominating and Governance Committee considers, with input from the Board, those factors it deems appropriate, such as independence, experience, strength of character, judgment, technical skills, diversity, years of experience and the extent to which the individual would fill a present need on the Board. The aim is to assemble a Board that is strong in its collective knowledge and that consists of individuals who bring a variety of complementary attributes and who, taken together, have the appropriate skills and experience to oversee the Company's business. The Nominating and Governance Committee considers diversity as one of a number of factors in identifying nominees for director. It does not, however, have a formal policy in this regard. The Nominating and Governance Committee views diversity broadly to include diversity of experience, skills and viewpoint, as well as other diversity concepts such as ethnicity and gender.

Director nominees must, at a minimum, meet the general criteria outlined in our Corporate Governance Guidelines. Generally, directors should be individuals who have succeeded in their particular field and who demonstrate integrity, reliability, knowledge of corporate affairs and an ability to work well with others, and should also satisfy at least one of the following criteria:

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  demonstrated management ability at senior levels in successful organizations;

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  current or recent employment in positions of significant responsibility and decision making;

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  expertise in leading rapidly growing multi-national organizations; or

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  current and prior experience related to anticipated board and committee responsibilities in other areas of importance to our Company.

The Nominating and Governance Committee receives suggestions for new directors from a number of sources, including independent Board members and our Chairman and Chief Executive Officer. The Committee may also, at its discretion, employ a third-party search firm to assist in identifying candidates for director.

The Nominating and Governance Committee will also consider recommendations for Board membership submitted by our stockholders and other sources, and considers director nominees for election so submitted if the submission is made in accordance with the advance notice provisions of our By-Laws. The qualifications of candidates recommended by stockholders will be reviewed and considered by the Nominating and Governance Committee with the same degree of care and consideration as candidates for nomination to the Board submitted by independent Board members and our Chairman and Chief Executive Officer.

In May 2019, based on engagement with stockholders and benchmarking of corporate governance best practices, the Board amended our By-Laws to add proxy access. Our proxy access By-Law provision permits a stockholder, or group of up to 20 stockholders, meeting certain ownership and other requirements to include a nominee for director election in the Company's Annual Proxy Statement. The Board believes that this change enhances stockholder rights and provides increased accountability of the Company and our Board to our stockholders.

The full Board is responsible for final approval of new director candidates, as well as the nomination of existing directors for re-election. With respect to existing directors, prior to making its recommendation to the full Board, the Nominating and Governance Committee, in consultation with the Chairman of the Board, reviews each director's continuation on the Board as a regular part of the annual nominating process.

Under the advance notice provisions of our By-Laws, director nominations and proposals to bring any other business before the 2021 Annual Meeting of Stockholders by our stockholders must be received by our Corporate Secretary at our principal executive offices on or before November 25, 2020. Under the proxy access by-law provisions of our By-Laws, director nominations submitted for inclusion in our 2021 Annual Proxy Statement must be received no earlier than October 26, 2020 and no later than November 25, 2020. Director nominations by our stockholders must also satisfy the other procedures and requirements set forth in the advance notice and proxy access provisions of our By-Laws, as appropriate. Should you wish to submit a director recommendation or nomination, have it addressed to our Corporate Secretary at Boston Scientific Corporation, 300 Boston Scientific Way, Marlborough, Massachusetts 01752.

Board Refreshment

The Board has not established any term or age limits to an individual's membership on the Board. While these limits could help ensure that there are fresh ideas and viewpoints available to the Board, they have the disadvantage of causing the Company to lose the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. The Nominating and Governance Committee, as part of its annual assessment of the composition of the Board, reviews a director's continuation on the Board. The Company believes that, through regular evaluation of performance and the Company's needs, the Company will continue to achieve the appropriate balance between Boston Scientific experience and fresh ideas and perspectives.

Chief Executive Officer Succession

Pursuant to our Corporate Governance Guidelines, the Nominating and Governance Committee reports to the full Board periodically on succession planning for our Chief Executive Officer (and other executive officers, as appropriate). Our Chief Executive Officer discusses with the Board and the Nominating and Governance Committee, at least once per year, his recommendations and evaluations of potential successors to his position, including in the event of an unexpected emergency, and reviews development plans, if any, recommended for such individuals. Additionally, the Nominating and Governance Committee conducts an annual review of the CEO Succession Plan framework, which outlines certain high-level planning, notification and other actions, and is designed to minimize disruption in the event of a temporary or permanent absence of the Chief Executive Officer.

Board Leadership Structure

Our Board believes that it is important that it retain flexibility to make the determination as to whether the interests of the Company and our stockholders are best served by having the same individual serve as both Chief Executive Officer and Chairman of the Board or whether the roles should be separated based on the circumstances at any given time. Under our Corporate Governance Guidelines, the Board will appoint a Lead Independent Director when the Chief Executive Officer and Chairman of the Board roles are combined or if the Chairman is not otherwise independent. Pursuant to our Corporate Governance Guidelines, the Lead Independent Director is appointed annually, though is generally expected to serve for a renewable term of three years, subject to annual re-election to the Board. The Lead Independent Director will preside over meetings of our non-management directors, serve as liaison between our Chairman and the independent directors, work with the Chairman to establish agendas for Board and committee meetings, raise issues with management on behalf of the independent directors, consult with committee leadership, and carry out other duties as requested by the Board. The Lead Independent Director also has the authority to call special meetings of independent or non-management directors, as needed.

Mr. Mahoney has been our President and Chief Executive Officer since November 2012 and the Chairman of our Board since May 2016. In light of the fact that the Chief Executive Officer and Chairman of the Board roles have been combined since May 2016, the Board appointed Mr. Ludwig at that time to serve as Lead Independent Director, and re-appointed him to serve in that role for an additional three-year term in February 2019. Mr. Ludwig's qualifications to serve as our Lead Independent Director include his strong leadership experience as Chief Executive Officer and Chairman of the Board of Becton, Dickinson and Company, his service on the Board of CVS Health Corporation and the Chair of that board's Finance Committee, and as lead director on the Board of Aetna, Inc. prior to its acquisition by CVS Health Corporation. Our Board believes that this leadership structure, coupled with a commitment to Board independence, provides effective independent oversight of management, while fostering a constructive and cooperative relationship between the Board and management and allowing both the Board and management to benefit from Mr. Mahoney's day-to-day familiarity with our business operations.

Board Evaluations

Our Board of Directors conducts annual self-evaluations, overseen by the Nominating and Governance Committee in accordance with the committee's charter. The self-evaluations have been facilitated by a third party and have included in-person and telephonic interviews with directors and presentation of results by the facilitator to our Board and individual directors, as well as written reports to the Board.

Risk Oversight

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of our strategic and organizational objectives, to improve long-term organizational performance and to enhance stockholder value. A fundamental part of risk oversight is to understand the individual risks our Company faces, the steps management is taking to manage those risks, including the framework used by management for the coordinated oversight, control and continuous improvement of processes used to manage risk, and to assess management's appetite for risk. It is management's responsibility to manage risk and bring to the Board's attention material risks facing our Company. Our Board receives regular reports from management on matters relating to strategic and operational initiatives, financial performance and legal developments, which are each integrated with enterprise-risk exposures. The involvement of the full Board in approving our strategic plan is a key part of its assessment of the risks inherent in our corporate strategy.

While the Board has the ultimate responsibility for risk oversight, each committee of the Board also oversees risk to the extent that it relates to the committee's responsibilities, as outlined below. Each committee makes reports in its respective area of responsibility to the Board at the next regularly scheduled Board meeting immediately following the committee meeting.

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  The Audit Committee focuses on financial risk, including internal controls, legal and regulatory risks, as well as compliance risks of a financial nature, including those related to federal healthcare programs and healthcare providers, and receives an annual risk assessment report from our internal auditors. It also assists the Board in fulfilling its oversight responsibility with respect to compliance risks of a non-financial nature, including those related to federal healthcare programs and healthcare providers, and regulatory, quality and product safety issues that affect us. The Audit Committee receives an annual risk assessment from our Global Compliance Group.

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  The Finance Committee focuses on risk exposure and risk management strategies associated with our strategic initiatives, current and potential investments, as well as cash, debt and equity management and our ongoing ability to access capital markets. In addition, the Finance Committee consults with the Audit Committee, as necessary, to share information pertinent to the Audit Committee's consideration and oversight of the Company's risk and risk management programs and policies.

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  The Executive Compensation and Human Resources Committee evaluates and sets compensation programs that encourage decision-making predicated upon a level of risk consistent with our business strategy. The Executive Compensation and Human Resources Committee also reviews compensation and benefit plans affecting employees in addition to those applicable to executive officers.

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  The Nominating and Governance Committee oversees governance and succession risk, including Board and Chief Executive Officer succession, and evaluates director skills and qualifications to ensure the appropriate appointment of particular directors to our standing committees based upon the needs of that committee.

Given the Board's role in risk oversight, it believes that any leadership structure that it adopts must allow it to effectively oversee the management of the risks relating to our operations. Although there are different leadership structures that could allow our Board to oversee risk management effectively, and while our Board believes our current leadership structure will enable it to manage such risks effectively, it was one factor among many considered by our Board in selecting this leadership structure over other potential alternatives. For a discussion of the reasons why our Board has determined that its leadership structure is appropriate, please see the "Board Leadership Structure" above.

Communications with the Board

Stockholders and other interested parties who wish to communicate directly with any member of our Board, or our non-management directors as a group, may do so by writing to the Board of Directors or Non-Management Directors, Boston Scientific Corporation, c/o General Counsel, 300 Boston Scientific Way, Marlborough, Massachusetts 01752 or by contacting the Board via email at BSCboardofdirectors@bsci.com or non-management directors at non-managementdirectors@bsci.com. The Board has authorized the office of our General Counsel to review and organize, but not screen, communications from stockholders and other interested parties and deliver them to the Board or non-management directors, as applicable. We do screen commercial solicitations for appropriateness.

The Company is committed to stockholder engagement. In addition to the communication process detailed above, stockholders also have the opportunity to speak at our Annual Meeting of Stockholders, participate in the annual "say-on-pay" advisory vote and communicate with our active Investor Relations department, among other avenues for engagement. The Board seriously considers the views of stockholders in its decision-making process. For example, in May 2019, based on engagement with our stockholders and benchmarking of corporate governance best practices, the Board determined that it was in the best interest of the Company and our stockholders to approve amendments to the By-Laws to allow for proxy access, a process by which stockholders meeting certain requirements can nominate directors for election using the Company's proxy materials, and to recommend that stockholders approve amendments to the Corporation's By-Laws implementing a majority voting standard in uncontested director elections. The Board values the input of the stockholders who engaged with us on these important matters, and believes that the changes enhance stockholder rights and provide increased accountability of the Company and our Board to our stockholders.

Board and Committee Service Limitation

Without the approval of the Nominating and Governance Committee, no director may sit on more than three public company boards (in addition to our Board) and our Chief Executive Officer may not sit on more than one public company board (in addition to our Board). No director may serve simultaneously on the audit committees of more than three public companies (including the Company), unless the Board of Directors has determined that such service would not impair the ability of the member to effectively serve on the Company's Audit Committee, such determination to be disclosed in accordance with applicable NYSE or SEC rules. All of our Board members have complied with these limitations or procedures. In accordance with such procedures, the Nominating and Governance Committee and/or Board, as required, has reviewed and approved the following service of our directors:

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  At the May 2017 Board meeting, the Board made a determination that the then-proposed service of Mr. Dockendorff on the audit committee of a fourth public company (including the Company) would not impair his ability to effectively serve on the Company's Audit Committee. The Board has reviewed this service on an annual basis thereafter and determined that it does not impair Mr. Dockendorff's ability to serve on the Company's Audit Committee.

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  At a Special Meeting in December 2019, the Nominating and Governance Committee reviewed and made a determination that the then-proposed service of Mr. Fujimori on the board of a fourth public company (in addition to the Company) would not impair his ability to serve on the Company's Board. In making its determination, the Committee considered, among other factors, Mr. Fujimori's strong record of attendance at meetings of the Board and the committee of which he is a member, the relative geographic proximity of the other companies on whose boards he serves, and his capacity to serve on another public company board.

  •
  Following review at its meeting in February 2020, the Nominating and Governance Committee made a determination by unanimous written consent that the potential service of Ms. Connors on the boards of five public companies for a brief, transitional period, if needed, would not impair her ability to serve on the Company's Board. Following this period, Ms. Connors would continue to serve on four public company boards, including the Company's Board. In making the determination, the Committee considered, among other factors, the duration of potential service on five boards, which if any, is anticipated to be brief.

Related Party Transactions

Our Board has adopted a written related party transaction policy to monitor transactions, arrangements or relationships in which the Company and any of the following have an interest: (i) any person who is or was (since the beginning of 2019, even if they do not presently serve in that role) an executive officer or director or director nominee; (ii) any person or entity who holds more than a 5% beneficial ownership of our common stock; (iii) any immediate family member of any of the foregoing; or (iv) any entity in which any of the foregoing persons is employed or is a general partner or principal or acts in any similar position in which such person or persons collectively have a 10% or greater beneficial ownership interest. The policy covers any related party transaction that meets the minimum threshold for disclosure under relevant SEC rules (generally, transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest).

Related party transaction oversight is the responsibility of our Nominating and Governance Committee. Our General Counsel is responsible for identifying any potential related party transactions and, if she determines that an existing or proposed transaction constitutes a related party transaction under the policy, she will provide relevant details and an analysis of the related party transaction to the Nominating and Governance Committee. The General Counsel provides an annual summary to the Nominating and Governance Committee of all transactions or relationships which she considered under this policy, including those that she determined do not constitute a related party transaction. If the General Counsel has an interest in a potential related party transaction, she will provide all relevant information to the Chairperson of the Nominating and Governance Committee, who will provide the information to the other members of such Committee. The Nominating and Governance Committee reviews relevant information concerning any existing or proposed transaction contemplated by the Company with an entity that is the subject of a disclosed relationship, and approves or rejects the transaction, with or without conditions or additional protections for the Company. Our related party transactions policy can be found in our Corporate Governance Guidelines available under "Governance Overview" in the "Investor Relations" section of our website at www.bostonscientific.com.

The daughter of Edward F. Mackey, our executive vice president, operations, is employed by the Company as a principal regulatory specialist in our Endoscopy business. During 2019, her total compensation, including base salary, bonus for 2018 paid in 2019, and taxable income from vesting of a prior year equity award was approximately $121,000. Her compensation was commensurate with that of other employees in similar positions within the Company. This transaction was ratified by the Company's Nominating and Governance Committee at its February 24, 2020 meeting.

Code of Conduct

We maintain a Code of Conduct, which has been approved by our Board, to ensure that our directors, employees and officers, including our Chief Executive Officer and Chief Financial Officer, understand the basic principles that govern our corporate conduct. The Code of Conduct is available under "Governance Overview" in the "Investor Relations" section of our website at www.bostonscientific.com. A stockholder may request a copy of the Code of Conduct by contacting our Corporate Secretary at Boston Scientific Corporation, 300 Boston Scientific Way, Marlborough, Massachusetts 01752. Any waivers or substantive amendments of the Code of Conduct will be disclosed on our website at www.bostonscientific.com.

Sustainability

In addition to our corporate governance policies, sustainability is a key focus of our business. We endeavor to reduce our environmental footprint on a global basis, engage with and support the communities where we operate, conduct our operations in a responsible and ethical manner, advance the growth and capabilities or our employees and develop innovative products that improve health care worldwide. By proactively addressing energy consumption, carbon output, waste management, and water use, we are making measurable progress toward shaping a better future for our planet, which directly impacts the wellbeing of our patients, customers, employees, communities, and investors. Using our Global Energy Management System, we implement our C3 strategy — Cut, Convert, Compensate — to cut energy use, convert to renewable sources instead of fossil fuels, and compensate with carbon offset projects as needed. This strategy helps us make progress towards our goals including using 100% renewable electricity by 2024, 90% renewable energy (all sources) by 2027, and achieving carbon neutrality in manufacturing and key distribution sites for all products by 2030.

For more, please see our sustainability report available at www.bostonscientific.com/performancereport.

MEETINGS AND BOARD COMMITTEES

Board Meetings and Director Attendance

The Board met four times in 2019. In 2019, each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of our Board of Directors (held during the period for which he or she has been a director) and (2) the total number of meetings of all committees of our Board of Directors on which the director served (during the periods that he or she served).

Directors are expected to prepare for and use reasonable efforts to participate in all Board meetings and meetings of the committees on which they serve. The Board and each committee will meet as frequently as necessary to properly discharge their responsibilities, provided that the full Board will meet at least four times per year. In addition, directors are expected to use reasonable efforts to attend Annual Meetings of Stockholders. At our 2019 Annual Meeting of Stockholders, all of our directors were in attendance.

Executive Sessions

Directors who qualify as independent directors within the meaning of the NYSE Corporate Governance Standards meet in executive sessions without management at every regularly scheduled Board meeting and at such other times as they deem appropriate. Our independent directors meet in executive session at least once annually. In 2019, our independent directors met in executive session without non-independent directors four times. The Chairman of the Board, if independent, or the Lead Independent Director, if the Chairman of the Board is not independent, will preside at executive sessions of independent directors. In his absence, the Chair of the Nominating and Governance Committee presides at these executive sessions, and, in his absence, the Chair of the Audit Committee presides.

Committees of the Board of Directors

Our Board currently has standing Audit, Executive Compensation and Human Resources, Nominating and Governance, and Finance Committees. All of the members of the Audit Committee, Executive Compensation and Human Resources Committee, and Nominating and Governance Committee meet the applicable independence requirements of the NYSE and the SEC. Our Board also establishes special committees from time to time to address specific issues or discrete matters as the need arises.

Each of our standing committees is governed by a written charter, which is subject to annual review by each respective committee and approval by the Board. Committee charters are available under "Governance Overview" in the "Investor Relations" section of our website at www.bostonscientific.com.

In March 2020, our Board determined that it would be in the best interests of the Corporation and our stockholders to dissolve the Finance Committee and create a Risk Committee, effective May 6, 2020. In addition, the Board added to the Nominating and Governance Committee's mandate oversight responsibility of environmental and social matters, and directed that corresponding changes be made to that committee's charter.

Board Committee Membership

As of March 13, 2020, our committee membership was as follows:

Name	Audit Committee	Executive Compensation and Human Resources Committee	Nominating and Governance Committee	Finance Committee

Nelda J. Connors		*		*
Charles J. Dockendorff	+			*
Yoshiaki Fujimori				*
Donna A. James		+	*
Edward J. Ludwig	*	*
Stephen P. MacMillan		*	*
Michael F. Mahoney
David J. Roux	*			+
John E. Sununu	*		+
Ellen M. Zane	*		*

*	Committee Member
+	Committee Chair

In connection with the changes to the committee structure described in the section titled "Committees of the Board of Directors", the Board also approved the following changes to committee composition, effective May 6, 2020: Mr. Roux will be Chair of the Nominating and Governance Committee, to replace Mr. Sununu; Mr. Sununu will be Chair of the newly established Risk Committee; and Mr. Ludwig will step down from the Audit Committee.

Audit Committee

Our Audit Committee met eleven times in 2019. Our Audit Committee is comprised of Messrs. Dockendorff, Ludwig, Roux and Sununu and Ms. Zane, each of whom meets the independence requirements of the NYSE and the SEC. The Board has also determined that each of Messrs. Dockendorff, Ludwig and Sununu and Ms. Zane is an "audit committee financial expert" as that term is defined in the rules and regulations of the SEC.

As outlined in its written charter, the primary purpose of the Audit Committee is to provide oversight of our accounting and financial reporting processes and audits of our financial statements, as well as of our global compliance program, including matters related to compliance with financial, legal and regulatory requirements. The Audit Committee has responsibility to, among other things:

  •
  provide assistance to our Board in the areas of corporate accounting, internal control, independent audit and reporting practices;

  •
  maintain, by way of regularly scheduled meetings, a direct line of communication among our directors, management, our internal auditors and our independent registered public accounting firm;

  •
  appoint our independent registered public accounting firm, evaluate its qualifications, independence and performance, and review its reports and other services, and has the right to terminate our independent registered public accounting firm;

  •
  pre-approve audit, audit-related and non-audit services performed for us by our independent registered public accounting firm; and

  •
  assist the Board in its oversight of financial, legal and regulatory compliance, including financial reporting, internal controls and financial risk exposure to the Company resulting from legal and regulatory compliance matters, and all other areas of compliance.

The Audit Committee Report can be found on page 112 of this Proxy Statement.

Executive Compensation and Human Resources Committee

Our Executive Compensation and Human Resources Committee (Compensation Committee) met five times in 2019. Ms. James, Ms. Connors, and Messrs. Ludwig and MacMillan are the current members of the Compensation Committee. The Compensation Committee is, and was during 2019, comprised exclusively of "independent directors," as defined by the NYSE, including under the heightened independence standards applicable to compensation committee members, "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (Exchange Act), and "outside directors" within the meaning of Section 162(m) of the Code.

As outlined in its written charter, the Compensation Committee has the responsibility to, among other things:

  •
  set the corporate goals and objectives relative to the Chief Executive Officer's compensation and evaluate the Chief Executive Officer's performance against those goals and objectives;

  •
  determine and approve our Chief Executive Officer's compensation;

  •
  review, oversee and determine (or make recommendations to the Board regarding) the total compensation package for our other executive officers;

  •
  review and approve all new employment, consulting, retirement, severance and change in control agreements, indemnification agreements and other arrangements proposed for our executive officers, except for employment agreements with the Chief Executive Officer or Chief Financial Officer, with respect to which it shall review and make recommendations to the Board, and periodically review and evaluate these arrangements for continuing appropriateness;

  •
  review and make recommendations to the Board regarding the compensation of our non-employee directors;

  •
  adopt and periodically review a comprehensive statement of executive compensation philosophy, strategy and principles; and

  •
  review and discuss with management how the Company's compensation policies and programs for all of its employees may create incentives that can affect risk and the management of that risk, as well as whether the Company's compensation programs are appropriately aligned with the Company's risk management.

The Compensation Committee may delegate its authority and duties to subcommittees or individual members of the Compensation Committee, as it deems appropriate in accordance with applicable laws and regulations. The Compensation Committee has delegated authority to our Chief Executive Officer to make equity grants to new hires and retention awards to existing employees who are not executive officers within predetermined guidelines. These grants are reviewed with the Compensation Committee at its next regularly scheduled meeting. The Compensation Committee may also delegate authority to make amendments to the Company's benefit plans and Global Employee Stock Ownership Plan to the Senior Vice President, Human Resources, that he or she determines to be necessary to maintain compliance with applicable law or other technical amendments that do not materially increase the cost of the plans to the Company.

Pursuant to its charter, the Compensation Committee has sole authority to retain or obtain advice from any compensation consultant, legal counsel or other advisor, as the Compensation Committee deems appropriate to assist the Committee in the performance of its duties, including the sole authority to approve the compensation and other terms and conditions of retention. Prior to any such retention, and on an annual basis, the Compensation Committee considers any factors relevant to such consultant's, legal counsel's or advisor's independence from management, including the factors specified in the NYSE Corporate Governance Standards or other listing rules, to evaluate whether the services to be performed will raise any conflict of interest or compromise the independence of such consultant, legal counsel or advisor. Semler Brossy Consulting Group, LLC (Semler Brossy) served as the Compensation Committee's independent compensation consultant in 2019. During 2019, Semler Brossy provided the following compensation services to the Compensation Committee:

  •
  reviewed and recommended the peer group of companies used in evaluating executive and director compensation;

  •
  provided information and commentary on executive and director compensation market trends;

  •
  collected and analyzed market pay data on director and executive compensation;

  •
  reviewed and provided commentary and recommendations on our executive and director compensation arrangements in comparison to market; and

  •
  reviewed and provided commentary on our proxy disclosures and management proposals concerning executive pay.

For additional information regarding the services provided by Semler Brossy, please see the Compensation Discussion & Analysis section.

In 2019, Semler Brossy and its affiliates did not provide additional services to the Company other than at the request of the Compensation Committee. After review and consultation with Semler Brossy, the Compensation Committee determined that Semler Brossy is independent, and there is no conflict of interest resulting from retaining Semler Brossy currently or during 2019. In reaching these conclusions, the Compensation Committee considered the factors set forth in the SEC rules and the NYSE listing standards.

In accordance with its annual review of its compensation consultant engagement, the Compensation Committee will evaluate the engagement of Semler Brossy in May 2020.

The Compensation Committee Report can be found on page 70 of this Proxy Statement.

Nominating and Governance Committee

The Nominating and Governance Committee met five times in 2019. Mr. Sununu, Ms. James, Mr. MacMillan and Ms. Zane are the current members of the Nominating and Governance Committee, each of whom is a non-employee director and meets the independence requirements of the NYSE.

As outlined in its written charter, the Nominating and Governance Committee has responsibility to, among other things:

  •
  recommend nominees for election and re-election to the Board;

  •
  ensure that Board nominees are qualified and consistent with our needs;

  •
  monitor significant developments in the law and practice of corporate governance for directors of public companies;

  •
  recommend Board committee assignments;

  •
  review and recommend Board policies and procedures;

  •
  review political contributions made by the Company;

  •
  monitor compliance with our stock ownership guidelines and with our related party transactions and board service policies;

  •
  oversee the Board and each committee of the Board in their annual performance self-evaluations;

  •
  recommend to the Board candidates for Chairman and Chief Executive Officer; and

  •
  review and assess a succession plan for the Chief Executive Officer.

The Nominating and Governance Committee is also responsible for reviewing with the Board, on an annual basis, the current size, structure and composition of the Board as a whole, and whether the Company is being well served by the current directors taking into account the following: the directors' degree of independence; business background, including any areas of particular expertise, such as accounting or related financial management expertise, marketing or technology; record of service (for incumbent directors), including attendance record; meeting preparation; overall contribution to the Board; employment status; gender; ethnicity; years of experience; availability for service to us; and our anticipated needs.

For information on the nomination process conducted by the Nominating and Governance Committee and our policies regarding stockholder nominations of directors, please see the Corporate Governance section titled "Director Nomination Process."

Finance Committee

The Finance Committee met four times in 2019. Mr. Roux, Ms. Connors, Mr. Dockendorff and Mr. Fujimori are the current members of the Finance Committee. The primary role of the Finance Committee is to provide a forum within the Board to review our overall financing plans and long-term strategic objectives, as well as our shorter-term acquisition and investment strategies and how these shorter-term activities fit within our overall business objectives.

As outlined in its written charter, the Finance Committee is charged with providing Board oversight of the financial management of the Company, approving strategic transactions for which the Board has delegated authority, making recommendations to the Board regarding larger transactions, and evaluating our financial strategies and policies. The Finance Committee has responsibility to, among other things:

  •
  review periodically with management our strategic business objectives and the manner in which transactional activity can contribute to the achievement of those objectives;

  •
  review strategic opportunities with management on a regular basis;

  •
  conduct periodic reviews of completed transactions to assess success achieved;

  •
  test the extent to which the projections and other assumptions relied upon in approving past transactions have borne out;

  •
  identify the factors differentiating more successful transactions from less successful ones;

  •
  evaluate the strategic contributions of these transactions; and

  •
  conduct periodic reviews of our cash investments and cash management policies, debt ratings and global financing objectives and strategies, including the review and approval of certain borrowing arrangements, capital expenditures and dispositions, and activities that may impact our capital structure.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee during 2019 were Ms. Connors, Ms. James, Mr. Ludwig and Mr. MacMillan. None of these Compensation Committee members is or has ever been an officer or employee of our Company. During 2019, no member of the Compensation Committee had a relationship that must be described under the SEC rules relating to disclosure of related person transactions. In 2019, none of our executive officers served on the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that had one or more of its executive officers serving on the Board or the Compensation Committee of the Company.

DIRECTOR COMPENSATION

Elements of Director Compensation

The Compensation Committee evaluates the appropriate level and form of compensation for non-employee directors at least annually and recommends changes to our Board when appropriate. Non-employee directors receive a combination of cash and equity compensation for their service on our Board. To determine the level of compensation for 2019, the Compensation Committee relied on the consulting services of Semler Brossy, as well as publicly available data describing director compensation in our peer group companies, to establish an appropriate and competitive level of compensation. The Compensation Committee generally aims to provide a level of compensation that is competitive with the median of peer and other similar companies. The Compensation Committee also took into consideration the significant amount of time and dedication required by our directors to fulfill their duties on our Board and Board committees as well as the need to continue to attract highly qualified candidates to serve on our Board. Our director compensation is as follows:

Non-Employee Directors

2019 Compensation

For their service for the annual term beginning on the date of the 2019 annual meeting of stockholders, we have compensated our non-employee directors as described below and in the following sections:

  •
  an annual cash retainer of $115,000;

  •
  an annual grant of equity with a value of $185,000;

  •
  an annual cash fee of $20,000 for the chair of each of our Board committees, other than the chair of our Audit Committee;

  •
  an annual cash fee of $25,000 for the chair of our Audit Committee; and

  •
  an annual cash fee of $40,000 to our Lead Independent Director.

The annual equity grants are made on the date of each annual meeting of stockholders. If a non-employee director is appointed to the Board on a date other than the annual meeting of stockholders, an equity grant in an amount equal to the then-current non-employee director annual award, prorated for the time period from the effective date of the appointment to the next annual meeting of stockholders, is made on the first trading day of the month following the month in which the new director was appointed to the Board. Such awards made to new non-employee directors become free from restriction upon the expiration of the new director's current term of office on the date of the annual meeting of stockholders immediately following the date of grant, subject to the director's continuation of service during such term. Additionally, if a non-employee director is appointed to the Board on a date other than the annual meeting of stockholders, the annual cash retainer for such director will be prorated for the time period from the effective date of the appointment to the next annual meeting of stockholders.

Cash Compensation

Each non-employee director receives the annual cash retainer and fees on a quarterly basis. For 2019, each non-employee director could elect to receive all or a portion of his or her cash compensation as one or both of two equity alternatives, each to vest on the date of the annual meeting of stockholders immediately following the date of grant, subject to the director's continuation of service during such term: (i) restricted stock valued based on the closing price of our common stock on the date of grant; and (ii) deferred stock units, valued based on the closing price of our common stock on the date of grant (with shares of our common stock to be issued only after a director's separation from Board service in accordance with the Boston Scientific Non-Employee Director Deferred Compensation Plan, as amended and restated, effective January 1, 2014 (the 2014 Non-Employee Director Deferred Compensation Plan)). Each non-employee director could also choose to defer receipt of all or a portion of his or her annual cash compensation under the 2014 Non-Employee Director Deferred Compensation Plan, as described further below.

Equity Compensation

The annual equity grants are made on the date of each annual meeting of stockholders and are subject to the terms and conditions of our 2011 Long-Term Incentive Plan (2011 LTIP). In 2019, each non-employee director could elect to receive his or her annual equity award as one or both of the following two equity compensation alternatives, each to vest on the date of the annual meeting of stockholders immediately following the date of grant, subject to the director's continuation of service during such term: (i) restricted stock valued based on the closing price of our common stock on the date of grant; and (ii) deferred stock units valued based on the closing price of our common stock on the date of grant (with shares of our common stock to be issued only after a director's separation from Board service in accordance with the 2014 Non-Employee Director Deferred Compensation Plan).

Amendment and Restatement of 2011 LTIP

If stockholders approve an amendment and restatement of the 2011 LTIP, among other amendments, a reasonable annual limit will be imposed on the cash and equity compensation that may be granted or paid to any non-employee director during a calendar year so that the accounting value of equity awards, when aggregated with cash compensation, granted to a non-employee director in any calendar year does not exceed $600,000. For more information on the proposed amendment and restatement of the 2011 LTIP, please see "Proposal 3: Approval of the Boston Scientific Corporation Amended and Restated 2011 Long-Term Incentive Plan."

Employee Directors

Directors who are also employees of the Company receive no compensation for serving on the Board or its committees.

Other Payments and Benefits

We pay or reimburse our directors for transportation, hotel, meals and other incidental expenses incurred in connection with their performance of services for us, including attending Board and committee meetings and participating in director education programs. Our corporate aircraft is made available to our directors for travel to and from our Board meetings, as well as for certain other Company business travel. We also extend directors' and officers' indemnity insurance coverage to each of our directors.

Non-Employee Director Deferred Compensation Plans

Each non-employee director may, by written election, defer receipt of all or a portion of the annual cash retainer, annual cash committee chair fees and equity compensation under our 2014 Non-Employee Director Deferred Compensation Plan. Cash amounts deferred can be invested in deemed investment options in which we credit the amount deferred plus any earnings from the chosen investment options. Investment options under the plan are generally the same as those offered under the Company's 401(k) Plan through Vanguard, except that, among other things, directors may not elect to invest in the BSC Stock Fund. Deferred cash amounts are payable, at the non-employee director's written election, in either a lump-sum or in annual installments after a director's separation from Board service or in a lump-sum on an earlier fixed date (in all cases, in accordance with the plan).

Director Stock Ownership Guidelines

We believe the stock ownership requirements for our non-employee directors align the interests of our directors with the long-term interests of our stockholders. Our director stock ownership guidelines provide that each non-employee director should own shares with a value equal to at least five times the director annual cash retainer within five years of his or her joining the Board. For purposes of satisfying this obligation, stock units and stock or stock unit deferrals under a Company deferred compensation plan may be included in the aggregate number of shares held by a director. All of our non-employee directors who have served five years or more currently meet our director stock ownership guidelines. The Nominating and Governance Committee monitors compliance with these guidelines on an annual basis. For information regarding the stock ownership guidelines applicable to our Chairman and Chief Executive Officer, please see the Compensation Discussion & Analysis section titled "Executive Stock Ownership Guidelines."

Director Compensation Table

The table below summarizes the compensation paid or earned by our non-employee directors for the year ended December 31, 2019.

Name(1)	Fees Earned or Paid in Cash ($)(2)(3)	Stock Awards ($)(2)(4)(5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)

Nelda J. Connors	115,000	184,979	2,492	—	302,471
Charles J. Dockendorff	140,000	184,979	—	—	324,979
Yoshiaki Fujimori	115,000	184,979	—	—	299,979
Donna A. James	135,000	184,979	—	—	319,979
Edward J. Ludwig	155,000	184,979	—	130	340,109
Stephen P. MacMillan	115,000	184,979	—	—	299,979
David J. Roux	135,000	184,979	—	224	320,203
John E. Sununu	135,000	184,979	—	—	319,979
Ellen M. Zane	115,000	184,979	—	—	299,979

(1)	Mr. Mahoney, the Chairman of our Board, President and Chief Executive Officer, is not included in this table because Mr. Mahoney did not receive any compensation for his services as a director in 2019. His compensation as an executive of the Company is discussed in the Compensation Discussion & Analysis and Executive Compensation sections.

(2)
The "Stock Awards" column and, to the extent a director received equity in lieu of cash compensation, the "Fees Earned or Paid in Cash" column, present grant date fair value (and the notes below present the individual grant date fair values) of each director's equity award computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. For a description of the assumptions used for purposes of determining grant date fair value, please see Note L — Stock Ownership Plans to our consolidated financial statements included in Item 8 — Financial Statements and Supplementary Data of our Annual Report on Form 10-K for the year ended December 31, 2019.
(3)
Messrs. Ludwig and MacMillan elected to receive equity in the form of deferred stock units for their entire cash retainer earned in 2019. The following table reports the equity granted to Messrs. Ludwig and MacMillan in lieu of cash for the one-year term beginning after the 2019 Annual Meeting of Stockholders.

Name	Equity Award	Grant Date	Number of Units(#)	Grant Date Fair Value($)	Vesting Date

Edward J. Ludwig	Deferred Stock Units	May 9, 2019	4,181	154,990	May 7, 2020
Stephen P. MacMillan	Deferred Stock Units	May 9, 2019	3,102	114,991	May 7, 2020

(4)
Each non-employee director elected at our 2019 Annual Meeting of Stockholders was granted an equity award with a value of $185,000. For each director that elected to receive restricted stock, the restricted stock vests on the date of the annual meeting of stockholders immediately following the date of grant, subject to the director's continued service during such term. For each director that elected to receive deferred stock units, the deferred stock units vest on the date of the annual meeting of stockholders immediately following the date of grant, subject to continued service during such term, and vested shares of stock will be issued to the director upon his or her separation from Board service in accordance with the 2014 Non-Employee Director Deferred Compensation Plan.
The annual equity awards to our directors during 2019 are shown below:

Name	Equity Award	Grant Date	Number of Shares/ Units(#)	Grant Date Fair Value($)	Vesting Date

Nelda J. Connors	Restricted Stock	May 9, 2019	4,990	184,979	May 7, 2020
Charles J. Dockendorff	Restricted Stock	May 9, 2019	4,990	184,979	May 7, 2020
Yoshiaki Fujimori	Deferred Stock Units	May 9, 2019	4,990	184,979	May 7, 2020
Donna A. James	Deferred Stock Units	May 9, 2019	4,990	184,979	May 7, 2020
Edward J. Ludwig	Deferred Stock Units	May 9, 2019	4,990	184,979	May 7, 2020
Stephen P. MacMillan	Deferred Stock Units	May 9, 2019	4,990	184,979	May 7, 2020
David J. Roux	Restricted Stock	May 9, 2019	4,990	184,979	May 7, 2020
John E. Sununu	Restricted Stock	May 9, 2019	4,990	184,979	May 7, 2020
Ellen M. Zane	Restricted Stock	May 9, 2019	4,990	184,979	May 7, 2020

The outstanding Restricted Stock, Restricted Stock Deferred and Deferred Stock Units held by the non-employee directors at December 31, 2019 are shown below:

Name	Outstanding Restricted Stock	Outstanding Deferred Stock Units and Restricted Stock Deferred

Nelda J. Connors	4,990	77,569
Charles J. Dockendorff	4,990	—
Yoshiaki Fujimori	—	18,111
Donna A. James	—	13,484
Edward J. Ludwig	—	27,673
Stephen P. MacMillan	—	45,694
David J. Roux	4,990	—
John E. Sununu	4,990	81,757
Ellen M. Zane	4,990	—

For more information on the beneficial ownership of our directors, please see the section titled "Certain Beneficial Ownership Matters".

(5)	The outstanding, unexercised stock options at December 31, 2019, pursuant to stock option awards previously granted to non-employee directors, all of which have vested, are shown below.

Name	Outstanding Stock Options

Edward J. Ludwig	16,818
Stephen P. MacMillan	34,493

(6)
The amounts in this column represent the "above-market" portion of 2019 earnings under the interest crediting investment option available under the Non-Employee Director Deferred Compensation Plan. The interest rate used under the plan each year is the Moody's Composite Yield on Seasoned Corporate Bonds for the month of September of the preceding year. For 2019, the interest rate used under the plan was 4.39%, the Moody's rate in September 2018. Under SEC rules, interest on non-qualified deferred compensation is considered "above-market" if the interest rate exceeds 120% of the federal long-term interest rate, with compounding at the rate that corresponds most closely to the rate under the plan, at the time the interest rate or formula is set. For 2019, 120% of the applicable federal long-term interest rate was 3.63%.
(7)
The amount reflected in the "All Other Compensation" column represents the aggregate incremental cost to us for personal use of our corporate aircraft by Messrs. Ludwig and Roux, as well as any incremental costs associated with persons accompanying them on business travel, if applicable. We calculate the incremental cost to us by dividing the total annual variable operating costs for the corporate aircraft by the number of in-flight hours during the year. The resulting dollar per hour amount is then multiplied by the number of hours flown for personal use by Messrs. Ludwig and Roux during the year, including the "dead head" costs of flying the aircraft to and from locations for personal use. For additional details regarding our corporate aircraft, please see the footnotes to the Executive Compensation section titled "Summary Compensation Table." The amount in this column excludes $503 and $1,116 of disallowed Company tax deductions attributable to Messrs. Ludwig and Roux, respectively, for personal use of the corporate aircraft during the year.

EXECUTIVE OFFICERS

Our Executive Officers

As of March 13, 2020, our executive officers were as follows:

Name	Age	Title

Michael F. Mahoney	55	Chairman of the Board, President and Chief Executive Officer
Kevin J. Ballinger	47	Executive Vice President and President, Interventional Cardiology
Daniel J. Brennan	54	Executive Vice President and Chief Financial Officer
Arthur C. Butcher	49	Executive Vice President and President, Asia Pacific
Wendy Carruthers	51	Senior Vice President, Human Resources
Jodi Euerle Eddy	47	Senior Vice President and Chief Information Officer
Joseph M. Fitzgerald	56	Executive Vice President and President, Rhythm Management
Edward F. Mackey	57	Executive Vice President, Operations
Professor Ian T. Meredith AM	63	Executive Vice President and Global Chief Medical Officer
Jeffrey B. Mirviss	54	Executive Vice President and President, Peripheral Interventions
Maulik Nanavaty	58	Senior Vice President and President, Neuromodulation
David A. Pierce	56	Executive Vice President and President, MedSurg and President, Endoscopy
Desiree Ralls-Morrison	53	Senior Vice President, General Counsel and Corporate Secretary
Meghan Scanlon	47	Senior Vice President and President, Urology and Pelvic Health
John Bradley Sorenson	52	Senior Vice President, Manufacturing and Supply Chain
Eric Thépaut	58	Executive Vice President and President, Europe, Middle East and Africa

Biographical Information About Our Executive Officers

For Michael F. Mahoney, please see his biography in Proposal 1: Election of Directors.

Kevin J. Ballinger is our executive vice president and global president, Interventional Cardiology, a position he has held since March 2017. In his current role, Mr. Ballinger is responsible for developing and bringing to market innovative solutions that diagnose and treat coronary artery disease and structural heart disorders. Prior to that, he served as senior vice president from January 2013 to February 2017. Mr. Ballinger has more than 20 years of interventional cardiology experience. Prior to his current role, he was also president, Interventional Cardiology and held a variety of engineering and general management positions within our Interventional Cardiology and Peripheral Interventions business units, including vice president and general manager, group program management, cardiology, rhythm and vascular; vice president of research and development, Peripheral Interventions and vice president of program management, Cardiovascular. Mr. Ballinger earned a B.S. in mechanical engineering from Michigan Technological University and an M.B.A. from the University of Minnesota.

Daniel J. Brennan is our executive vice president and chief financial officer, a position he has held since January 2014. In this role, he is responsible for several company functions, including global controllership, global internal audit, corporate finance, treasury, corporate tax, investor relations, and corporate business development. Prior to that, he was the Company's senior vice president and corporate controller, a role he served in since January 2010. Since joining Boston Scientific in December 1996, Mr. Brennan has held roles with increased responsibilities, including vice president and assistant corporate controller, vice president of finance and information technology for worldwide financial and strategic planning, investor relations, international finance and Cardiovascular, group controller of the non-vascular business and controller of the Meditech Vascular business. He holds a B.S. degree in Finance and Investments and an M.B.A from Babson College. Mr. Brennan is also a certified public accountant and a member of the board of overseers of Babson College. He currently is a member of the board of directors of Nuance Communications.

Arthur C. Butcher is our executive vice president and president, Asia Pacific, a position he has held since February 2020. In this role, he is responsible for overseeing the continued growth of our company and the ongoing development of our leadership teams in Asia Pacific. Prior to his current role, Mr. Butcher served as our senior vice president and president, Endoscopy, a position he held since July 2016. In this role, he was responsible for developing and bringing to market less invasive devices for treating gastrointestinal and pulmonary conditions. He also served as vice president & general manager, Japan Endoscopy from August 2014 to June 2016. Mr. Butcher has held a variety of marketing and strategic planning management positions within the Endoscopy and Urology and Pelvic Health businesses, including vice president of global marketing, Endoscopy division from April 2011 to August 2014, and vice president of new business development and strategic planning, Urology & Women's Health. Since joining Boston Scientific in 1997, Mr. Butcher has held management roles with increasing responsibility and has deep experience across divisions. He holds a B.A. in International Relations from the University of Pennsylvania and an M.B.A. from Columbia University.

Wendy Carruthers is our senior vice president, human resources, a position she has held since December 2012. In this role, she is responsible for overseeing the Company's human resources activities globally, including human resources operations and services, total rewards, talent management, diversity and inclusion and community engagement. Prior to her current role, Ms. Carruthers served as the head of human resources on an interim basis from August 2012 to November 2012, as well as our vice president of global talent management from January 2011 to November 2012. Ms. Carruthers has been with Boston Scientific since 2004 and has held various positions such as, vice president of human resources for our Europe, Middle East and Africa region; vice president of human resources for Europe and director of human resources for Europe. Prior to joining Boston Scientific, Ms. Carruthers was vice president of human resources, Europe for Cable & Wireless. Ms. Carruthers holds a B.A. First Class Honors Degree in Modern Languages from the University of Salford and is a Fellow of the Chartered Institute of Personnel and Development. She is a Board member of Envista Holdings Corporation, the Boston Scientific Foundation and the Greater Boston Food Bank.

Jodi Euerle Eddy is our senior vice president and chief information officer, a position she has held since December 2015. Ms. Eddy joined the Company in December of 2013 as our vice president, Information Systems. In her current role, Ms. Eddy is responsible for positioning the Company for success across multi-disciplinary information technology (IT) needs and overseeing the Company's strategy for digital health, data analytics, and cyber security capabilities. Ms. Eddy leads an IT organization of employees and contractors worldwide focused on continued advancement into complex, integrated IT solutions to address evolving customer and patient data needs. Prior to joining Boston Scientific, Ms. Eddy progressed through several roles of increasing leadership of information systems positions over 18 years at General Electric, including serving as the commercial chief information officer for the Oil and Gas business from October 2012 until December 2013; chief commercial information officer for the Measurement and Control business from October 2011 until February 2012; and chief information officer for the Engineered Systems business from October 2008 until February 2011. Ms. Eddy earned a B.S. in computer science from Southern Connecticut State University. She holds certifications in Master Black Belt Six Sigma, CISSP and CISCO CCNA.

Joseph M. Fitzgerald is our executive vice president and president, Rhythm Management, a position he has held since February 2014, having previously served as senior vice president and president, Cardiac Rhythm Management from July 2011. In this role, he is responsible for developing and bringing to market the most advanced and least invasive rhythm management technologies. He served as senior vice president and president, Endovascular from February 2010 until July 2011. Prior to that, Mr. Fitzgerald was president and general manager of Peripheral Interventions and president of Electrophysiology. Mr. Fitzgerald held a variety of management positions in our Neurovascular and Peripheral Interventions businesses. These included numerous regional and divisional sales management assignments up to and including his roles as vice president, global marketing for the Neurovascular business and vice president of U.S. sales for the Neurovascular business. Prior to joining Boston Scientific in 1990 as a sales representative, Mr. Fitzgerald was with Anheuser Busch, Inc., where he held a variety of sales, marketing and training assignments. Mr. Fitzgerald holds a B.S. in Business from Indiana University and an M.B.A. from Southern Illinois University with a concentration in Marketing and Finance.

Edward F. Mackey is our executive vice president, Operations, a position he has held since February 2015. In this role, he is responsible for global manufacturing and supply chain, quality and regulatory affairs, IT, global business services, global business excellence, and corporate research and development. Prior to joining Boston Scientific, Mr. Mackey was worldwide president of DePuy Synthes Power Tools, a division of Johnson & Johnson from November 2012 to January 2015, and vice president of integration for Johnson & Johnson's acquisition of Synthes from June 2010 to November 2012. Early in his career, Mr. Mackey held management positions in operations, quality and product development at Raytheon's Mille Systems division. In 1995, he moved to Johnson & Johnson Orthopaedics as a plant manager and progressed through a series of manufacturing and supply chain leadership roles, becoming worldwide vice president of supply chain and manufacturing for DePuy. Mr. Mackey holds a Bachelor's degree in Mechanical Engineering from Worcester Polytechnic Institute and an M.B.A from the University of Massachusetts.

Professor Ian T. Meredith AM is our executive vice president and global chief medical officer, a position he has held since January 2017. In this role, he is responsible for leading clinical science and medical affairs across Boston Scientific and providing global leadership of the company's clinical trial strategy. Prior to joining Boston Scientific, Professor Meredith served as professor and director of MonashHeart, and executive director of the Monash Cardiovascular Research Centre at Monash University in Melbourne, Australia, from September 2005 to December 2016. Professor Meredith has over 25 years of experience as a clinical and interventional cardiologist and also served as director of the Cardiac Catheterization Laboratories and Interventional Cardiology. Professor Meredith has been a member of the Board of the National Heart Foundation (Australia) and a member of the Cardiac Society of Australia and New Zealand National Board. Professor Meredith received a Ph.D. from the Baker Institute in Melbourne and an Order of Australia (AM) in the General Division for service to medicine in the field of Cardiology as a clinician and researcher. In 2019, Professor Meredith received a Doctor Laws honoris causa from Monash University for distinguished and exceptional service to the field of medicine and healthcare.

Jeffrey B. Mirviss is our executive vice president and president, Peripheral Interventions, a position he has held since February 2020. In this role, he is responsible for developing and bringing to market innovative solutions for treating patients with arterial and venous system blockages and cancer. Prior to his current role, he was our senior vice president and president, Peripheral Interventions, from January 2013 until January 2020, and president, Peripheral Interventions from July 2011 to January 2013. Mr. Mirviss has more than 28 years of experience in medical device and pharmaceutical general management, marketing and sales. Since joining Boston Scientific in 1997, Mr. Mirviss also served as our vice president, Group Global Marketing, Cardiology, Rhythm and Vascular and vice president, Global Cardiology Marketing. Prior to joining Boston Scientific, Mr. Mirviss worked for companies ranging in size from a pre-revenue venture-backed medical device startup to Dow 30 companies. He holds a Bachelor's degree from the University of Minnesota and an M.B.A. from the University of St. Thomas.

Maulik Nanavaty is our senior vice president and president, Neuromodulation, a position he has held since September 2011. In this role, he is responsible for developing and bringing to market innovative, less-invasive microelectronic implantable technologies used to treat chronic neuropathic pain and neurological diseases such as Parkinson's disease and other chronic conditions. Prior to his current role, Mr. Nanavaty was our president of Boston Scientific Japan; he also served as vice president and general manager, Interventional Cardiology, Boston Scientific Japan. Mr. Nanavaty joined Boston Scientific in 2005 as vice president, corporate strategy, Boston Scientific Japan. Prior to joining Boston Scientific, Mr. Nanavaty spent 16 years working in various executive positions at Baxter International, Inc. and Baxter Japan. Mr. Nanavaty earned a Ph.D. in Pharmaceutical Sciences from the University of Illinois and an M.B.A. from the University of Chicago.

David A. Pierce is our executive vice president and president, MedSurg a position he has held since April 2018, and president, Endoscopy, a role he has held since February 2020. In this role, he has direct responsibility for the Endoscopy business, Canada and Latin America regions, and corporate marketing and market access, as well as oversight responsibility for the Urology and Pelvic Health business. Prior to his current role, Mr. Pierce served as the Senior Vice President and President, Urology and Pelvic Health since July 2016. In that role, he developed and executed strategies to bring to market industry-leading solutions for treating patients with urological, urogynecological and gynecological diseases. Previously, Mr. Pierce served as senior vice president and president, Endoscopy since 2011, and vice president, marketing for Endoscopy as well as group marketing director in the Endoscopy business. He joined Boston Scientific in 1991 as a territory manager before assuming management-level positions of increasing responsibility. Prior to joining Boston Scientific, Mr. Pierce also served as senior sales representative for Airborne Express and as a Captain in the United States Army. He earned a B.S. in Business Administration from Norwich University and an M.B.A. from Boston University.

Desiree Ralls-Morrison is our senior vice president, general counsel and corporate secretary, a position she has held since November 2017. In this role, she is responsible for providing global legal leadership across all of our businesses, regions and functions, and overseeing the company's global compliance function. Before joining Boston Scientific, she was senior vice president, general counsel and corporate secretary, and head of the global litigation, government affairs and public policy organizations, for Boehringer Ingelheim USA, Inc. since October 2013. Prior to that, she spent nine years at Johnson & Johnson, most recently as general counsel for the consumer group, and previously progressed through roles of increasing responsibility, including senior counsel, assistant general counsel, and vice president of law for the women's health, nutritionals and over-the-counter businesses. Earlier in her career, Ms. Ralls-Morrison was a senior attorney and assistant counsel at Merck & Co, Inc., focusing largely on regulatory and product liability matters, and prior to that, she held litigation roles at the law firms of Kelley Drye & Warren LLP and Shipman & Goodwin LLP. She recently served on the Danbury Hospital/New Milford Hospital Board of Directors, The Inner-City Foundation for Charity and Education and the Lawyer's Collaborative for Diversity. Desiree earned her

B.A. in economics and political science from Wesleyan University and her J.D. from Harvard Law School.

Meghan Scanlon is our senior vice president and president, Urology and Pelvic Health, a position she has held since February 2020. In this role, she is responsible for developing and bringing to market innovative, industry-leading solutions for urological, urogynecological, and gynecological diseases. Prior to her current role, Ms. Scanlon served as vice president and general manager for the global Urology and Pelvic Health commercial organization, with responsibility for overseeing the stone, prostate health, prosthetic urology and women's health franchises. Since joining Boston Scientific in 2014 as vice president, global marketing for Endoscopy, she has progressed through roles of increasing responsibility in Urology and Pelvic Health and Endoscopy, and played a significant role in driving and shaping the global commercial organization structures and portfolio innovation strategies for both businesses. Prior to joining Boston Scientific, Ms. Scanlon spent nearly 15 years in leadership roles within the Johnson & Johnson medical device business and started her early career as a design engineer at Gillette. She holds a B.S. in Mechanical Engineering from Tufts University and both her M.B.A. and M.S.M.E. from Massachusetts Institute of Technology.

John Bradley Sorenson is our senior vice president, manufacturing and supply chain, a position he has held since November 2014. In this role, he is responsible for the global manufacturing and distribution of our products. Prior to his current role, he served as multi-site vice president, operations from 2008 to 2014. Mr. Sorenson held a variety of operations positions at Boston Scientific, supporting the Cardiac Rhythm Management, Neuromodulation, Interventional Cardiology, Peripheral Interventions and Structural Heart businesses and has more than 20 years of medical device manufacturing experience. Before joining Boston Scientific, he was president and chief operating officer of QRS Diagnostic and held manufacturing management positions at Federal Cartridge. Mr. Sorenson earned a B.A. in Economics from Gustavus Adolphus College and an M.B.A. from the University of Minnesota.

Eric Thépaut is our executive vice president and president, Europe, Middle East and Africa, a position he has held since February 2020. Prior to his current role, he was senior vice president and president, Europe, Middle East and Africa from December 2017 to January 2020, and senior vice president and president, Europe from January 2015 to December 2017. He also served as vice president Interventional Cardiology & Structural Heart, Europe, from December 2012 to December 2015. He joined Boston Scientific Europe, in 1996, as a business finance manager and earned roles of increasing responsibility in marketing and finance including vice president, Finance, Europe, general manager and vice president, France, and general manager and vice president of the France Group, comprised of France, Benelux and Middle East North Africa. Before joining Boston Scientific, Mr. Thépaut held management positions in treasury operations and auditing at Nestlé and financial planning and analysis at Apple, Inc. (then Apple Computer, Inc.). Mr. Thépaut earned his M.B.A. at Paris Dauphine University.

CERTAIN BENEFICIAL OWNERSHIP MATTERS

Security Ownership of Principal Stockholders

Set forth below are stockholders known by us to be the beneficial owner of more than 5% of our common stock as of March 13, 2020. As of March 13, 2020, there were 1,399,199,786 shares of our common stock outstanding.

Name and Address	Number of Shares Beneficially Owned		Percent of Shares Outstanding

BlackRock, Inc.	101,603,831	(1)	7.26%
55 East 52nd Street, New York, NY 10055
Capital World Investors	108,071,257	(2)	7.72%
333 South Hope Street, Los Angeles, CA 90071
FMR LLC/Abigail P. Johnson	127,514,507	(3)	9.11%
245 Summer Street, Boston, MA 02210
The Vanguard Group	109,016,849	(4)	7.79%
100 Vanguard Blvd., Malvern, PA 19355

(1)
Based solely on an amendment to Schedule 13G filed with the SEC on February 5, 2020. As of December 31, 2019, BlackRock reported that it possessed sole voting power with respect to 89,114,480 shares and sole dispositive power with respect to 101,603,831 shares. BlackRock reported that it did not possess shared voting or dispositive power over any shares.

(2)
Based solely on an amendment to Schedule 13G filed with the SEC on February 14, 2020. As of December 31, 2019, Capital World Investors reported that it possessed sole voting power with respect to 107,356,426 shares and sole dispositive power with respect to 108,071,257 shares. Capital World Investors reported that it did not possess shared voting or dispositive power over any shares.

(3)
Based solely on an amendment to Schedule 13G jointly filed by FMR LLC and Abigail P. Johnson with the SEC on February 7, 2020. As of December 31, 2019, FMR LLC reported sole voting power with respect to 13,292,755 shares and each of FMR LLC and Abigail P. Johnson reported sole dispositive power with respect to 127,514,507 shares. FMR LLC and Abigail P. Johnson reported that the following subsidiaries of FMR LLC beneficially own shares: (i) FIAM LLC; (ii) Fidelity Institutional Asset Management Trust Company; (iii) Fidelity Investments Money Management, Inc.; (iv) Fidelity Management & Research (Japan) Limited; (v) Fidelity Management & Research Company; (vi) Fidelity Personal Trust Company; (vii) FMR Co., Inc.; and (viii) Strategic Advisors Inc.

(4)
Based solely on an amendment to Schedule 13G filed with the SEC on February 12, 2020. As of December 31, 2019, The Vanguard Group reported that it possessed sole voting power with respect to 2,157,081 shares, shared voting power with respect to 376,859 shares, sole dispositive power with respect to 106,607,732 shares and shared dispositive power with respect to 2,409,117 shares. Vanguard also reported that (i) Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 1,662,971 shares as a result of its serving as investment manager of collective trust accounts, and (ii) Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard, is the beneficial owner of 1,214,444 shares as a result of its serving as investment manager of Australian investment offerings.

Security Ownership of Directors and Executive Officers

The following table shows, as of March 13, 2020, the amount of our common stock beneficially owned by:

  •
  our directors and director nominees;

  •
  our executive officers named in the Summary Compensation Table; and

  •
  all of our directors and executive officers as a group.

"Beneficial ownership" includes those shares of our common stock the reporting person has the power to vote or transfer, stock options that are currently exercisable or exercisable within 60 days, and deferred stock units that may vest within 60 days. Unless otherwise indicated, the persons named below have sole voting and investment power over the shares listed.

Name	Number of Shares Beneficially Owned	Percent of Shares Outstanding

Nelda J. Connors(1)	128,001	*
Charles J. Dockendorff(2)	68,203	*
Yoshiaki Fujimori(3)	18,111	*
Donna A. James(4)	35,363	*
Edward J. Ludwig(5)	80,988	*
Stephen P. MacMillan(6)	81,135	*
David J. Roux(7)	55,005	*
John E. Sununu(8)	112,912	*
Ellen M. Zane(9)	27,043	*
Michael F. Mahoney(10)	4,988,359	*
Daniel J. Brennan(11)	581,688	*
Kevin J. Ballinger(12)	294,296	*
Joseph M. Fitzgerald(13)	941,336	*
Edward F. Mackey(14)	267,626	*
All directors and executive officers as a group (25 persons)(15)	9,768,363	*

*
Reflects beneficial ownership of less than one percent (1%) of our outstanding common stock.

(1)
Ms. Connors' beneficial ownership includes (i) 4,990 shares of restricted stock as to which she has sole voting but not investment power as the shares are unvested until the Annual Meeting, (ii) 45,442 shares of common stock held in the Nelda J. Connors Trust, of which she is the sole trustee, and (ii) 54,813 shares of restricted stock and 22,756 deferred stock units, both of which have been deferred pursuant to our Non-Employee Director Deferred Compensation Plan, the underlying shares of which she has neither voting nor investment power until such shares are distributed in accordance with the plan.

(2)
Mr. Dockendorff's beneficial ownership includes (i) 4,990 shares of restricted stock as to which he has sole voting but not investment power as the shares are unvested until the Annual Meeting and (2) 57,104 shares of common stock held in a grantor retained annuity trust, of which he is the trustee and annuitant.

(3)
Mr. Fujimori's beneficial ownership includes 18,111 shares of deferred stock units deferred pursuant to our Non-Employee Director Deferred Compensation Plan, the underlying shares of which he has neither voting nor investment power until such shares are distributed in accordance with the plan.

(4)
Ms. James' beneficial ownership includes (i) 21,879 shares of common stock held through The Donna A James Family Trust, of which she is the sole trustee, and (ii) 13,484 shares of deferred stock units deferred pursuant to our Non-Employee Director Deferred Compensation Plan, the underlying shares of which she has neither voting nor investment power until such shares are distributed in accordance with the plan.

(5)
Mr. Ludwig's beneficial ownership includes 27,673 deferred stock units deferred pursuant to our Non-Employee Director Deferred Compensation Plan as to the underlying shares of which he has neither voting nor investment power until such shares are distributed in accordance with the plan, and 16,818 shares of common stock subject to stock options exercisable within 60 days of March 13, 2020.

(6)
Mr. MacMillan's beneficial ownership includes 45,694 deferred stock units deferred pursuant to our Non-Employee Director Deferred Compensation Plan the underlying shares of which he has neither voting nor investment power until such shares are distributed in accordance with the plan, and 34,493 shares of common stock subject to stock options exercisable within 60 days of March 13, 2020.

(7)
Mr. Roux's beneficial ownership includes 4,990 shares of restricted stock as to which he has sole voting but not investment power as the shares are unvested until the Annual Meeting.

(8)
Mr. Sununu's beneficial ownership includes (i) 4,990 shares of restricted stock as to which he has sole voting but not investment power as the shares are unvested until the Annual Meeting and (ii) 21,708 shares of restricted stock and 60,049 deferred stock units, both of which have been deferred pursuant to our Non-Employee Director Deferred Compensation Plan, the underlying shares of which he has neither voting nor investment power until such shares are distributed in accordance with the plan.

(9)
Ms. Zane's beneficial ownership includes 4,990 shares of restricted stock as to which she has sole voting but not investment power as the shares are unvested until the Annual Meeting.

(10)
Mr. Mahoney's beneficial ownership includes 2,768,731 shares of common stock subject to stock options exercisable within 60 days of March 13, 2020.

(11)
Mr. Brennan's beneficial ownership includes 318,445 shares of common stock subject to stock options exercisable within 60 days of March 13, 2020.

(12)
Mr. Ballinger's beneficial ownership includes 214,211 shares of common stock subject to stock options exercisable within 60 days of March 13, 2020.

(13)
Mr. Fitzgerald's beneficial ownership includes 645,110 shares of common stock subject to stock options exercisable within 60 days of March 13, 2020 and 68,401 shares held in his 401(k) Plan account.

(14)
Mr. Mackey's beneficial ownership includes 201,917 shares of common stock subject to stock options exercisable within 60 days of March 13, 2020.

(15)
This amount includes 5,437,886 shares of common stock subject to stock options exercisable within 60 days of March 13, 2020 and 70,959 shares held in the 401(k) Plan accounts of our executive officers. Please refer to footnotes 1 through 14 above for additional details regarding the holdings of our directors, our director nominees and our Named Executive Officers.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons beneficially holding more than 10% of our common stock to file with the SEC reports of their ownership of our common stock and any changes in that ownership. To our knowledge, all of these filing requirements were timely satisfied in 2019. In making this statement, we have relied upon the written representations of our directors and executive officers and copies of reports that have been filed with the SEC.

COMPENSATION DISCUSSION & ANALYSIS

This discussion and analysis describes material elements of our 2019 compensation program for our Named Executive Officers (NEOs), which include our Chief Executive Officer (CEO), our Chief Financial Officer (CFO), and our three other most highly-compensated executive officers. NEOs for the year ended December 31, 2019 were as follows:

Michael F. Mahoney	Chairman of the Board, President and Chief Executive Officer
Daniel J. Brennan	Executive Vice President and Chief Financial Officer
Kevin J. Ballinger	Executive Vice President and President, Interventional Cardiology
Joseph M. Fitzgerald	Executive Vice President and President, Rhythm Management
Edward F. Mackey	Executive Vice President, Operations

Executive Summary

Strategic Imperatives Linked to 2019 Executive Compensation

During 2019, we continued to focus on the following five strategic imperatives to help drive innovation, accelerate profitable revenue growth and increase stockholder value:

  •
  strengthen execution to grow share in our served markets;

  •
  expand into high growth adjacencies that complement our core businesses;

  •
  drive global expansion, including in emerging markets;

  •
  fund the journey to fuel growth through optimization and cost reduction initiatives and a reallocation of spending to support growth initiatives; and

  •
  develop key capabilities to enable delivery of economic- and customer-focused products and solutions aligned with marketplace needs and to deliver on our diversity goals.

We believe that focus on these strategic imperatives will lead to strong performance across key financial metrics, including those incorporated into our short- and long-term incentive programs, described in further detail below.

Pay for Performance

Our short- and long-term incentive plans incorporate metrics designed to align with the objective of driving profitable growth and reward Company and individual progress related to the strategic imperatives. Below is a snapshot of 2019 adjusted financial performance metrics used in our short- and long-term incentive programs, as well as the most directly comparable reported metrics:

Reported Financial Performance Metrics	Adjusted Financial Performance Metrics
$10.735 billion	$10.525 billion
GAAP Net Sales	Adjusted Net Sales(1)(2) for Annual Bonus Plan
$3.33	$1.58
GAAP Net Income Per Share	Adjusted Net Income Per Share(1) (Adjusted EPS) for Annual Bonus Plan
$1.836 million	$2.007 billion
GAAP Operating Cash Flow Provided by Operating Activities	Adjusted Free Cash Flow(1) for Free Cash Flow Performance Share Program
102.77% 3-year Total Shareholder Return(3) For Total Shareholder Return Performance Share Program

(1)	Adjusted net sales, adjusted EPS and adjusted free cash flow are not prepared in accordance with generally accepted accounting principles in the United States (GAAP). For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures and insight into how these non-GAAP measures are considered by management, please see Annex A.
(2)
Adjusted net sales excludes the impact of foreign currency fluctuations. Adjusted EPS excludes the impact of goodwill and intangible asset impairments, acquisition- and divestiture related net charges, restructuring and restructuring-related net charges, litigation-related net charges, investment impairment charges, EU Medical Device Regulation implementation-related charges, debt extinguishment charges, certain tax-related items, and amortization expense.
(3)
3-year Total Shareholder Return for the period from January 1, 2017 to December 31, 2019. Please see the Executive Compensation section titled "2019 Total Shareholder Return Performance Share Program" for how we calculate Total Shareholder Return.

CEO's Total Direct Compensation Aligns with Company Performance

Our executive compensation philosophy is to provide appropriate competitive compensation opportunities to our executives with actual pay outcomes tied to achievement of Company and individual performance targets in support of our business strategy and creation of long-term stockholder value.

Each year, the Compensation Committee assesses our CEO's actual compensation relative to the Company's performance. The following graph shows the relationship of our CEO's total direct compensation (as disclosed in the Summary Compensation Table) (TDC) compared against our cumulative total shareholder return (TSR) performance in each of the last three years. The TDC in this chart consists of base salary and annual short- and long-term incentives. As illustrated, CEO compensation was generally aligned with Company performance.

CEO Compensation(1)
Summary Compensation Table Total Direct Compensation
versus 3-Year Total Shareholder Return(2)

CEO Pay and 3-Year Indexed Total Shareholder Return

(1)	Amounts in the 2017, 2018, and 2019 columns were calculated as follows:

•

the values of the annual equity awards granted on February 28, 2017, February 15, 2018, and February 21, 2019, were determined in accordance with FASB ASC Topic 718, as described in the footnotes to the Executive Compensation section titled "Summary Compensation Table";

• the actual Annual Bonus Plan award for 2017, 2018, and 2019; and
• the annual base salary earned in 2017, 2018, and 2019.
(2)
Total shareholder return was calculated in accordance with the methodology described in the Executive Compensation section titled "2019 Total Shareholder Return Performance Share Program" and based on $100 invested on December 31, 2016.

The following chart shows the value of the primary elements of total direct compensation, consisting of base salary and annual short- and long-term incentives, for our CEO in 2019 (i) at "target" opportunity as considered by our Compensation Committee; (ii) as disclosed in our Summary Compensation Table; and (iii) as "realizable" at December 31, 2019. These values were calculated using the 2019 base salary, annual equity incentives and Annual Bonus Plan ("ABP") award amounts for our CEO as set forth in the table following the chart below.

2019 CEO Compensation
Target vs. Summary Compensation Table vs. Realizable

Valuation of Compensation Component
	Base Salary	ABP Award	Long-Term Incentives

Target	Annual base salary approved in February 2019	Target 2019 Annual Bonus Plan award	Annual equity awards granted on February 21, 2019, with (a) stock options valued in accordance with FASB ASC Topic 718 and (b) service-based deferred stock units (DSUs) and performance-based DSUs valued at target (the number of units and target units awarded multiplied by the closing price of our common stock on the date of grant).
Summary Compensation Table	Annual base salary earned in 2019	Actual 2019 Annual Bonus Plan award	Annual equity awards granted on February 21, 2019, with the value of each award determined in accordance with FASB ASC Topic 718.
Realizable	Annual base salary earned in 2019	Actual 2019 Annual Bonus Plan award	Annual equity awards granted on February 21, 2019, with:

(a) stock options valued at their intrinsic value (number of options awarded multiplied by the closing price of our common stock on December 31, 2019 less the exercise price of such options);

(b) service-based DSUs valued using the number of units awarded multiplied by the closing price of our common stock on December 31, 2019;

(c) Total Shareholder Return (TSR) performance-based DSUs valued using 142% of the target TSR performance-based DSUs due to the Company's TSR rank being 23rd out of 60, or 63rd percentile (142% of the target number of units multiplied by the closing price of our common stock on December 31, 2019); and

(d) the free cash flow (FCF) performance-based DSUs valued using 90.1% of the target FCF performance-based DSUs (the actual percentage of target units earned under the program) multiplied by the closing price of our common stock on December 31, 2019.

The difference in value of the long-term incentive compensation portion of our CEO's TDC reflected in the "Realizable", "Target", and "Summary Compensation Table" columns is primarily due to three factors:

  •
  the increase in the closing price of our common stock on December 31, 2019 ($45.22) compared to the closing price of our common stock on February 21, 2019 ($40.12), the date of grant for the 2019 annual equity awards;

  •
  the 2019 FCF performance-based DSUs being earned at 90.1% of target based on FCF achievement of $2.007 billion against a target of $2.150 billion, which target represents approximately 3.86% growth over 2018 actual performance; and

  •
  the TSR performance-based DSUs granted in 2019 tracking at 142% of target as of December 31, 2019, due to the Company's TSR rank of 23rd out of 60 companies.

The lower equity value in the "Realizable" column of the chart above relative to that in the "Summary Compensation Table" column is driven by the FCF performance-based DSUs being earned at 90.1% of target. This demonstrates the sensitivity of CEO pay to the achievement of performance criteria, and, therefore, the linkage between our executive compensation program and the long-term interests of our stockholders. The long-term incentive portion of the CEO's compensation will remain "at-risk" and the value will vary until the completion of the vesting periods or until the exercise date for each of the equity awards.

A Significant Portion of our NEOs' 2019 Target TDC is At-Risk, Performance-Based Compensation

Our Compensation Committee ties a significant portion of our executives' target TDC to at-risk, performance-based incentive opportunities. For 2019, approximately 90.8% of the target value of the primary elements of TDC for our CEO and approximately 80.7% of the target value of the primary elements of TDC for our other NEOs as a group consisted of at-risk, performance-based incentive compensation, comprised of short-term incentives (Annual Bonus Plan award) and long-term incentives (performance- and service-based equity awards and stock options). For more details and a breakdown of the elements of TDC, please see the section titled "Elements of 2019 Executive Compensation, Primary Elements of Total Direct Compensation".

The percentages above were calculated using the 2019 base salary, target equity values and target Annual Bonus Plan award amounts for our NEOs. The allocation of the target value of the primary elements of TDC for our CEO and for our other NEOs as a group in 2019 was as follows:

*
The charts reflect the value of the primary elements of 2019 TDC opportunity as considered by the Compensation Committee. For details on valuation of components of TDC, please see "Target" in the chart entitled "Valuation of Compensation Component" above.

We believe our emphasis on at-risk, performance-based incentive compensation aligns our executives' financial interests with our business strategy and the short- and long-term interests of our stockholders, providing "pay for performance" and putting a significant portion of our executives' pay "at risk."

Executive Compensation Program Best Practices

Our Compensation Committee believes that a strong foundation for our compensation program is necessary to execute our executive compensation philosophy effectively. The following best practices serve as the foundation for our executive compensation program:

Say on Pay

At our 2019 Annual Meeting of Stockholders, we asked our stockholders to approve, on an advisory basis, the 2018 compensation of our then NEOs as disclosed in our 2019 Proxy Statement, commonly referred to as a "say-on-pay" advisory vote. Our stockholders approved the compensation of our then-NEOs with approximately 94.6% of the votes cast voting in favor of the proposal. In connection with its review of our compensation program against our executive compensation philosophy, business objectives and peer group practices, our Compensation Committee considered the prior years' modifications to our compensation programs in support of our executive compensation philosophy and best practices, the results of the say-on-pay advisory vote, as well as prior stockholder feedback. As a result, our Compensation Committee concluded that it would retain the overall structure and design of our compensation program, including its emphasis on at-risk, performance-based incentive compensation.

How We Determine Executive Compensation

Executive Compensation Philosophy and Objectives

Our philosophy is to provide appropriate competitive compensation opportunities to our executives such that actual pay outcomes are heavily influenced by achievement of Company, business and individual performance targets and objectives, which are designed to support of our business strategy and create long-term stockholder value. The core objectives of our compensation program are to:

Participants in the Compensation Process

Our Compensation Committee bears principal responsibility for, among other things, structuring our executive compensation program and making individual executive compensation determinations. To help facilitate informed determinations with respect to its responsibilities, our Compensation Committee engages an independent compensation consultant, Semler Brossy Consulting Group, LLC (Semler Brossy), which serves at the direction and under the supervision of our Compensation Committee. For further information about our Compensation Committee and the services provided by Semler Brossy, please see the Meetings and Board Committees section titled "Executive Compensation and Human Resources Committee." Semler Brossy and certain members of management support our Compensation Committee with respect to the following, among other things:

Independent Advisor
Semler Brossy Advisor to the Compensation Committee

•

Expertise-based advice, research and analytical services, including peer group composition, trends and comparative practices in executive compensation, program design and non-employee director compensation.

•

Commentary and/or recommendations as to the foregoing.

•

Participation in Compensation Committee meetings.

Management
Senior Vice President, Human Resources, and Total Rewards Management Team

•

Proposals, including regarding compensation and benefits design and pay levels, for executives' employment arrangements for new or promoted executives

•

Reporting and advisory on diversity and inclusion topics, including pay equity.

•

Expertise-based advice, research and analytical services, commentary and/or recommendations as to the foregoing.

•

Participation in Compensation Committee meetings.

Chief Executive Officer and other Executives

•

Overview of individual performance of direct reports.

•

Recommendations as to compensation of direct reports.

•

With respect to the CEO and General Counsel, participation in Compensation Committee meetings, except for determinations of their own compensation.

Competitive Market Analysis

Our Compensation Committee uses competitive market analysis as a decision-making reference. The Committee primarily considers executive compensation comparative data for our peer group companies to better understand trends and comparative practices, program design in the market within which we compete for top talent, and competitive levels and mix of target compensation opportunities provided to our executives. Our peer group includes companies (i) operating in a comparable industry with respect to customer base and/or product offerings, such as pharmaceuticals, biotechnology and life sciences, and healthcare equipment and services companies, and (ii) that, in the aggregate, approximate our size as measured by revenue and market capitalization.

Each year, with the assistance of its independent compensation consultant, our Compensation Committee reviews the composition and appropriateness of our peer group. The Committee considers the size, performance, and business focus of these companies in comparison to us. The peer companies used to establish 2019 compensation levels include:

2019 Peer Companies(1)(2)

			Total Shareholder Return (%)(2)
	Revenue ($ in billions)	Market Cap ($ in billions)
			One Year	Three Year

Abbott Laboratories	$31.9	$153.1	22.22%	127.47%
Agilent Technologies, Inc.(3)	$5.2	$26.4	20.26%	82.52%
Baxter International Inc.	$11.4	$42.3	27.10%	84.68%
Becton, Dickinson and Company	$17.3	$73.6	10.87%	58.30%
Danaher Corporation	$17.9	$106.7	42.36%	87.09%
Edwards Lifesciences Corporation	$4.3	$48.8	54.43%	167.73%
Hologic, Inc	$3.4	$14.0	21.47%	30.18%
Intuitive Surgical, Inc.	$4.5	$68.6	15.34%	168.97%
Medtronic plc(4)	$31.1	$152.1	22.02%	54.19%
Quest Diagnostics Incorporated	$7.7	$14.3	18.79%	26.38%
Stryker Corporation	$14.9	$78.5	24.65%	82.15%
Thermo Fisher Scientific, Inc.	$25.5	$129.5	33.03%	117.12%
Zimmer Biomet Holdings, Inc.	$8.0	$30.8	32.13%	45.36%
Boston Scientific Corporation	$10.7	$63.1	20.33%	102.77%
Ranking Relative to Peers(3)	8 of 14	8 of 14	10 of 14	5 of 14

(1)	Revenue is for the trailing four quarters as of December 31, 2019 and total shareholder return is calculated as of December 31, 2019, other than as otherwise noted. Market cap is calculated using the closing price of each company's common stock on December 31, 2019 multiplied by the number of outstanding shares of common stock as reported by the company in its most recent periodic report filed with the Securities and Exchange Commission.
(2)	Total shareholder return is calculated in accordance with the methodology described in the Executive Compensation section titled "2019 Total Shareholder Return Performance Share Program."
(3)	Agilent Technologies, Inc. revenue is provided as of October 31, 2019.
(4)	Medtronic plc revenue is provided for the trailing four quarters as of January 24, 2020.

In establishing 2019 pay levels for our NEOs, the Compensation Committee reviewed comparative pay information for the peer group companies through proxy research and, where peer group information was unavailable, from 2019 general industry survey data, as reported in the Equilar, Radford, and Willis Towers Watson surveys, which was calibrated to include companies comparable to our size and scope of each individual's responsibilities. The Company considers market data without regard for any particular percentile positioning. This allows us to retain flexibility to make individual decisions that reflect both market and internal considerations, including those described below under "Internal Pay Equity and Other Considerations."

Internal Pay Equity and Other Considerations

In addition to the competitive market analysis, the Committee considers multiple factors in formulating compensation decisions. These factors include:

  •
  internal pay equity;

  •
  individual performance and contributions;

  •
  the CEO's recommendations for other NEO compensation;

  •
  the primary elements of each NEO's TDC opportunity compared to the other NEOs;

  •
  the economic and retentive value of prior equity awards; and

  •
  current and prior work experience and future potential.

In considering internal pay equity, and the elements of an NEO's TDC opportunity compared to the other NEOs, the Committee also considers CEO compensation relative to the other NEOs. The Committee strives to maintain the appropriate balance in order to motivate the Company's executive team, retain key personnel in a highly competitive labor market, and support a robust succession planning process. The differences between CEO and NEO pay reflect the foregoing factors, as well as the Company's organizational structure.

Performance Considerations

We utilize a performance, development and coaching (PDC) process to help guide individual development and performance discussions and to assess annual performance. Our CEO conducts annual PDC reviews for all direct reports, assesses the performance results of those direct reports and makes recommendations to our Compensation Committee for its consideration. Our Compensation Committee reviews and evaluates our CEO's performance objectives and oversees the evaluation of his performance in relation to those objectives. For 2019, the overall performance of our executives, including our NEOs, supported a culture of high performance, integrity and accountability with clear expectations. These performance evaluations, among the other considerations described in this section, influence the Compensation Committee's decisions regarding our executives' base salaries, the individual component of their Annual Bonus Plan awards and, as an indication of future performance potential, their long-term equity incentive awards.

Chief Executive Officer and Compensation Committee Judgment

The application of CEO and Compensation Committee judgment is an important factor in setting and determining executive pay. We do not employ a purely formulaic approach to our executive compensation program. Target market guidelines and individual target TDC, financial and operational targets, individual performance objectives and funding formulae are established in advance; however, other Company and individual performance and other considerations may also be taken into account. For example, while the funding formula tied to Company-level financial performance targets are set in advance under our Annual Bonus Plan, our Compensation Committee is able to reduce the total

Annual Bonus Plan funding percentage (Total Bonus Pool), to not less than 50% of the target, based on its assessment of the Company's progress toward achievement of our quality objectives, which are critical to our commitment to providing high quality products to our customers and patients. Additionally, beginning with our 2019 Annual Bonus Plan program, the Compensation Committee may also reduce the Total Bonus Pool funding percentage, to not less than 50% of the target, based on performance against operating income margin targets, which takes into consideration the Company's profitability and commitment to our shareholders, as well as affordability of the proposed bonus funding.

Elements of 2019 Executive Compensation

Primary Elements of Total Direct Compensation

We compensate our executives primarily through total direct compensation, namely in the form of base salary and short- and long-term incentives (the primary elements of TDC). Our primary elements of TDC are heavily weighted towards variable, at-risk performance-based elements, which are reflected below and in the charts under the section above titled "A Significant Portion of our NEOs' 2019 Target TDC is At-Risk, Performance-Based Compensation."

The key features and objectives of the primary elements of our NEOs' 2019 TDC are summarized in the table below.

TDC Elements	Key Features	Objectives

Base Salary	Fixed annual cash amount, paid at regular intervals.	Attract and retain talented executives and provide stable source of income.
Short-Term Incentives — Annual Bonus Plan Awards	At risk, performance-based annual cash incentive opportunity.	Align executive compensation with our business strategy, quality, and profitability objectives.
	—Funding of Total Bonus Pool based on Company performance against two important financial performance targets.	Focus and reward based on the achievement of important financial, operational and individual performance objectives.
—Allocation of funded Total Bonus Pool, based on regional, business and functional performance against specific financial and/or operational performance targets.
—Actual payout based on individual performance.
Long-Term Incentives — Equity Awards	At risk, performance-based equity incentive opportunity.	Focus talent/organization on important financial measures and long-term stockholder value.
	Mix of opportunity comprised of:	Reward based on:
	—25% target TSR performance-based DSUs	—our TSR relative to that of other S&P 500 Healthcare Index companies
	—25% target FCF performance-based DSUs	—our adjusted free cash flow measured against our target performance
	—25% stock options	—our stock price increase
	—25% service-based DSUs	—our stock price

Base Salary

In determining the 2019 base salaries of our NEOs (other than our Chief Executive Officer), our Compensation Committee also considered the recommendations of our Chief Executive Officer in light of the general factors discussed above, including their overall performance ratings for the prior year.

The 2019 base salaries (rounded to the nearest thousand) for our NEOs, as well as the percentage increase from their 2018 base salaries for our current NEOs who were also NEOs in 2018, are set forth below.

Name	2018 Base Salary	2019 Base Salary	% Increase

Michael F. Mahoney	$1,240,000	$1,280,000	3.2%
Daniel J. Brennan	$625,000	$660,000	5.6%
Kevin J. Ballinger	$570,000	$590,000	3.5%
Joseph M. Fitzgerald	$650,000	$670,000	3.1%
Edward F. Mackey	—	$580,000	—

Short-Term Incentives

Our Compensation Committee annually reviews the design of our Annual Bonus Plan to help ensure that the program continues to support our executive compensation philosophy and core compensation program objectives. In finalizing the design for 2019, our Compensation Committee retained substantially all of the provisions of our 2018 Annual Bonus Plan, which was designed to reinforce the concept of "pay for performance," align our short-term incentives with important financial and operational measures and the long-term interests of our stockholders, and to incentivize and reward individual performance. The Compensation Committee also retained the discretion to reduce the Total Bonus Pool funding percentage, to not less than 50% of the target, based on its assessment of the Company's achievement of our quality objectives, and, beginning with our 2019 Annual Bonus Plan, based on performance against the operating income margin target. This discretion reinforces our commitment to providing quality products for our customers and patients, and takes into consideration the Company's profitability and commitment to our shareholders, as well as affordability of the proposed bonus funding.

2019 Annual Bonus Plan Awards Paid to Our NEOs

After funding the Total Bonus Pool, the actual amount of an executive's Annual Bonus Plan award is ultimately determined as follows:

Annual Base Salary x Target Award Percentage	x	Participating Unit Performance Percentage (50% - 150%)	x	Individual Performance Percentage (0% - 150%)	=	Annual Bonus Plan Award (0% - 225%)

Total Bonus Pool Funded Based on Company Performance

Under the 2019 Annual Bonus Plan, a single Company-wide Total Bonus Pool is funded by the Company's performance measured against important Company-level financial and operational performance metric targets, thereby reinforcing the importance of the Company's performance as a whole (which reflects the performance of our regions, businesses and functions). For 2019, our Compensation Committee selected adjusted EPS and Adjusted Net Sales as our Company-level financial metrics and set performance level targets as follows.

Company-Level Financial Targets

Adjusted EPS(1)	Adjusted Net Sales(1)

$1.57	$10.585 billion

(1)	Adjusted EPS and Adjusted Net Sales are non-GAAP financial measures. For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures and insight into how these non-GAAP measures are considered by management, please see the Executive Compensation section titled "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — 2019 Annual Bonus Plan" and Annex A.

In February 2019, our Compensation Committee approved the Total Bonus Pool funding scale for the Company's 2019 performance measured against our 2019 Company-level performance metric targets for adjusted EPS and adjusted net sales set forth in the table below. Each metric has a 50% weighting.

Adjusted EPS (As a Percent of Target)	Total Bonus Pool Funding Range

<90%	50%
90% to <98%	50% to 90%
98% to <102%	90% to 110%
102% to <104%	110% to 130%
104%+	130% to 150%

Adjusted Net Sales (As a Percent to Target)	Total Bonus Pool Funding Range

<97%	50%
97% to <99%	50% to 90%
99% to <101%	90% to 110%
101% to <102%	110% to 130%
102%+	130% to 150%

In order to reinforce the importance of "top line" growth, Total Bonus Pool funding is capped at 90% in the event that the Company's adjusted net sales are below 97% of target. In addition, our Compensation Committee has the discretion to decrease the Total Bonus Pool funding percentage (to not less than 50% of the target) based on its assessment of the Company's performance relative to our quality objectives and operating income margin goals. For 2019, our quality objectives related to our quality culture, training, audits, reporting, clinical and pre-clinical excellence, compliance environment, and quality systems operations. Our Compensation Committee considers quality objectives to be appropriate in emphasizing our commitment to continually improving and sustaining our quality systems, our quality compliance and our product performance, thereby enhancing stockholder value. The addition of our operating income margin objective reinforces our commitments to profitable growth and to our stockholders.

The 50% Annual Bonus Plan minimum funding for achievement of less than 97% performance against the adjusted net sales target and achievement of less than 90% performance against the adjusted EPS target reinforces the link between pay and performance while balancing employee retention goals. Participating unit and individual unit modifiers also serve as additional adjustments to reinforce pay for performance.

For 2019, our performance against target financial metrics and corresponding bonus funding ranges were as follows:

Adjusted EPS (50% Weighting)(1)			Adjusted Net Sales (50% Weighting)(1)

Target	Actual Achieved and as % of Target	Corresponding Bonus Range	Target	Actual Achieved and as % of Target	Corresponding Bonus Range

$1.57	$1.58 and 100.6%	90% to 110%	$10.585 billion	$10.525 billion and 99.4%	90% to 110%
Total Bonus Pool Funding Range
90% to 110%

(1)	Adjusted EPS and Adjusted Net Sales are non-GAAP financial measures. For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures and insight into how these non-GAAP measures are considered by management, please see the Executive Compensation section titled "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — 2019 Annual Bonus Plan" and Annex A.

In accordance with the terms of the plan and after taking into consideration the Company's overall 2019 financial performance and performance against quality and operating income margin objectives, our Chief Executive Officer recommended, and our Compensation Committee approved, funding the 2019 Total Bonus Pool at 107%.

Total Bonus Pool Funding 107%

Funded Total Bonus Pool Allocated to Participating Units

Under the 2019 Annual Bonus Plan, the Total Bonus Pool, as funded, is allocated by the Compensation Committee to each participating regional, business, and functional unit taking into consideration our Chief Executive Officer's recommendations in light of that participating unit's performance measured against its operational and/or financial performance metric targets (and other factors the Compensation Committee deems appropriate), thereby incentivizing and rewarding each participating unit's performance contributions. Our NEOs received their 2019 Annual Bonus Plan awards from the allocation of the funded Total Bonus Pool to our Interventional Cardiology unit (Mr. Ballinger), Rhythm and Neuro (Mr. Fitzgerald), Global Manufacturing and Supply Chain function unit (Mr. Mackey), and to our corporate function unit (Messrs. Mahoney and Brennan). For 2019, the performance percentages were as follows:

Business Unit and Corporate Function
Performance Percentages

Interventional Cardiology	Rhythm and Neuro	Global Manufacturing and Supply Chain	Corporate

104%	102%	104%	104%

The Interventional Cardiology and Rhythm and Neuro, performance percentages reflect their respective overall performance measured against adjusted net sales, adjusted operating income and constant currency growth compared to market targets coinciding with the business's operating plan for the year. For the Global Manufacturing and Supply Chain function unit and Corporate function unit, the performance percentages of 104% reflects the Company's overall performance and closely align with the 2019 Total Bonus Pool funding.

The Company does not disclose the specific targets for business, regional and functional participating units' performance metrics as they are highly confidential and would provide competitors and third parties with insight into the Company's internal planning processes that may allow them to predict certain of our business-, region- or function-specific financial or operational strategies, which could cause us competitive harm. Business and regional unit targets related to adjusted net sales, adjusted operating income and constant currency growth compared to market are established in support of Company-wide targets such as sales, operating income, earnings per share and growth. These are based on a range of factors, including growth outlooks for our product portfolio, the competitive environment, our internal budgets, external market economic conditions and market expectations. For example, growth rates implicit in targets for any one business or regional unit may be above or below the growth rates targeted for the entire Company, due to faster or slower growth in relevant markets or smaller or larger market shares. These considerations result in business and regional unit targets that are intended to coincide with Company-wide targets in their level of difficulty to achieve and probability for success. Performance targets are set at levels that the Company believes are aggressive enough to inspire top performance but reasonable enough to be achievable through the efficient and diligent execution of their operating plans.

Individual Target Incentive Award Opportunity

Each executive's target incentive award opportunity under the Annual Bonus Plan is expressed as a percentage of his or her annual base salary and is determined based on the scope of the executive's responsibilities. For 2019, our Compensation Committee maintained or increased the target award opportunities for our NEOs from their 2018 levels. The following table shows target award opportunities in 2019 for our NEOs, and, for those NEOs who were also NEOs for 2018, their target opportunities in 2018. The target award opportunities for Messrs. Brennan, Ballinger, Fitzgerald, and Mackey were based on the recommendations of our CEO, internal pay equity relative to our other executives, their impact and experience in their roles and external market data.

	Individual Target Award Opportunity (As a % of Base Salary)
Name	2018	2019

Michael F. Mahoney	150%	150%
Daniel J. Brennan	80%	85%
Kevin J. Ballinger	75%	75%
Joseph M. Fitzgerald	80%	80%
Edward F. Mackey	—	75%

Individual Performance Component

After year end, individual performance is considered pursuant to the PDC process described in the "Performance Considerations" section above. Based on the performance assessment rating under our annual PDC process, an individual performance multiplier from 0% to 150% is applied to an executive's funded Annual Bonus Plan award to determine the actual amount to be paid. Final payout for each executive may therefore range from 0% to 225% of target, as the product of the funded award under company performance metrics, ranging from 50% to 150% of target, and the individual performance multiplier, ranging from 0% to 150%.

Our NEOs had certain performance objectives intended to support our strategic imperatives, as applicable to their roles, including (i) with respect to our NEOs who support corporate functions, those aimed at driving Company-level financial performance objectives, and (ii) with respect to Messrs. Ballinger and Fitzgerald who each supports a business or businesses, those aimed at supporting business-level financial and operational performance objectives. The individual performance objectives discussed below represent factors that are considered by the Compensation Committee and our CEO in determining each NEO's individual performance percentage. Further, no single factor is determinative or required to be considered.

Named Executive Officer		Individual Performance

Michael F. Mahoney	Objectives:

—

driving regional, business and functional performance

—

strengthening category leadership, expanding into high growth adjacencies, and diversifying portfolio

—

driving global expansion

—

driving profitability to continue to fuel growth

—

developing our people capabilities and our leadership pipeline

Assessment:
Notable accomplishments include driving top tier results compared to market peers across several key financial metrics, focusing team on global expansion, advancing key pipeline products and diversifying our product portfolio, including through M&A, strengthening global capabilities and talent, and continued progress towards diversity and sustainability goals.
Daniel J. Brennan	Objectives:

—

driving functional performance

—

maintaining best-in-class control environment

—

achieving financial goals and implementing cost-savings initiatives

—

overseeing business development initiatives and supporting strategic transactions

—

strengthening relationships with investors and analysts

Assessment:
Notable accomplishments include implementing an impactful refinancing strategy, ensuring an effective enterprise risk management strategy, overseeing business development, driving disciplined focus on financial measures, including implementing cost-savings initiatives, continuing to strengthen relationships with investors and analysts, and continuing to develop talent, with focus on diversity and inclusion.
Kevin J. Ballinger	Objectives:	— driving business performance for Interventional Cardiology — achieving key product milestones — effectively executing product launches — enhancing organizational capabilities
Assessment:
Notable accomplishments include delivering strong business performance with above market growth and operating income to plan, continuing to drive strength in structural heart franchises, and delivery of critical regulatory milestones as well as continuing to build a diverse leadership pipeline.

Named Executive Officer		Individual Performance

Joseph M. Fitzgerald	Objectives:	— driving business performance for Rhythm Management — achieving key product milestones — effectively executing product launches — enhancing organizational capabilities
Assessment:
Notable accomplishments include delivering above-market growth in Cardiac Rhythm Management and operating income to plan, strengthening category leadership through acquisitions, achieving key regulatory and clinical milestones, and continuing to develop talent, with a focus on diversity and inclusion.
Edward F. Mackey	Objectives:

—

continually improving and sustaining strong quality culture

—

delivering key regulatory milestones

—

driving optimization of manufacturing and supply chain, global business services and information technology to support sustainable, profitable growth

—

managing acquisition integration processes

—

enhancing organizational capabilities

Assessment:
Notable accomplishments include meeting quality and regulatory goals, implementing strategic initiatives resulting in cost savings, completion of critical integration activities for recent acquisitions, driving performance to deliver sustainability goals, overseeing processes to maintain best-in-class information technology and cybersecurity environment and ensuring effective business continuity plans in place.

Short-term Incentive Awards Paid to Our NEOs Under Our 2019
Annual Bonus Plan

Name	Individual Target Award Opportunity (As a % of Base Salary)	2019 Target Award(1)	Participating Unit Performance Percentage	Individual Performance Percentage	2019 Actual Bonus Plan Award(1)	Actual as % of Target

Michael F. Mahoney	150%	$1,920,000	104%	100%	$1,997,000	104%
Daniel J. Brennan	85%	$561,000	104%	100%	$583,000	104%
Kevin J. Ballinger	75%	$443,000	104%	100%	$460,000	104%
Joseph M. Fitzgerald	80%	$536,000	102%	100%	$547,000	102%
Edward F. Mackey	75%	$435,000	104%	115%	$520,000	120%

(1)	2019 Target and Actual Bonus Plan Awards are rounded to the nearest thousand.

Long-Term Incentives

Our Compensation Committee annually reviews the design of our Long-Term Incentive Program (LTI Program) to help ensure that the program continues to support our executive compensation philosophy and core compensation program objectives. In setting the design for 2019, our Compensation Committee retained the mix of equity award opportunities for our executives under our prior LTI Program that were designed to further reinforce "pay for performance" and align the interests of our executives and their compensation with important Company financial measures and the long-term interests of our stockholders. The key features and objectives of each equity vehicle are summarized in the table below.

Performance-Based DSUs (50% of total mix) 50% Relative TSR; 50% Adjusted Free Cash Flow

Performance-based DSUs are intended to complement the performance orientation of our other equity vehicles — which are linked to the appreciation of our share price — and further align the interests of our shareholders and executives. This linkage is achieved by tying vesting opportunities to the attainment of goals that are leading indicators of our financial health and ability to create substantial value for our shareholders. At this time, the Compensation Committee believes that adjusted free cash flow and relative TSR are the best measures of long-term success, as they promote strong capital discipline, prioritize sustainable value creation, and align the interests of our executives and shareholders.

Relative TSR DSUs(1)

Relative TSR performance-based DSUs align the interests of our executives and shareholders by measuring our total value creation against the S&P 500 Healthcare Index, which includes the majority of our peer companies, and encourages our executives to think like owners and make long-term oriented decisions. Performance is measured across three years, and shares vest between 0% and 200% of target based upon actual achievement.

For 2019 TSR DSUs, the performance schedule was as follows:

•

Participants earn 40% of the relative TSR DSUs if our performance is at the 30th percentile of the index (our payout threshold value).

•

All shares are forfeited for performance below the 30th percentile, and a maximum of 200% of shares are earned for achievement at or above the 80th percentile.

•

Payouts are linearly interpolated between points on the payout grid.

•

Awards typically vest upon satisfaction of both performance and service criteria at the end of the three-year performance period.

•

To align more closely with peer practice designs, schedule changed from 90th percentile under 2018 program to make 80th percentile and above the level to achieve maximum payout of 200%.

Free Cash Flow DSUs(1)(2)

FCF performance-based DSUs, in conjunction with the measures in our annual incentive plan, align executive compensation opportunities with achievement of a key objective in the Company's internal financial plan and an important area of focus for stockholders. The performance period of one year maximizes our nimbleness in a highly variable operating environment, while the three-year service criteria (inclusive of the performance period) promotes a long-term orientation and retention.

In 2019, our Adjusted Free Cash Flow target goal was $2.150 billion, which aligned with the Board-approved 2019 internal cash flow plan.

•

Participants earn 25% of the FCF DSUs if our performance is at 50% of plan.

•

All shares are forfeited for performance below 50% of plan, and a maximum of 150% of shares are earned for achievement at or above 125% of plan.

•

Payouts are linearly interpolated on the payout grid.

•

Any shares earned vest in full three years following the grant date.

Service-Vesting Equity Vehicles (50% of total mix)(1) 50% Service-Based DSUs; 50% Non-Qualified Stock Options

Service-Based DSUs

Service-based DSUs reinforce pay for performance by linking the ultimate value of the award to performance of our stock. The vesting period acts as a retention tool and promotes executive long-term share owner perspective.

• For awards granted in 2019, DSUs vest in four equal annual installments subject to continued service
• Service-based DSUs granted under prior programs vested in five equal annual installments
• Promote executive ownership and linkage to our share price

Non-Qualified Stock Options(1)

Non-qualified stock options represent the right to purchase our common stock at an exercise price equal to the closing price of our common stock on the date of grant. As such, executives only receive value to the extent that our share price increases through the exercise period.

• Vest in four equal annual installments subject to continued service
• Provide value only to the extent that our share price increases
• Are exercisable from the vesting date through the tenth anniversary of the grant date

(1)	We do not pay dividends on stock options, unvested Company performance-based DSUs or service-based DSUs.
(2)
Adjusted free cash flow is reported operating cash flow minus capital expenditures and excludes cash flows associated with certain significant and unusual litigation, acquisition, restructuring and tax-related items. For a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure and insight into how this non-GAAP measure is considered by management, please see Annex A.

For further discussion of the performance share programs for our Company performance-based DSUs and the equity awards granted pursuant to our Long-Term Incentive Plans (LTIPs) and a description of how we calculate adjusted free cash flow, please see the Executive Compensation sections titled "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — 2019 Total Shareholder Return Performance Share Program," "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — 2019 Free Cash Flow Performance Share Program" and "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — 2011 Long-Term Incentive Plan" and Annex A.

2019 Long-Term Incentive Awards for Our NEOs

In February 2019, our Compensation Committee approved the grant of long-term equity incentive awards to our NEOs in the amounts in the following table, which were based on the target dollar values of the long-term equity incentive awards for our NEOs considered by the Compensation Committee (see discussion of the target dollar values below). In approving the following grants, the Committee considered external market data and internal factors, including internal equity, performance, and potential. In evaluating internal equity between the CEO and non-NEOs, the Committee focused, in particular, on competitive market data, and the Company's organizational structure.

Name	Target FCF Performance-Based DSUs(1)(2)	Target TSR Performance-Based DSUs(1)(2)	Stock Options(1)	Service-Based DSUs(1)	Total Long-Term Incentive Award Target Value(3)

Michael F. Mahoney	67,298	67,298	217,917	67,298	$10,800,000
Daniel J. Brennan	14,643	14,643	47,417	14,643	$2,350,000
Kevin J. Ballinger	11,839	11,839	38,337	11,839	$1,900,000
Joseph M. Fitzgerald	15,578	15,578	50,443	15,578	$2,500,000
Edward F. Mackey	10,904	10,904	35,310	10,904	$1,750,000

(1)
Our NEOs' 2019 long-term equity incentive awards were granted as of February 21, 2019. The stock options have an exercise price of $40.12 per share, the closing price of our common stock on the date of grant.

(2)
The number of shares of our common stock issuable to our NEOs based on our performance under our FCF and TSR performance share programs for the periods ended December 31, 2019 is discussed below under the section titled "Company Performance-Based DSUs — Results for Performance Periods Ended December 31, 2019."

(3)
Total Long-Term Incentive Award Target Value is rounded to the nearest thousand.

The numbers of FCF and TSR performance-based DSUs and service-based DSUs were calculated by dividing the target dollar value of those awards by the closing price of our common stock on the date of grant, and the numbers of stock options were determined by dividing the target dollar value of that award by the stock option value determined in accordance with FASB ASC Topic 718, as described in the footnotes to the Executive Compensation section titled "Summary Compensation Table".

Company Performance-Based DSUs — Results for Performance Periods Ended December 31, 2019

In February 2020, our Compensation Committee determined the number of deferred stock units earned pursuant to our performance-based DSUs under the 2017 TSR Performance Share Program and the 2019 FCF Performance Share Program, presented in the table below.

Grant Year	Performance Metric	Achievement	DSUs Earned

2017	TSR Percentile Performance Rank for the three-year period ended December 31, 2019	Tenth relative to that of the other 54 companies in the S&P 500 Healthcare Industry Index (83rd percentile) 165% of target TSR performance based DSUs earned	Michael F. Mahoney — 151,220 DSUs Daniel J. Brennan — 36,964 DSUs Kevin J. Ballinger — 27,246 DSUs Joseph M. Fitzgerald — 29,723 DSUs Edward F. Mackey — 20,161 DSUs
2019	Adjusted FCF for the one-year period ended December 31, 2019	$2.007 billion or 93.4% of target(1) 90.1% of target FCF performance-based DSUs earned	Michael F. Mahoney — 60,635 DSUs Daniel J. Brennan — 13,193 DSUs Kevin J. Ballinger — 10,666 DSUs Joseph M. Fitzgerald — 14,035 DSUs Edward F. Mackey — 9,824 DSUs
All DSUs earned pursuant to our 2019 FCF Performance Share Program are subject to continued service until December 31, 2021.

(1)	Adjusted free cash flow is not prepared in accordance with GAAP. For a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure and insight into how this non-GAAP measure is considered by management, please see Annex A.

Primary Elements of Indirect Executive Compensation

We also compensate our executives, including our NEOs, with indirect compensation, namely in the form of benefits and limited perquisites. Generally, our benefits and perquisites are targeted to be competitive relative to our peer group companies. The primary elements of and objectives for our NEOs' 2019 indirect compensation are summarized below.

General Employee Benefits

We provide employee benefits to eligible employees, including our NEOs, to promote personal health and well-being and to provide certain financial security and protection upon retirement or in the event of death, disability or illness. As U.S.-based employees, our NEOs are eligible to receive employee benefits under our U.S. employee benefits program, which consists of the following key elements that are generally the same as those provided to our other U.S. salaried employees:

  •
  health and welfare benefits, with a choice between a preferred provider model or a high-deductible plan with a Health Savings Account (executives share costs within a range of approximately 20% to 35% depending upon the plan and coverage selected);

  •
  Company-paid term life insurance policies that provide a benefit equal to base salary, with a minimum benefit of $50,000 and a maximum benefit of up to $1 million, payable upon death; and

  •
  a qualified 401(k) retirement plan with a Company match of 6% of eligible salary up to $280,000 in 2019 resulting in a maximum possible match of $16,800.

In addition, our executive officers may participate in an annual executive level physical examination program that is designed to encourage the proactive management of executive health. In approving the program, the Compensation Committee considered the overall cost of the program (estimated to be less than $10,000 per participant) and the importance of good health to an executive's ability to focus on the short and long-term needs of the Company. Company-paid term life insurance premium amounts (and related imputed income), Company matches of 401(k) Plan contributions for our NEOs, Company-paid executive level annual physical examination costs, and certain other reimbursements in 2019 are reported in the footnotes to the Executive Compensation section titled "Summary Compensation Table."

Deferred Compensation Programs

We maintain a Deferred Bonus Plan for certain of our management, including our NEOs, in order to provide them with the opportunity to defer up to 75% of their annual award under our Annual Bonus Plan until the earlier of termination of employment or an elected distribution date. In 2019, Messrs. Ballinger and Fitzgerald elected to defer 75% of their 2019 Annual Bonus Plan Award, which otherwise would have been paid in 2020, under the Deferred Bonus Plan. For additional discussion of the Deferred Bonus Plan, please see the narrative to the Executive Compensation section titled "Nonqualified Deferred Compensation."

Relocation Program

We provide tiered relocation benefits under our relocation program to eligible employees, including our NEOs, whom we request to move in connection with their current position or a promotion and for eligible new hires we require to move in connection with accepting a position with us. Our objectives in providing relocation benefits are to attract and redeploy top talent. We provide "tax gross-ups" on applicable relocation benefits provided under our relocation program as we believe that this benefit is integral to the Company's ability to attract and retain employees whose skill or knowledge enhance the Company's competitive position. Participants are generally required to sign a reimbursement agreement that requires them to pay back expenses incurred by the Company for their relocation in the event that they voluntarily terminate their employment or are terminated for "cause" at a rate of 100% for termination within one year of the date on which payments were first made and 50% for termination following the first year but within two years of the date on which payments were first made. NEO relocation benefits for 2019 are included in the footnotes to the Executive Compensation section titled "Summary Compensation Table."

In accordance with the terms of his offer letter, Mr. Mahoney is eligible for the executive tier of our relocation program. In August 2018, our Compensation Committee approved an additional time extension of Mr. Mahoney's relocation benefits under the executive tier of our relocation program for up to one year, ending December 31, 2019. In approving the extension, our Compensation Committee took into consideration the fact that there would be no additional cost to the Company to provide this extension and Mr. Mahoney's desire to maintain stability for his family at their current residence until the end of the extended period. Mr. Mahoney received approximately $194,468 in relocation benefits in 2019, with certain residual costs for activities commenced in 2019 to become due and payable in 2020.

Personal Use of Aircraft

Pursuant to Mr. Mahoney's offer letter, he is permitted reasonable personal use of our corporate aircraft up to $100,000 per year in aggregate incremental cost to the Company. Our other executives are permitted limited personal use of our corporate aircraft with prior approval. These executives are personally taxed on their personal use of our corporate aircraft and we do not provide them with income tax gross-up payments. The aggregate incremental cost to the Company (and disallowed tax deductions of the Company) for our NEOs' personal use of our corporate aircraft in 2019 is included in the footnotes to the Executive Compensation section titled "Summary Compensation Table."

Financial Planning

In November 2019, our Compensation Committee approved a financial planning perquisite for our executive officers, including our NEOs. The program will provide financial counseling and planning, investment and retirement management, insurance planning, and income tax planning and preparation services through a single service provider for US-based executive officers. Executive officers located outside of the United States will be eligible for reimbursement. In approving the program, the Compensation Committee considered the overall cost of the benefit (up to $12,000 per participant), prevalence of the benefit in the market, and benefit to the Company of reducing potential distraction to executive officers of complex personal financial situations.

Our Post-Employment and Change in Control Arrangements

Primary Elements of Post-Employment and Change in Control Arrangements

None of our NEOs has an employment agreement with the Company. However, we provide post-employment and change in control payments and benefits to our executives under certain circumstances. We believe that offering our executives these payments and benefits facilitates the operation of our business, allows them to better focus their time, attention and capabilities on our business, and assists the Company in recruiting and retaining key executives. The primary elements of and objectives for our NEOs' 2019 post-employment and change in control agreements are summarized below.

Executive Retirement Plan

Our executives are eligible to participate in our defined benefit Executive Retirement Plan. For further discussion of our defined benefit Executive Retirement Plan, please see the narrative to the Executive Compensation section titled "Defined Benefit Retirement Plan."

Severance Plans

We maintain severance plans for eligible employees, including our NEOs, under which participants are entitled to receive certain severance payments, subsidized COBRA health benefits and dental benefits for specified periods of time. For further discussion of our severance plans, please see the Executive Compensation section titled "Potential Payments Upon Termination or Change in Control — Severance Plans."

Change in Control Agreements

We have entered into change in control agreements to our executives, including our NEOs, and other key employees (Change in Control Agreements). The possibility of a change in control and the uncertainty that it may raise among our executives as to their continued employment after or in connection with a change in control may result in their departure or distraction. Our objective in providing Change in Control Agreements is to retain and encourage the continued attention and dedication of our executives during a potentially critical time, even if they are concerned that their position will be eliminated after or in connection with the change in control. Our Change in Control Agreements require both a change in control and termination without cause or resignation for good reason within two years after the change in control event, commonly referred to as a "double-trigger," for cash payments to be made under the agreement and vesting to be accelerated under the agreements for equity awards where the surviving or acquiring entity substitutes or assumes outstanding equity awards.

For further discussion of our Change in Control Agreements, other plans and arrangements under which a change in control and/or termination of employment triggers payments or benefits, and potential payments to our NEOs under the foregoing, please see the narrative and tables in the Executive Compensation section titled "Potential Payments Upon Termination or Change in Control — Change in Control Agreements."

Clawback Policy

Our Compensation Committee has adopted a policy regarding the recovery or adjustment of short-term incentive awards paid to an executive in the event relevant Company performance measures are restated in a manner that would have reduced the size of a previously granted award. In such an event, and to the extent permitted by applicable law, the Company would seek to recover the amount of the short-term incentive award paid to such executive that was in excess of the amount that would have been awarded based on the restated financial results, subject to and in accordance with the terms of the policy. Our Compensation Committee monitors regulatory developments with respect to applicable executive compensation recovery policies required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and it expects to consider such changes to the Company's current recovery policy as are necessary to comply with final rules (and related guidance, if any) to be issued by the SEC in accordance with such act.

Our Compensation Committee has also adopted a policy regarding the recovery of certain short- and long-term incentive compensation awards paid or granted to an executive in the event of executive misconduct or gross dereliction of duty that resulted in a material violation of Company policy and caused significant harm to the Company. In such an event, and to the extent permitted by applicable law, the Company may seek reimbursement of all or a portion of cash incentive compensation awards paid within a certain time period and/or recovery of all or a portion of equity incentive awards granted to such executive over which the Company retains control, subject to and in accordance with the terms of the policy.

Both of the policies described above are only applicable to awards made after the adoption of the relevant policy. For a discussion of other recovery and forfeiture provisions relating to incentive compensation awards and other benefits provided to our executives, please see the section titled "Relocation Program" above, and the Executive Compensation sections titled "Retirement Plan Benefits" and "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table."

Executive Stock Ownership Guidelines

Our executives are required to have a significant personal investment in the Company through their ownership of shares of our common stock. Our Board has set stock ownership guidelines for executives, including our NEOs, as a number of shares of Company stock equal in value to at least the following amounts:

  •
  CEO: six times annual base salary; and

  •
  All other executives: three times annual base salary.

Executives are required to comply with the guidelines at all times. However, if at any time an executive's ownership does not meet or exceed the guideline, he or she is expected to retain ownership of at least fifty percent of net shares with respect to each vesting of an equity award or stock option exercise until the guideline is met or exceeded. For purposes of satisfying the guidelines, shares owned outright, shares held in company benefit plans and the intrinsic value of vested "in-the-money" stock options are included in the aggregate number of shares held by an executive. Unvested equity award shares (including service-based DSUs and performance-based DSUs) and unvested stock options are not included in the aggregate number of shares held by an executive. The Nominating and Governance Committee monitors compliance with these guidelines on an annual basis. As of December 31, 2019, our CEO and other NEOs were in compliance with these guidelines.

No Tax Gross-Ups (other than for Relocation Benefits)

The Company does not provide tax gross-ups for our executives, except for relocation benefits because the benefit generally applies to all employees eligible to receive relocation benefits, including our executives, and the Compensation Committee believes it is integral to the Company's ability to attract and redeploy employees whose skill or knowledge enhance the Company's competitive position.

Our Equity Award Grant Policy and Practices

Under our Equity Award Grant Policy, grants of equity awards to our executives are approved and effective as follows:

  •
  Annual equity awards (if any) for our employees, including our executives, are generally approved by our Compensation Committee at a regularly scheduled meeting. Such awards are effective on the date of approval or, for administrative reasons, shortly thereafter.

  •
  New hire, promotion, retention and other special or ad hoc awards for our executive officers are generally approved by our Compensation Committee. New hire or promotion awards for executive officers are effective on the first trading day of the month following both the date of hire or promotion and the date of approval. Retention and other special or ad hoc awards for our executive officers are effective on the first trading day of the month following approval.

  •
  Stock options are granted with an exercise price equal to the closing price of our common stock on the date of grant.

Tax and Accounting Considerations

Section 162(m) of the Code (Section 162(m)), as amended by the Tax Cuts and Jobs Act, generally disallows a tax deduction to public companies for compensation over $1 million paid to certain "covered employees," which includes a company's CEO, CFO, and the three other most highly compensated executive officers employed by the company at the end of the year. Once an officer is a "covered employee," their compensation will remain subject to Section 162(m) for so long as they are receiving compensation from the company. Further, the Tax Cuts and Jobs Act repealed the exclusion for "qualified performance-based compensation" under Section 162(m) effective January 1, 2018, except for compensation payable pursuant to a written binding contract in place before November 2, 2017 that is not materially modified thereafter (a grandfathered arrangement). The company may avail itself of this transition rule for grandfathered arrangements, to the extent applicable and that our existing plans and outstanding awards qualify. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the company, the Committee does not limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) if the Committee determines that doing so is in the best interests of the Company.

The Company accounts for stock-based compensation in accordance with FASB ASC Topic 718, which requires the Company to recognize compensation expense for share-based payments (including stock options and other forms of equity compensation). FASB ASC Topic 718 is taken into account by the Compensation Committee in determining to use a portfolio approach to equity grants, awarding both stock options and DSUs.

Prohibition on Pledging and Hedging the Economic Value of our Common Stock

Our executives, including our NEOs, and our directors, are prohibited from speculating in the Company's securities, engaging in transactions designed to "hedge" the value of our common stock, and pledging their common stock as collateral for a loan. Examples of hedging and pledging transactions specifically covered by the policy include zero-cost collars and forward sale contracts, and use of stock as margin to secure borrowings, respectively. To facilitate the implementation of this prohibition, excluded from the policy's general prohibition on hedging and pledging arrangements are shares held by directors that were subject to hedging or pledging arrangements as of December 31, 2010, and do not in the aggregate for all directors amount to more than 3.5% of the Company's then outstanding shares. None of our executives or directors is engaged in hedging or pledging arrangements related to the Company's securities.

RISK ASSESSMENT OF OUR COMPENSATION PROGRAMS

With the assistance of the senior members of our Global Compensation and Benefits organization, certain senior executive officers and the Compensation Committee's independent compensation consultant, Semler Brossy, in February 2020 the Compensation Committee reviewed a risk assessment of our compensation programs and policies to determine if the provisions and operations of our programs create undesired or unintentional risk of a material nature.

Our risk assessment included two work streams — one focused on reviewing areas of enterprise risk and the other focused on identifying compensation design risk. Our enterprise risk analysis examined the types and magnitudes of risks our business areas present to the Company so that the Committee could assess the extent to which our compensation programs may mitigate or exacerbate these risks. Our compensation design risk analysis, which was conducted by management and reviewed by Semler Brossy, examined the potential risks in the design of our performance-based incentive compensation arrangements. As part of this assessment, we analyzed the mix of fixed and variable compensation; the mix of short- and long-term compensation; the mix of long-term equity incentives; performance metric mix; weighting, measurement and payout timing; discretion and caps on short-term incentives; award size, vesting schedules and performance and other terms of long-term equity incentives; and other incentive opportunities and their features. We also analyzed our recovery of incentive awards policy, executive stock ownership guidelines and hedging and pledging prohibitions. Finally, we evaluated on a combined basis the results of the enterprise and compensation risk assessments, on a business area-by-business area basis.

The Compensation Committee reviewed and discussed the findings of this analysis with management and concluded that it continues to believe that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion & Analysis contained in this Proxy Statement with management and, based on such review and discussions, the Compensation Committee has approved the inclusion of the Compensation Discussion & Analysis in this Proxy Statement and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the SEC.

This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Boston Scientific filing with the SEC, except to the extent that Boston Scientific specifically incorporates this Report by reference into another Boston Scientific filing.

THE COMPENSATION COMMITTEE

Donna A. James, Chair
Nelda J. Connors
Edward J. Ludwig
Stephen P. MacMillan

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation for each of our named executive officers for the years ended December 31, 2019, 2018 and 2017. For a narrative description of material factors helpful to understand the information disclosed in the table below for 2019, please see the Compensation Discussion & Analysis and the narrative to this table.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)

Michael F. Mahoney	2019	1,274,740	9,087,249	2,699,992	1,996,800	409,290	296,069	15,764,140
Chairman of the Board, President	2018	1,234,630	7,643,884	2,499,993	2,128,770	311,932	151,692	13,970,901
and Chief Executive Officer	2017	1,179,452	7,225,607	2,249,995	1,890,000	417,144	122,254	13,084,452
Daniel J. Brennan	2019	655,437	1,977,244	587,497	583,482	190,385	37,241	4,031,286
Executive Vice President and	2018	621,637	1,719,882	562,495	626,736	102,017	33,058	3,665,825
Chief Financial Officer	2017	593,194	1,766,253	549,994	504,037	198,150	21,141	3,632,769
Kevin J. Ballinger	2019	587,382	1,598,620	474,995	460,205	227,357	20,013	3,368,572
Executive Vice President and	2018	567,362	1,337,622	437,498	448,918	4,515	45,571	2,841,486
President, Interventional Cardiology	2017	543,151	1,316,086	412,493	346,500	171,378	18,963	2,808,571
Joseph M. Fitzgerald	2019	667,416	2,103,497	624,989	546,760	60,063	22,732	4,025,457
Executive Vice President and	2018	639,958	1,910,971	624,994	582,425	245,334	32,636	4,036,318
President, Rhythm Management	2017	564,740	1,435,716	2,949,992	595,139	273,769	19,641	5,838,997
Edward F. Mackey(7)	2019	577,398	1,472,367	437,491	520,282	156,573	34,851	3,198,962
Executive Vice President, Operations

(1)	Base salaries for our executive officers are generally effective for one year starting in late February of each year. The amounts in this column for 2019 reflect an amount calculated by prorating 2018 salaries from January 1, 2019 through February 18, 2019 and 2019 salaries for the remainder of the year. These figures differ from those in the Compensation Discussion & Analysis, which lists amounts approved by the Compensation Committee for 2019.
(2)
The amounts included in the "Stock Awards" column represent the aggregate grant date fair value of all service-based and Company performance-based DSUs granted in 2019, 2018 and 2017 under our 2011 LTIP. These values have been determined in accordance with FASB ASC Topic 718.

The attainment of the performance-based DSUs awarded to our NEOs in 2019 is based on either (i) the Total Shareholder Return (TSR) of our common stock relative to the TSR of the common stock of the other companies in the S&P 500 Healthcare Index over a three-year performance and service period, or (ii) our adjusted free cash flow over a one-year performance period measured against our 2019 internal financial plan for the same period, subject to the satisfaction of the service criteria over a three-year period (inclusive of the performance period). For additional information with respect to these Company performance-based DSUs, including the vesting thereof, please see the sections titled "2019 Total Shareholder Return Performance Share Program" and "2019 Free Cash Flow Performance Share Program" in the narrative to this table.
We determined the grant date fair value of the 2019 TSR performance-based DSUs using a Monte Carlo simulation methodology, utilizing the following key assumptions:

Stock price on date of grant	$40.12
Risk-free rate	2.48%
Measurement period (in years)	2.86

The TSR performance metric for the 2019 TSR performance-based DSUs is a market condition as defined under FASB ASC Topic 718. Because these awards do not have performance conditions as defined under FASB ASC Topic 718, such awards have no maximum grant date fair values that differ from the fair values presented in this Summary Compensation Table.

The grant date fair value of the 2019 FCF performance-based DSUs was determined based on management's evaluation of the Company's 2019 internal financial plan for adjusted free cash flow, assuming target achievement of the adjusted free cash flow performance criteria and utilizing the closing price of our common stock on the date of grant. The fair values of the 2019 target FCF performance-based DSUs at the grant date assuming achievement of the highest level of performance (as required to be disclosed by the SEC), which assumes actual adjusted free cash flow for 2019 at or above 125% of the Company's 2019 internal financial plan, are as follows: $4,049,994 for Mr. Mahoney's award, $881,216 for Mr. Brennan's award, $712,471 for Mr. Ballinger's award, $937,484 for Mr. Fitzgerald's award, and $656,203 for Mr. Mackey's award.
We value service-based DSUs based on the closing price of shares of our common stock on the date of grant.

For more information regarding the stock awards we granted in 2019, please see the Grants of Plan-Based Awards table. For a more detailed description of the assumptions used in determining grant date fair values of DSUs granted in 2019, please see Note L — Stock Ownership Plans to our 2019 consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2019.
(3)
The amounts included in the "Option Awards" column represent the aggregate grant date fair value of all stock options granted during each of 2019, 2018 and 2017 under our 2011 LTIP. These values have been determined in accordance with FASB ASC Topic 718. For a description of the assumptions used for purposes of determining grant date fair value of stock options granted in 2019, please see Note L — Stock Ownership Plans to our 2019 consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2019. For more information regarding the stock option awards we granted in 2019, please see the Grants of Plan-Based Awards table.
(4)
Amounts in the "Non-Equity Incentive Plan Compensation" column represent cash awards made under our Annual Bonus Plan to our NEOs paid in February of the following year. Such amounts may be deferred under the Deferred Bonus Plan.

For further information regarding the 2019 Annual Bonus Plan awards, please see the Compensation Discussion & Analysis section titled "Short-Term Incentives," the narrative to this table and Nonqualified Deferred Compensation.
(5)
The amounts shown in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column reflect the change in the actuarial present value of the accumulated benefit under our Executive Retirement Plan for each retirement plan measurement date used for financial statement reporting purposes with respect to the Company's audited financial statements as compared to the prior retirement plan measurement date.

Please see the narrative and related footnotes to the table in the section titled "Defined Benefit Retirement Plan" for more information regarding the accrued benefits for each NEO under this plan. No amount is included with respect to nonqualified deferred compensation earnings because there were no above-market or preferential earnings on nonqualified deferred compensation.
(6)	The amounts shown for 2019 in the "All Other Compensation" column are comprised of the following components:

Name	Match (401(k) Plan) ($)(a)	Aircraft ($)(b)	Term Life Insurance ($)(c)	Relocation- related Payments ($)(d)	Other ($)(e)	Total All Other Compensation($)

Michael F. Mahoney	16,800	78,152	3,414	194,468	3,235	296,069
Daniel J. Brennan	16,800	14,652	2,190	—	3,599	37,241
Kevin J. Ballinger	16,800	—	1,434	—	1,779	20,013
Joseph M. Fitzgerald	16,800	—	3,717	—	2,215	22,732
Edward F. Mackey	16,800	14,652	3,182	—	217	34,851

(a)	The amounts shown in this column represent matching contributions made by the Company for each NEO under our 401(k) Retirement Savings Plan. All individual and matching contributions to the 401(k) Retirement Savings Plan are fully vested upon contribution.
(b)
Pursuant to Mr. Mahoney's offer letter, he is permitted reasonable personal use of our corporate aircraft up to $100,000 per year in aggregate incremental cost to us, but he is not entitled to reimbursement by us for any taxes resulting from imputed income attributable to his personal use of the corporate aircraft. In light of the fact that Mr. Mahoney's travel plans are subject to change on short notice, the Company has agreed that he may use our corporate aircraft in connection with his service on the board of directors of Baxter International, Inc. so long as he fully reimburses us for the incremental costs associated with such travel or such costs are counted against his annual personal use amount.

The amount reflected in the "Aircraft" column represents the aggregate incremental costs to us for personal use by the NEO of our corporate aircraft, as well as any incremental costs associated with persons accompanying such officer on business travel. We calculate the incremental cost to us by dividing the total annual variable operating costs for the corporate aircraft by the number of in-flight hours during the year. The resulting dollar per hour amount is then multiplied by the number of hours flown for personal use by the executive officer during the year, including the "dead head" costs of flying the aircraft to and from locations for personal use. Our corporate aircrafts are used predominantly for business travel. We do not include the fixed operating costs, such as pilot salary, general taxes and insurance, in the incremental cost calculation. The incremental cost does not include amounts attributable to the NEO for increased income taxes we incurred in 2019 as a result of disallowed deductions related to personal use under Internal Revenue Service rules. For 2019, the reflected amounts exclude $287,863, $22,246 and $48,130 of disallowed corporate income tax deductions attributable to the personal use of the corporate aircraft during the year by Messrs. Mahoney, Brennan and Mackey, respectively. Messrs. Mahoney, Brennan and Mackey were taxed on the imputed income attributable to their respective personal use of the corporate aircraft and did not receive tax assistance from the Company with respect to this amount.
(c)
Amounts in the "Term Life Insurance" column consist of premiums and the imputed income for Company-paid term life insurance attributable to our NEOs. For Messrs. Mahoney, Brennan, Ballinger, Fitzgerald and Mackey the premium paid was $792, $519, $466, $529 and $458, respectively.
(d)
Amounts in the "Relocation-related Payments" column represent expenses related to the sale of Mr. Mahoney's former residence. For more information on these expenses, please the Compensation Discussion & Analysis section titled "Primary Elements of Indirect Executive Compensation — Relocation Program."
(e)	Amounts in the "Other" column consist of the costs of annual physical examinations and miscellaneous gifts/prizes.

(7)	Mr. Mackey was not an NEO during 2017 or 2018. In accordance with SEC rules, we are reporting data only for the fiscal year in which he was an NEO.

Grants of Plan Based Awards

The table below presents information regarding awards under the Company's 2019 Annual Bonus Plan and 2011 LTIP, including those pursuant to the Company's 2019 Performance Share Programs, during the year ended December 31, 2019. For a description of material factors helpful for an understanding of the information in the table below, please see the Compensation Discussion & Analysis and the narrative to this table.

								All Other Stock Awards: Number of Shares of Stock or Units (#)(4)
											Grant Date Fair Value of Stock and Option Awards ($)(5)
									All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)
		Estimated Future Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)
Name	Grant Date(3)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Michael F. Mahoney		0	1,920,000	4,320,000
	2/21/2019(6)				26,919	67,298	134,596				3,687,257
	2/21/2019(7)				16,824	67,298	100,947				2,699,996
	2/21/2019(8)							67,298			2,699,996
	2/21/2019(8)								217,917	$40.12	2,699,992
Daniel J. Brennan		0	561,040	1,262,341
	2/21/2019(6)				5,857	14,643	29,286				802,290
	2/21/2019(7)				3,660	14,643	21,964				587,477
	2/21/2019(8)							14,643			587,477
	2/21/2019(8)								47,417	$40.12	587,497
Kevin J. Ballinger		0	442,505	995,635
	2/21/2019(6)				4,735	11,839	23,678				648,659
	2/21/2019(7)				2,959	11,839	17,758				474,981
	2/21/2019(8)							11,839			474,981
	2/21/2019(8)								38,337	$40.12	474,995
Joseph M. Fitzgerald		0	536,039	1,206,088
	2/21/2019(6)				6,231	15,578	31,156				853,519
	2/21/2019(7)				3,894	15,578	23,367				624,989
	2/21/2019(8)							15,578			624,989
	2/21/2019(8)								50,443	$40.12	624,989
Edward F. Mackey		0	435,018	978,791
	2/21/2019(6)				4,361	10,904	21,808				597,430
	2/21/2019(7)				2,726	10,904	16,356				437,468
	2/21/2019(8)							10,904			437,468
	2/21/2019(8)								35,310	$40.12	437,491

(1)	The amounts in these columns reflect target and maximum payouts under the 2019 Annual Bonus Plan. There is no threshold-level payout under the 2019 Annual Bonus Plan. The maximum possible payout under the 2019 Annual Bonus Plan is 225% of the target payout, representing the product of (i) a maximum of 150% of the target payout based on Company performance metrics and (ii) a maximum of 150% of the target payout based on individual performance objectives. The actual amount earned by each NEO under the 2019 Annual Bonus Plan is reported under the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table. For additional information about our 2019 Annual Bonus Plan and a discussion of how these amounts are determined, please see the Compensation Discussion & Analysis section titled "Short-Term Incentives" and the section titled "2019 Annual Bonus Plan" in the narrative to this table.
(2)
The amounts in these columns reflect threshold, target and maximum share issuance under our 2019 Total Shareholder Return Performance Share Program (2019 TSR PSP) and 2019 Free Cash Flow Performance Share Program (2019 FCF PSP). The target performance-based DSUs awarded under these programs were granted to our NEOs in February 2019 as part of our annual review process and were awarded under our 2011 LTIP. For additional details regarding the awards to our NEOs pursuant to our 2019 TSR PSP and 2019 FCF PSP, please see footnotes 5 and 6 to this Grants of Plan-Based Awards table, respectively.
(3)	The Compensation Committee took action to grant the awards in this table on February 21, 2019.
(4)	The amounts in these columns reflect the number of service-based DSUs and stock options granted to our NEOs under our 2011 LTIP during 2019.

(5)
The amounts in this column have been determined in accordance with FASB ASC Topic 718. See footnotes 2 and 3 to the Summary Compensation Table for a description of the assumptions used in determining the grant date fair value of these awards.
(6)
These awards were granted pursuant to our 2019 TSR PSP. The threshold award level represents the minimum share issuance for each award that a participant may receive based on performance, which is 40% of the target TSR performance-based DSUs awarded under the program. The maximum share issuance for each award is 200% of the target TSR performance-based DSUs awarded under the 2019 TSR PSP. For additional information about our 2019 TSR PSP and a discussion of how these amounts are determined, please see the section titled "2019 Total Shareholder Return Performance Share Program" in the narrative to this table.
(7)
These awards were granted pursuant to our 2019 FCF PSP. The threshold award level represents the minimum share issuance for each award that a participant may receive based on performance, which is 25% of the target FCF performance-based DSUs awarded under the program. The maximum share issuance for each award is 150% of the target FCF performance-based DSUs awarded under the 2019 FCF PSP. For additional information about our 2019 FCF PSP and a discussion of how these amounts are determined, please see the section titled "2019 Free Cash Flow Performance Share Program" in the narrative to this table.
(8)	These awards were granted as part of our annual review process and awarded under our 2011 LTIP.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

The following provides information about the terms of our 2019 Annual Bonus Plan, 2019 Performance Share Programs and our 2011 LTIP, pursuant to which our NEOs were awarded short- and long-term incentive compensation, as applicable and detailed in the tables above. For additional information regarding the application of these plans and programs to our NEOs in 2019, please see the Compensation Discussion & Analysis.

2019 Annual Bonus Plan

Our 2019 Annual Bonus Plan is administered by our Compensation Committee. The plan year for our 2019 Annual Bonus Plan ran from January 1, 2019 to December 31, 2019. Generally, all U.S. salaried employees not eligible for commissions under sales compensation plans and certain international and expatriate/inpatriate employees selected for participation were eligible to participate in our 2019 Annual Bonus Plan, provided they had at least two full months of service during the plan year. Participants generally must be employed with us on the date payments are made in order to receive awards under the plan. However, in the event of death or retirement or certain involuntary terminations without cause, in each case, as described in the 2019 Annual Bonus Plan, participants may receive their performance incentive awards for the year on a prorated basis based on the percentage of the year the participant was employed by us and eligible to participate. Participants who have at least two months of eligibility, but less than a full year, similarly may receive awards under the 2019 Annual Bonus Plan on a prorated basis.

Target Incentive Award Opportunity

Each participant is provided with a target incentive award opportunity under the 2019 Annual Bonus Plan expressed as a percentage of his or her base salary. For a discussion of the 2019 target incentive award opportunities for our NEOs, please see the Compensation Discussion & Analysis sections titled "Individual Target Incentive Award Opportunity" and "2019 Annual Bonus Plan Awards Paid to Our NEOs."

Company Performance Funds Total Bonus Pool

Company Performance Metrics and Weighting. Under the 2019 Annual Bonus Plan, after year-end, a single Company-wide annual bonus pool (Total Bonus Pool) is funded based on the Company's performance measured against important Company-level financial performance metric targets. For 2019, our Compensation Committee selected adjusted EPS and adjusted net sales as our Company-level performance metrics. Each metric has a 50% weighting.

Company Metrics Defined. For purposes of our 2019 Annual Bonus Plan: (i) adjusted EPS equals adjusted net income (loss) divided by weighted average diluted shares outstanding for the performance year (adjusted net income (loss) equals GAAP net income (loss) excluding certain charges (credits) from GAAP net income, including, but not limited to, amortization expense, goodwill and intangible asset impairment charges, acquisition- and divestiture-related net charges (credits), restructuring and restructuring-related net charges (credits), litigation-related net charges (credits), certain investment impairment charges, EU MDR implementation charges, debt extinguishment charges and discrete tax items); and (ii) adjusted net sales is calculated at an assumed standard constant currency basis that excludes the impact of foreign currency fluctuations, which are highly variable and difficult to predict, and other adjustments.

For a discussion of the Company level targets under the 2019 Annual Bonus Plan, funding of the Total Bonus Pool and the individual performance component of the 2019 Annual Bonus Plan, please see the Compensation Discussion & Analysis section titled "Short-Term Incentives."

Clawback of Annual Bonus Plan Award

Our 2019 Annual Bonus Plan provides that, to the extent permitted by applicable law, our Board will seek reimbursement of incentive compensation paid to any executive officer under the plan in the event of a restatement of our financial results that reduced a previously granted award's size or payment. Under such circumstances, and to the extent permitted by applicable law, we would seek to recover the amount of the 2019 Annual Bonus Plan award paid to such executive that was in excess of the amount that would have been paid based on the restated financial results. Additionally, our 2019 Annual Bonus Plan provides that to the extent permitted by applicable law, our Board may seek reimbursement of incentive compensation paid to an executive under the plan in the event of executive misconduct or gross dereliction of duty that resulted in a material violation of Company policy and caused significant harm to the Company. In such an event, and to the extent permitted by applicable law, the Board may seek reimbursement of all or a portion of cash incentive compensation awards paid within a certain time period under the plan.

2019 Total Shareholder Return Performance Share Program (PSP)

Our 2019 TSR PSP is administered, and the TSR performance-based DSUs awarded pursuant to our 2019 TSR PSP are granted, under our 2011 LTIP. The TSR performance-based DSUs vest upon the satisfaction of both the Company performance criteria and service criteria under the 2019 TSR PSP, subject to acceleration in the event of certain qualifying terminations discussed below. Our executives, including our NEOs, are eligible to participate in the 2019 TSR PSP, which is administered by our Compensation Committee. For a discussion of the TSR performance-based DSUs awarded to our NEOs in 2019, please see the Compensation Discussion & Analysis section titled "2019 Long-Term Incentive Awards for our NEOs."

Company Performance Criteria

For a discussion of the Company performance criteria under the 2019 TSR PSP, please see the Compensation Discussion & Analysis section titled "2019 Long-Term Incentive Awards for our NEOs."

Calculation of TSR and Percentile Performance. The TSR for the Company and each other company in the S&P 500 Healthcare Index for the three-year performance period is determined based on the following formula:

(Change in Stock Price + Dividends Paid) / Beginning Stock Price

The change in stock price is determined by subtracting the beginning stock price (the daily average closing price of one share of common stock for the two calendar months prior to the beginning of the performance period) from the ending stock price (the daily average closing price of one share of common stock for the last two calendar months of the performance period). The dividends paid are the total of all cash dividends paid on one share of common stock during the performance period.

Following the calculation of the TSR for the three-year performance period for our Company and each of the other companies in the S&P 500 Healthcare Index, the companies will be ranked in order of maximum to minimum TSRs for the full three-year performance period. Our percentile performance will be determined by (i) dividing (a) our ranking versus that of the other companies in the S&P 500 Healthcare Index minus one, by (b) the total number of companies in the S&P 500 Healthcare Index minus one, and (ii) subtracting the result from one.

Service Criteria

Generally under the 2019 TSR PSP, except with respect to termination of employment due to retirement, death or disability, or in connection with a change in control, in each case, as described in the 2019 TSR PSP and/or the 2011 LTIP, a participant must be employed with us on December 31, 2021 to be eligible to receive shares of our common stock in respect of his or her TSR performance-based DSUs as to which the performance criteria under the program have been satisfied.

For information regarding potential payments upon certain terminations of employment or in connection with a change in control, please see "Potential Payments Upon Termination or Change in Control."

2019 Free Cash Flow Performance Share Program

Our 2019 FCF PSP is administered, and the FCF performance-based DSUs awarded pursuant to our 2019 FCF PSP are granted, under our 2011 LTIP. The 2019 grants of FCF performance-based DSUs vest upon the satisfaction of both the one-year Company performance criteria and the three-year service criteria (inclusive of the performance period) under the 2019 FCF PSP, subject to acceleration in the event of certain qualifying terminations discussed below. Our executives, including our NEOs, were eligible to participate under the 2019 FCF PSP, which is administered by our Compensation Committee. For a discussion of the 2019 FCF performance-based DSUs awarded to our NEOs and the Company's achievement of the Company performance criteria under the program, please see the Compensation Discussion & Analysis section titled "2019 Long-Term Incentive Awards for our NEOs."

Company Performance Criteria

For a discussion of the Company performance criteria under the 2019 FCF PSP, please see the Compensation Discussion & Analysis section titled "2019 Long-Term Incentive Awards for our NEOs."

Service Criteria

Generally under the 2019 FCF PSP, except with respect to termination of employment due to retirement, death or disability, or in connection with a change in control, in each case, as described in the 2019 FCF PSP and/or the 2011 LTIP, a participant must be employed with us on December 31, 2021 to be eligible to receive shares of our common stock in respect of his or her 2019 FCF performance-based DSUs as to which the performance criteria under the program have been satisfied.

For information regarding potential payments upon certain terminations of employment or in connection with a change in control, please see "Potential Payments Upon Termination or Change in Control."

2011 Long-Term Incentive Plan

Employees, directors and other individuals who provide services to us and our affiliates who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to our success or that of our affiliates are eligible for Awards under our 2011 LTIP. The purpose of the broad-based equity incentive award opportunities available for grant under our 2011 LTIP is to attract, retain, engage and focus key employees and other eligible participants on achieving long-term stockholder value by rewarding them for the increased performance of our common stock underlying such awards. Our 2011 LTIP is administered by our Compensation Committee and provides for the grant of restricted or unrestricted common stock, deferred stock units, options to acquire our common stock, stock appreciation rights (SARs), performance awards and other stock and non-stock awards (collectively, Awards). Our 2011 LTIP prohibits repricing or replacement of options or SARs and the issuance of in-the-money options or SARs, and includes limitations on the amounts of grants and payments to any individual within a given year as well as certain other customary limitations. Our existing 2011 LTIP will terminate on March 1, 2021 (unless terminated sooner by our Board), and no further Awards may be granted following that date. Therefore, we are asking our stockholders to approve an amendment and restatement of the 2011 LTIP to, among other things, extend the ability to continue to grant awards beyond March 1, 2021 and to increase to the number of shares of our common stock available for issuance under the plan. For information regarding the proposed changes to our 2011 LTIP, please see "Proposal 3: Approval of the Boston Scientific Corporation Amended and Restated 2011 Long-Term Incentive Plan."

Generally, the DSUs granted to our executives, including our NEOs, vest in five equal annual installments (for DSUs granted in 2017 and 2018) or, beginning in 2019, four equal annual installments, in each case from the first anniversary of the date of grant, subject to continued service on each applicable vesting date, and stock options vest in four equal annual installments, subject to continued service on each applicable vesting date. The stock options that we granted to our executives expire on the tenth anniversary of the date of grant.

Certain Separations from Service

Generally under the 2011 LTIP, except with respect to termination of employment due to retirement, death or disability, or in connection with a change in control, in each case, as described therein or as otherwise provided for in the applicable award agreement, all equity awards terminate to the extent not vested immediately prior to the cessation of employment, and to the extent vested but not exercised at such time, remain exercisable for the lesser of one year or until the expiration of the stated term of the award. Further, in the event of a termination for "cause" (defined as conviction of, or a failure to contest prosecution for, a felony, or misconduct or dishonesty that is harmful to our business or reputation), or as a result of reasons that cast such discredit on the individual as to justify immediate termination of the award, in each case, as determined in the Compensation Committee's sole discretion, all outstanding equity awards (including unexercised stock options, whether vested or unvested) terminate immediately upon notice of such termination.

For a discussion of our plans and arrangements under which a change in control and/or termination of employment triggers payments or benefits, including our 2011 LTIP, please see the narrative to the tables appearing in "Potential Payments Upon Termination or Change in Control." Potential payments to our NEOs in 2019 under such plans or arrangements are included in the tables appearing in "Potential Payments Upon Termination or Change in Control."

2019 Equity Awards

With respect to our executives, including our NEOs, our Compensation Committee set the mix of equity award opportunities under our 2019 Long-Term Incentive Program at 25% target TSR performance-based DSUs, 25% target FCF performance-based DSUs, 25% stock options and 25% service-based DSUs. The service-based DSUs granted in 2019 vest in four equal annual installments beginning on the first anniversary of the date of grant, subject to continued service on each applicable vesting date and except as set forth under "Certain Separations from Service." For a discussion of the 2019 equity awards made to our NEOs, please see the Compensation Discussion & Analysis section titled "Long-Term Incentives."

Outstanding Equity Awards at Fiscal Year End

The following table provides information with respect to outstanding unexercised non-qualified stock options and unvested DSUs for each NEO as of December 31, 2019.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Michael F. Mahoney	2/27/2012	674,941	0	6.28	2/27/2022
	2/28/2013	660,536	0	7.39	2/28/2023
	2/24/2014	346,083	0	13.08	2/24/2024
	2/23/2015	334,051	0	16.31	2/23/2025
	2/22/2016	252,951	84,317	17.26	2/22/2026
	2/28/2017	148,220	148,222	24.55	2/28/2027
	2/15/2018	69,521	208,565	27.09	2/15/2028
	2/21/2019	0	217,917	40.12	2/21/2029
	2/23/2015					23,759	1,074,382
	2/22/2016					46,350	2,095,947
	2/28/2017					54,990	2,486,648
	2/28/2017					89,449(4)	4,044,884
	2/28/2017					151,220(5)	6,838,168
	2/15/2018					73,828	3,338,502
	2/15/2018					108,797(6)	4,919,800
	2/21/2019					67,298	3,043,216
	2/21/2019					60,635(7)	2,741,915
	2/15/2018							184,568(8)	8,346,165
	2/21/2019							134,596(9)	6,086,431
Daniel J. Brennan	2/16/2010	20,463	0	7.41	2/16/2020
	2/28/2011	24,846	0	7.16	2/28/2021
	2/27/2012	12,187	0	6.28	2/27/2022
	2/28/2013	15,144	0	7.39	2/28/2023
	2/24/2014	40,984	0	13.08	2/24/2024
	2/23/2015	60,345	0	16.31	2/23/2025
	2/22/2016	46,374	21,080	17.26	2/22/2026
	2/28/2017	36,231	36,232	24.55	2/28/2027
	2/15/2018	15,642	46,927	27.09	2/15/2028
	2/21/2019	0	47,471	40.12	2/21/2029
	2/23/2015					5,365	242,605
	2/22/2016					11,588	524,009
	2/28/2017					13,443	607,892
	2/28/2017					21,865(4)	988,735
	2/28/2017					36,964(5)	1,671,512
	2/15/2018					16,612	751,195
	2/15/2018					24,479(6)	1,106,940
	2/21/2019					14,643	662,156
	2/21/2019					13,193(7)	596,587
	2/15/2018							41,528(8)	1,877,896
	2/21/2019							29,286(9)	1,324,313

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Kevin J. Ballinger	2/24/2014	34,153	0	13.08	2/24/2024
	2/23/2015	51,724	0	16.31	2/23/2025
	2/22/2016	41,104	13,702	17.26	2/22/2026
	3/3/2017	26,408	26,408	24.98	3/3/2027
	2/15/2018	12,166	36,499	27.09	2/15/2028
	2/21/2019	0	38,337	40.12	2/21/2029
	2/23/2015					3,679	166,364
	2/22/2016					7,532	340,597
	3/3/2017					9,909	448,085
	3/3/2017					16,116(4)	728,766
	3/3/2017					27,246(5)	1,232,064
	2/15/2018					12,920	584,242
	2/15/2018					19,038(6)	860,898
	2/21/2019					11,839	535,360
	2/21/2019					10,666(7)	482,317
	2/15/2018							32,298(8)	1,460,516
	2/21/2019							23,678(9)	1,070,719
Joseph M. Fitzgerald	2/28/2011	77,640	0	7.16	2/28/2021
	2/27/2012	70,306	0	6.28	2/27/2022
	2/28/2013	79,264	0	7.39	2/28/2023
	2/24/2014	56,921	0	13.08	2/24/2024
	2/23/2015	58,189	0	16.31	2/23/2025
	2/22/2016	44,265	14,756	17.26	2/22/2026
	3/3/2017	28,808	28,810	24.98	3/3/2027
	12/1/2017	153,186	153,186	26.15	12/1/2027
	2/15/2018	17,380	52,141	27.09	2/15/2028
	2/21/2019	0	50,443	40.12	2/21/2029
	2/23/2015					4,139	187,166
	2/22/2016					8,112	366,825
	3/3/2017					10,809	488,783
	3/3/2017					17,581(4)	795,013
	3/3/2017					29,723(5)	1,344,074
	2/15/2018					18,457	834,626
	2/15/2018					27,199(6)	1,229,939
	2/21/2019					15,578	704,437
	2/21/2019					14,035(7)	634,663
	2/15/2018							46,142(8)	2,086,541
	2/21/2019							31,156(9)	1,408,874

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

Edward F. Mackey	2/23/2015	32,327	0	16.31	2/23/2025
	3/2/2015	68,106	0	17.06	3/2/2025
	2/22/2016	31,618	10,540	17.26	2/22/2026
	2/28/2017	19,762	19,763	24.55	2/28/2027
	2/15/2018	10,428	31,285	27.09	2/15/2028
	2/21/2019	0	35,310	40.12	2/21/2029
	2/23/2015					2,300	104,006
	3/2/2015					19,227	869,445
	2/22/2016					5,794	262,005
	2/28/2017					7,332	331,553
	2/28/2017					11,925(4)	539,249
	2/28/2017					20,161(5)	911,680
	2/15/2018					11,074	500,766
	2/15/2018					16,318(6)	737,900
	2/21/2019					10,904	493,079
	2/21/2019					9,824(7)	444,241
	2/15/2018							27,684(8)	1,251,870
	2/21/2019							21,808(9)	986,158

(1)	All stock options are non-qualified stock options and vest in four equal annual installments beginning on the first anniversary of the date of grant, subject to continued service on each applicable vesting date.
(2)
Unless otherwise noted, all service-based DSUs granted in 2017 and 2018 vest in five equal annual installments and beginning in 2019 all service-based DSUs will vest in four equal annual installments, in each case beginning on the first anniversary of the date of grant, subject to continued service on each applicable vesting date.
(3)	Unless otherwise noted, the amounts reflected in this column are based on the closing price of our common stock on December 31, 2019, which was $45.22.
(4)
In February 2017, each of our NEOs was awarded FCF performance-based DSUs under our 2017 FCF PSP. Our adjusted free cash flow performance over the one-year performance period that ended December 31, 2017 was 98.8% relative to target performance for the same period. Accordingly, in February 2018, the Compensation Committee determined that pursuant to the terms of the 2017 FCF PSP, 97.6% of the target number of FCF performance-based DSUs had satisfied the performance criteria under the program. These awards were settled in January 2020.
(5)
In February 2017, each of our NEOs was awarded TSR performance-based DSUs under our 2017 TSR PSP. Our total shareholder return performance was ranked 10th relative to that of the other companies in the S&P 500 Healthcare Index over the performance cycle comprising the three-year period that ended December 31, 2019. Accordingly, in February 2020 the Compensation Committee determined that pursuant to the terms of the 2017 TSR PSP, 165% of the target number of TSR performance-based DSUs had been earned based on the performance criteria under the program. Amounts for these awards represent the number of shares of our common stock that were delivered or otherwise made available to our NEOs on February 14, 2020 in settlement of the units awarded to them in 2017.
(6)
In February 2018, each of our NEOs was awarded FCF performance-based DSUs under our 2018 FCF PSP. Our adjusted free cash flow performance over the one-year performance period that ended December 31, 2018 was 108.9% relative to target performance for the same period. Accordingly, in February 2019, the Compensation Committee determined that pursuant to the terms of the 2018 FCF PSP, 117.9% of the target number of FCF performance-based DSUs had satisfied the performance criteria under the program. Amounts for these awards represent the number of shares of our common stock that will be delivered or otherwise made available to our NEOs no later than January 15, 2021 in settlement of the units awarded to them in 2018 so long as the service criteria is also satisfied. As of December 31, 2019, such units were unearned and remained subject to forfeiture under the terms of the 2018 FCF PSP.

(7)
In February 2019, each of our NEOs was awarded FCF performance-based DSUs under our 2019 FCF PSP. Our adjusted free cash flow performance over the one-year performance period that ended December 31, 2019 was 93.4% relative to target performance for the same period. Accordingly, in February 2020, the Compensation Committee determined that pursuant to the terms of the 2019 FCF PSP, 90.1% of the target number of FCF performance-based DSUs had satisfied the performance criteria under the program. Amounts for these awards represent the number of shares of our common stock that will be delivered or otherwise made available to our NEOs no later than January 15, 2022 in settlement of the units awarded to them in 2019 so long as the service criteria is also satisfied. As of December 31, 2019, such units were unearned and remained subject to forfeiture under the terms of the 2019 FCF PSP.
(8)
In February 2018, each of our NEOs was awarded TSR performance-based DSUs under our 2018 TSR PSP. In accordance with the SEC rules, the number of performance-based DSUs shown represents the number of units that may be earned as of December 31, 2019 based on maximum performance. The SEC rules require that the maximum number of units be disclosed because the number of units that would have been earned based on actual results under the performance conditions for the two-year period from January 1, 2018 through December 31, 2019 (instead of through the end of the performance period on December 31, 2020) was between target and the maximum level of performance under the program.
(9)
In February 2019, each of our NEOs was awarded TSR performance-based DSUs under our 2019 TSR PSP. In accordance with the SEC rules, the number of performance-based DSUs shown represents the number of units that may be earned as of December 31, 2019 based on maximum performance. The SEC rules require that the maximum number of units be disclosed because the number of units that would have been earned based on actual results under the performance conditions for the one-year period from January 1, 2019 through December 31, 2019 (instead of through the end of the performance period on December 31, 2021) was between target and the maximum level of performance under the program.

Options Exercised and Stock Vested

The following table sets forth information regarding stock options that were exercised and DSUs that vested for our NEOs during the year ended December 31, 2019:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Michael F. Mahoney	—	—	476,848	18,524,661
Daniel J. Brennan	20,462	655,417	116,542	4,523,259
Kevin J. Ballinger	—	—	76,003	2,951,934
Joseph M. Fitzgerald	151,928	5,450,423	84,904	3,302,204
Edward F. Mackey	—	—	75,142	2,949,232

(1)	The amounts shown in this column represent the number of shares acquired on exercise multiplied by the difference between the option exercise price and the closing price of our common stock on the date of exercise.
(2)	The amounts shown in this column represent the number of shares vested or earned multiplied by the closing price of our common stock on the vesting date.

Defined Benefit Retirement Plan

All of our executive officers, including our NEOs, are eligible to participate in our defined benefit Executive Retirement Plan, as amended effective August 1, 2016. The Executive Retirement Plan is a defined benefit plan that is intended to provide a clear and consistent approach to managing retirement-eligible executive departures with a standard, mutually understood separation and post-employment relationship. The plan provides retiring executives with a lump sum benefit of 2.5 months of salary for each year of service, up to a maximum of 36 months' pay. The lump sum payments are made in the first payroll period after the last day of the six-month period following retirement. Receipt of payment is conditioned upon the retiring employee entering into a separation agreement with us that includes a release of claims and customary non-disclosure, non-competition, non-solicitation and non-disparagement clauses in favor of the Company. The plan provides that in the event the executive breaches the non-competition or non-solicitation provision of his or her separation agreement, the executive must, in addition to any other court-ordered relief, repay to the Company all amounts paid under the plan.

To receive benefits under the plan, upon his or her retirement an executive's age plus his or her years of service with us must exceed 65 years (provided that the executive is at least 55 years old and has been employed by us for at least five years). For purposes of the plan, "retirement" means any separation from service (as defined in the plan) other than a termination for "cause" (defined as conviction of, or failure to contest prosecution for, a felony, or misconduct or dishonesty that is harmful to our business or reputation). In addition, if an executive dies and is otherwise eligible for benefits under the plan on the date of his or her death, benefits under the plan will be paid within 60 days of the executive's death.

For retirement-eligible NEOs as of December 31, 2019 (Mr. Fitzgerald), the present value of accrued benefits is calculated as the value of their lump sum benefit under the plan based on the NEO's base salary, age and number of years of credited service as of December 31, 2019. For NEOs who were not eligible for retirement (Messrs. Mahoney, Brennan, Ballinger and Mackey) as of December 31, 2019, the present value of accrued benefits is calculated based on the respective NEO's base salary, age and number of years of credited service as of December 31, 2019, discounted to December 31, 2019 from the earliest retirement eligibility date, using a discount rate of 2.7% per year. This valuation methodology is consistent with the methodology we use for financial statement accounting purposes, except that NEOs are assumed to remain employed by us until their earliest retirement age under the plan (or their age on December 31, if eligible for retirement on that date). For financial statement accounting purposes, the valuation considers the probability that the executives will achieve retirement age. For a more detailed description of the assumptions used in valuing accrued benefits under the plan, please see Note A — Significant Accounting Policies to our 2019 consolidated financial statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2019.

The table below shows the present value of accumulated benefits payable to each of our NEOs, including the numbers of years of service credited to each NEO, under our Executive Retirement Plan as of December 31, 2019.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

Michael F. Mahoney	BSC Executive Retirement Plan	8.20	2,130,314	—
Daniel J. Brennan	BSC Executive Retirement Plan	23.06	1,940,969	—
Kevin J. Ballinger	BSC Executive Retirement Plan	24.07	1,435,984	—
Joseph M. Fitzgerald	BSC Executive Retirement Plan	29.21	2,010,147	—
Edward F. Mackey	BSC Executive Retirement Plan	4.91	568,557	—

(1)	The numbers of years of credited service reflect the NEO's actual years of service as of December 31, 2019. We do not credit additional years of service under the plan. Rather, the plan provides that the number of years of credited service is calculated through the NEO's last day worked. Partially completed years of service are prorated based on calendar days and calculated to the second decimal point.
(2)
Amounts are computed as of December 31, 2019, the same retirement plan measurement date used for financial statement reporting purposes for our audited financial statements for the year ended December 31, 2019.

Nonqualified Deferred Compensation

The Boston Scientific Corporation Deferred Bonus Plan (the Deferred Bonus Plan) provides certain of our management, including our NEOs, an opportunity to defer a portion of their annual award under our Annual Bonus Plan. The Deferred Bonus Plan provides participants the opportunity to defer up to 75% of their annual award under our Annual Bonus Plan until the earlier of (i) termination of employment or (ii) an elected distribution date, such election to be made by June 30th of each year. Investment choices under the plan are generally the same as those under our 401(k) Retirement Savings Plan, except that, among other things, participants may not elect to invest in the BSC Stock Fund. Distributions under the plan are in either lump sum payments or annual installments over a period of two to five years, as specified by the participant. Under the Deferred Bonus Plan, Messrs. Ballinger and Fitzgerald elected to defer 75% of their 2017, 2018 and 2019 Annual Bonus Plan Awards.

In September 2004, we committed to fund a special one-time contribution to our 401(k) Retirement Savings Plan for the benefit of our employees. In June 2005, we adopted an Excess Benefit Plan, a non-qualified deferred compensation plan designed to provide specific supplemental benefits to those employees who would have exceeded the 2004 Code contribution limits if the special contribution had been made to their 401(k) plan accounts. Accordingly, the historic Excess Benefit Plan was established to accept the "overflow" contributions resulting from the special one-time contribution on behalf of participating employees, including certain of our NEOs. Investment choices under the historic Excess Benefit Plan are generally the same as those under our 401(k) Retirement Savings Plan, except that, among other things, executive officers may not elect to invest in the BSC Stock Fund. The investment elections are made by each participant and may be changed daily. Generally, a lump sum cash payment of their respective account balances under the plan is made to participants determined to be "specified employees," including certain of our NEOs, commencing no earlier than six months and one day following their "separation from service."

The table below shows the aggregate earnings and balances for each of our NEOs under our historic Excess Benefit Plan and Deferred Bonus Plan as of December 31, 2019.

Name	Plan Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(1)

Michael F. Mahoney(2)	Excess Benefit Plan	—	—	—	—	—
	Deferred Bonus Plan	—	—	140,272	—	720,601
Daniel J. Brennan	Excess Benefit Plan	—	—	13,260	—	60,801
	Deferred Bonus Plan	—	—	—	—	—
Kevin J. Ballinger	Excess Benefit Plan	—	—	2,645	—	31,558
	Deferred Bonus Plan	—	336,688	479,277	65,305	1,439,572
Joseph M. Fitzgerald	Excess Benefit Plan	—	—	18,773	—	78,902
	Deferred Bonus Plan	—	436,819	519,788	452,395	2,563,537
Edward F. Mackey	Excess Benefit Plan	—	—	—	—	—
	Deferred Bonus Plan	—	—	—	—	—

(1)	No portion of the amounts in this column is included in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column for 2019, 2018 or 2017 in the Executive Compensation section titled "Summary Compensation Table," as the earnings were neither above-market nor preferential.
(2)	Messrs. Mahoney and Mackey were not employed by us when the one-time 401(k) contribution was made to our historic Excess Benefit Plan.

The investment choices under the historic Excess Benefit Plan and the Deferred Bonus Plan and their annual rates of return for the year ended December 31, 2019 are contained in the following table.

Name of Investment Option	2019 Rate of Return

American Funds EuroPacific Growth Fund Class R-6	27.40%
Metropolitan West Total Return Bond Fund Class I	9.09%
PRIMECAP Odyssey Growth Fund	23.97%
T. Rowe Price Institutional Small-Cap Stock Fund	33.96%
T. Rowe Price Value Fund I Class	26.38%
Vanguard Extended Market Index Fund Institutional Plus Shares	28.07%
Vanguard Federal Money Market Fund Investor Shares	2.14%
Vanguard Institutional Index Fund Institutional Plus Shares	31.48%
Vanguard Total Bond Market Index Fund Institutional Shares	8.73%
Vanguard Total International Stock Index Fund Institutional Shares	21.56%
Vanguard Wellington Fund Admiral Shares	22.61%

Potential Payments Upon Termination or Change In Control

Executive Retirement Plan

All of our executives, including our NEOs, are eligible to participate in our Executive Retirement Plan. The Executive Retirement Plan is intended to provide a clear and consistent approach to managing executive departures with a standard mutually-understood separation and post-employment relationship. The benefits payable to our executives upon "retirement" under the Executive Retirement Plan, as well as the present value of amounts accrued thereunder as of December 31, 2019, are reflected in the table and the related footnotes and narrative to the section titled "Defined Benefit Retirement Plan." In addition, changes in the present value of the benefits under the Executive Retirement Plan from December 31, 2018 to December 31, 2019 are reflected in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column of the Summary Compensation Table. For further discussion of our Executive Retirement Plan, please see the footnotes and narrative to the table appearing in the section titled "Defined Benefit Retirement Plan."

Change in Control Agreements

We have entered into Change in Control Agreements with our executives, including our NEOs, and other key employees. Our Change in Control Agreements for our executives are limited to a three-year term and provide that if both a change in control occurs during the term of the agreement and the executive's employment is terminated either by us without "Cause" or by the executive for "Good Reason" (each as described below) during the two-year period following the change in control, then the executive would be entitled to receive a lump sum payment of three times the sum of (i) the executive's base salary and (ii) target incentive bonus (or prior year's bonus, if higher). Additionally, an executive would be entitled to receive a prorated target incentive bonus for the year in which his or her termination occurred, continuation of health, life insurance and other welfare benefits for up to three years, and reimbursement for up to $100,000 in legal fees and expenses incurred by an executive in disputing termination or enforcing rights under his or her Change in Control Agreement. Our Change in Control Agreements further provide that all equity awards granted to executives require both a change in control and a termination without Cause or resignation by the executive for Good Reason within two years after the change in control in order to accelerate vesting; provided, however, that if the surviving or acquiring entity in a change in control transaction does not provide for the substitution or assumption of outstanding equity awards, such outstanding awards will immediately become fully vested.

The Change in Control Agreements include a "best net" provision that requires a reduction in the amount of the severance paid to an executive if the reduction would result in a greater after-tax amount. In exchange for the benefits afforded under our Change in Control Agreements, our executives agree to certain non-disclosure restrictions, a two-year non-solicitation obligation and to execute and not revoke a release in favor of the Company. Executives, including our NEOs, who receive payments under our Change in Control Agreements cannot also receive payments and benefits under our Executive Retirement Plan or Severance Plan For Exempt Employees (the Severance Plan).

For purposes of our Change in Control Agreements, "Cause" generally means willfully engaging in criminal or fraudulent acts or gross misconduct that is demonstrably and materially injurious to us. "Good Reason" generally means, among other things, assignment of duties inconsistent with the executive's status as an executive or an adverse alteration of the executive's duties; a reduction in annual base salary or bonus or failure to increase salary at a rate commensurate with that of other key executives; an adverse change in long-term incentive opportunities; failure by the Company to continue to provide comparable benefits or continue in effect, or continue the executive's participation in, any compensation plan in which the executive participates; the relocation of the executive's principal place of work more than 50 miles; or failure by the Company to obtain a satisfactory agreement from any successor entity to agree to perform the Change in Control Agreement.

Long-Term Incentive Plan

Equity awards granted to our executives under our 2011 LTIP require both a change in control and a subsequent termination without Cause or for Good Reason pursuant to the terms of our Change in Control Agreements for accelerated vesting where the surviving or acquiring entity assumes outstanding awards.

The terms of all service-based DSUs granted in 2019 to our employees, including our NEOs, provide that in the event that the employee's employment terminates:

  (i)
  due to retirement (as defined in the 2011 LTIP) prior to the first anniversary of the equity award grant date, the unvested service-based DSUs will immediately lapse and be forfeited;

  (ii)
  due to death or disability (in each case as defined in the 2011 LTIP) prior to the first anniversary of the equity award grant date, the unvested service-based DSUs will vest in full; or

  (iii)
  due to retirement, death or disability after the first anniversary of the equity award grant date, the unvested service-based DSUs will vest in full.

Our 2011 LTIP is more fully described under the section titled "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — 2011 Long-Term Incentive Plan."

TSR Performance Share Programs

Our TSR PSPs cover our executives, including our NEOs, and are administered by the Compensation Committee. Under our 2017, 2018 and 2019 TSR PSPs, if a participant's employment terminates due to death or disability prior to the end of the three-year performance period, shares of our common stock will be issued in respect of the TSR performance-based DSUs as to which the performance criteria under the program have been satisfied at the end of the three-year performance period as if the participant had been employed until the end of the three-year performance period. Under our 2017, 2018 and 2019 TSR PSPs, if a participant's employment terminates due to retirement after

December 31 in the year of grant and prior to the end of the three-year performance period, shares of our common stock will be issued in respect of the TSR performance-based DSUs as to which the performance criteria under the program have been satisfied at the end of the three-year performance period, on a prorated basis through the date of retirement; however, such awards will be forfeited in their entirety in the event that retirement occurs on or prior to December 31 in the year of grant.

Pursuant to the terms of our Change in Control Agreements, the TSR performance-based DSUs awarded to our executives require both a change in control and a subsequent termination without Cause or for Good Reason for accelerated vesting where the surviving or acquiring entity assumes outstanding awards. Under our TSR PSPs and our Change in Control Agreements, if a change in control and a subsequent termination without Cause or for Good Reason occurs after December 31 in the year of grant, but prior to the end of the three-year performance period, shares of our common stock will be issued in respect of the TSR performance-based DSUs as to which the performance criteria under the program have been satisfied on the last day of the month preceding the date on which the change in control is consummated, on a prorated basis.

Our 2019 TSR PSP is more fully described under the section titled "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — 2019 Total Shareholder Return Performance Share Program."

FCF Performance Share Programs

Our FCF PSPs cover our executives, including our NEOs, and are administered by our Compensation Committee. Under our 2017, 2018 and 2018 FCF PSPs, if a participant's employment terminates (i) due to retirement after the end of the one-year performance period but prior to the end of the three-year service period, shares of our common stock will be issued in respect of the FCF performance-based DSUs as to which the performance criteria under the program have been satisfied, on a prorated basis through the date of retirement (however, such awards will be forfeited in their entirety in the event that retirement occurs prior to the end of the one-year performance period), or (ii) due to death or disability at any time before the end of the three-year service period, shares of our common stock will be issued in respect of the FCF performance-based DSUs as to which the performance criteria under the program have been satisfied as if the participant had been employed until the end of the three-year service period.

Pursuant to the terms of our Change in Control Agreements, the FCF performance-based DSUs awarded to our executives require both a change in control and a subsequent termination without Cause or for Good Reason for accelerated vesting where the surviving or acquiring entity assumes outstanding awards. However, such awards will be forfeited in their entirety in the event of a change of control that occurs prior to the end of the one-year performance period.

Our 2019 FCF PSP is more fully described under the section titled "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — 2019 Free Cash Flow Performance Share Program."

2019 Annual Bonus Plan

Our 2019 Annual Bonus Plan is generally available to all U.S. salaried personnel not eligible for commissions under sales compensation plans, including our NEOs, and certain international and expatriate/inpatriate employees working in positions designated by the Company as eligible to participate in the plan. To be eligible to receive their incentive award, participants generally must be employed by us on the date payments are made under the 2019 Annual Bonus Plan. However, in the event of death, retirement or certain involuntary terminations without cause, in each case, as described in the 2019 Annual Bonus Plan, participants may receive their performance incentive awards for the year on a prorated basis based on the percentage of the year the participant was employed by us and eligible to participate (subject to certain minimum months of service requirements). Grants of performance incentive awards to our NEOs under our 2019 Annual Bonus Plan are reflected in the Summary Compensation Table in the "Non-Equity Incentive Plan Compensation" column, and our 2019 Annual Bonus Plan is more fully described under the section titled "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — 2019 Annual Bonus Plan," as well as the Compensation Discussion & Analysis section titled "Short-Term Incentives."

Severance Plans

We maintain severance plans for eligible employees, including our NEOs, under which participants are entitled to receive certain payments and benefits for specified periods of time following a qualifying termination. Such benefits are only available in the event of certain involuntary terminations either (i) due to an anticipated facility relocation or closing or a reduction of staffing levels where the employee has not refused a similar position with us, or (ii) resulting from a sale, merger or reorganization of our Company where the employee is not provided an opportunity to be employed in a similar position with the acquiring or resulting entity. Executives, including our NEOs, who are eligible to receive payments under our Executive Retirement Plan or who receive severance payments under a Change in Control Agreement are not also eligible to receive payments and benefits under our severance plans.

The Severance Plan provides that director level and above exempt employees, including certain of our NEOs, are eligible for:

  (i)
  two weeks of payments for each completed year of service to the Company, based on the weekly rate of the employee's salary in effect on the date of his or her termination, with a minimum benefit of 26 weeks and a maximum benefit of 52 weeks;

  (ii)
  one month of subsidized health and dental coverage for each completed year of service to the Company with a minimum benefit of six months and a maximum benefit of twelve months; and

  (iii)
  outplacement services, in each case, in the event of certain involuntary terminations described above.

Additionally, the Severance Plan provides that, in the event of certain involuntary terminations, employees eligible to participate in our Annual Bonus Plan may be entitled to a prorated bonus if such involuntary termination occurs on or after October 1 of a calendar year. The prorated bonus is calculated by multiplying the amount of the bonus an employee would have received for the calendar year, had he or she remained employed by the Company until the bonus payment date (or, if less, the target bonus) (Bonus), times a fraction, as follows:

Bonus	×	number of days in which employee was bonus eligible during calendar year number of days in the calendar year

Under the Severance Plan, the payment of severance benefits is subject to the Company's receipt of a release of claims. In addition, the maximum severance payment available under the plan is limited to twice the Code dollar limitation in effect for qualified plans for the calendar year immediately preceding the calendar year in which the termination occurs.

The following tables show potential payments to Messrs. Mahoney, Brennan, Ballinger, Fitzgerald and Mackey under existing agreements, plans or other arrangements, for various scenarios involving a change in control or termination of employment, in each case assuming the termination was effective before the end of the day on December 31, 2019 and, where applicable, using the closing price of our common stock of $45.22 per share on December 31, 2019. In each case, amounts in these tables do not include amounts payable, if any, to our NEOs who were not retirement eligible on December 31, 2019 pursuant to our Executive Retirement Plan, which are described in the table and accompanying narrative and footnotes in the section titled "Defined Benefit Retirement Plan."

Michael F. Mahoney

Payments Due Upon Termination:	Termination for Cause ($)(1)	Voluntary Termination ($)(2)	Involuntary Termination Without Cause ($)(3)	Change in Control ($)(4)	Termination Following Change in Control ($)(4)	Disability ($)	Death ($)	Retirement ($)

Cash Severance
Base Salary	—	—	550,000	—	3,840,000	—	—	—
Bonus	—	—	—	—	6,386,310	—	—	—
Pro rata Target Bonus(5)	—	—	1,920,000	—	1,920,000	—	1,920,000	—

Total Cash Severance	—	—	2,470,000	—	12,146,310	—	1,920,000	—
Benefits
Health and Welfare Benefits(6)	—	—	8,906	—	47,468	—	—	—
Post-Termination Life Insurance	—	—	—	—	2,376	—	—	—
Executive Retirement Plan(7)	—	—	—	—	—	—	—	—
Other Benefits(8)	—	—	2,000	—	—	—	—	—

Total Benefits	—	—	10,906	—	49,844	—	—	—
280G or Other Tax Adjustment	—	—	—	—	—	—	—	—
Long Term Incentives
Value of Accelerated Stock Options(9)	—	—	—	—	10,313,912	10,313,912	10,313,912	—
Value of Accelerated Deferred Stock Units(10)	—	—	—	—	31,431,943	42,750,316	42,750,316	—

Total Value of Accelerated Equity Grants	—	—	—	—	41,745,855	53,064,228	53,064,228	—

Total Value: All Benefits	—	—	2,480,906	—	53,942,009	53,064,228	54,984,228	—

Daniel J. Brennan

Payments Due Upon Termination:	Termination for Cause ($)(1)	Voluntary Termination ($)(2)	Involuntary Termination Without Cause ($)(3)	Change in Control ($)(4)	Termination Following Change in Control ($)(4)	Disability ($)	Death ($)	Retirement ($)

Cash Severance
Base Salary	—	—	550,000	—	1,980,142	—	—	—
Bonus	—	—	—	—	1,880,208	—	—	—
Pro rata Target Bonus(5)	—	—	561,040	—	561,040	—	561,040	—

Total Cash Severance	—	—	1,111,040	—	4,421,390	—	561,040	—
Benefits
Health and Welfare Benefits(6)	—	—	13,360	—	47,306	—	—	—
Post-Termination Life Insurance	—	—	—	—	1,557	—	—	—
Executive Retirement Plan(7)	—	—	—	—	—	—	—	—
Other Benefits(8)	—	—	2,000	—	—	—	—	—

Total Benefits	—	—	15,360	—	48,863	—	—	—
280G or Other Tax Adjustment	—	—	—	—	—	—	—	—
Long Term Incentives
Value of Accelerated Stock Options(9)	—	—	—	—	2,430,925	2,430,925	2,430,925	—
Value of Accelerated Deferred Stock Units(10)	—	—	—	—	7,362,953	9,857,214	9,857,214	—

Total Value of Accelerated Equity Grants	—	—	—	—	9,793,878	12,288,139	12,288,139	—

Total Value: All Benefits	—	—	1,126,400	—	14,264,131	12,288,139	12,849,179	—

Kevin J. Ballinger

Payments Due Upon Termination:	Termination for Cause ($)(1)	Voluntary Termination ($)(2)	Involuntary Termination Without Cause ($)(3)	Change in Control ($)(4)	Termination Following Change in Control ($)(4)	Disability ($)	Death ($)	Retirement ($)

Cash Severance
Base Salary	—	—	544,620	—	1,770,018	—	—	—
Bonus	—	—	—	—	1,346,754	—	—	—
Pro rata Target Bonus(5)	—	—	442,504	—	442,504	—	442,504	—

Total Cash Severance	—	—	987,124	—	3,559,276	—	442,504	—
Benefits
Health and Welfare Benefits(6)	—	—	15,758	—	55,213	—	—	—
Post-Termination Life Insurance	—	—	—	—	1,396	—	—	—
Executive Retirement Plan(7)	—	—	—	—	—	—	—	—
Other Benefits(8)	—	—	2,000	—	—	—	—	—

Total Benefits	—	—	17,758	—	56,609	—	—	—
280G or Other Tax Adjustment	—	—	—	—	—	—	—	—
Long Term Incentives
Value of Accelerated Stock Options(9)	—	—	—	—	1,774,851	1,774,851	1,774,851	—
Value of Accelerated Deferred Stock Units(10)	—	—	—	—	5,524,739	7,511,913	7,511,913	—

Total Value of Accelerated Equity Grants	—	—	—	—	7,299,590	9,286,764	9,286,764	—

Total Value: All Benefits	—	—	1,004,882	—	10,915,475	9,286,764	9,729,268	—

Joseph M. Fitzgerald

Payments Due Upon Termination:	Termination for Cause ($)(1)	Voluntary Termination ($)(2)	Involuntary Termination Without Cause ($)(3)	Change in Control ($)(4)	Termination Following Change in Control ($)(4)	Disability ($)	Death ($)	Retirement ($)

Cash Severance
Base Salary	—	—	—	—	2,010,146	—	—	—
Bonus	—	—	—	—	1,747,275	—	—	—
Pro rata Target Bonus(5)	—	536,039	536,039	—	536,039	536,039	536,039	536,039

Total Cash Severance	—	536,039	536,039	—	4,293,460	536,039	536,039	536,039
Benefits
Health and Welfare Benefits(6)	—	—	—	—	47,312	—	—	—
Post-Termination Life Insurance	—	—	—	—	1,587	—	—	—
Executive Retirement Plan(7)	—	2,010,147	2,010,147	—	—	2,010,147	2,010,147	2,010,147
Other Benefits(8)	—	—	—	—	—	—	—	—

Total Benefits	—	2,010,147	2,010,147	—	48,899	2,010,147	2,010,147	2,010,147
280G or Other Tax Adjustment	—	—	—	—	—	—	—	—
Long Term Incentives
Value of Accelerated Stock Options(9)	—	4,862,265	4,862,265	—	5,119,524	5,119,524	5,119,524	4,862,265
Value of Accelerated Deferred Stock Units(10)	—	6,144,054	6,144,054	—	6,848,492	9,547,258	9,547,258	6,144,054

Total Value of Accelerated Equity Grants	—	11,006,319	11,006,319	—	11,968,016	14,666,782	14,666,782	11,006,319

Total Value: All Benefits	—	13,552,505	13,552,505	—	16,310,375	17,212,968	17,212,968	13,552,505

Edward F. Mackey

Payments Due Upon Termination:	Termination for Cause ($)(1)	Voluntary Termination ($)(2)	Involuntary Termination Without Cause ($)(3)	Change in Control ($)(4)	Termination Following Change in Control ($)(4)	Disability ($)	Death ($)	Retirement ($)

Cash Severance
Base Salary	—	—	290,012	—	1,740,073	—	—	—
Bonus	—	—	—	—	1,305,054	—	—	—
Pro rata Target Bonus(5)	—	—	435,018	—	435,018	—	435,018	—

Total Cash Severance	—	—	725,030	—	3,480,145	—	435,018	—
Benefits
Health and Welfare Benefits(6)	—	—	4,882	—	35,470	—	—	—
Post-Termination Life Insurance	—	—	—	—	1,373	—	—	—
Executive Retirement Plan(7)	—	—	—	—	—	—	—	—
Other Benefits(8)	—	—	2,000	—	—	—	—	—

Total Benefits	—	—	6,882	—	36,843	—	—	—
280G or Other Tax Adjustment	—	—	—	—	(647,034)	—	—	—
Long Term Incentives
Value of Accelerated Stock Options(9)	—	—	—	—	1,450,477	1,450,477	1,450,477	—
Value of Accelerated Deferred Stock Units(10)	—	—	—	—	5,288,297	7,070,966	7,070,966	—

Total Value of Accelerated Equity Grants	—	—	—	—	6,738,774	8,521,443	8,521,443	—

Total Value: All Benefits	—	—	731,912	—	9,608,728	8,521,443	8,956,461	—

(1)	Employees, including NEOs, are not entitled to any benefits upon termination for cause. All unvested equity awards, as well as all vested but unexercised stock options, are forfeited as of the date of termination for Cause.
(2)	Other than for Mr. Fitzgerald, who was retirement eligible, no benefits were payable upon voluntary termination by our NEOs as of December 31, 2019.
(3)
Amounts in this column represent benefits payable upon involuntary termination by the Company on December 31, 2019 (other than termination for cause or in connection with a change in control). Amounts for Messrs. Mahoney, Brennan, Ballinger and Mackey represent benefits payable pursuant to our 2019 Annual Bonus Plan and the Severance Plan only in the event of certain involuntary terminations under the plans where each is not otherwise offered similar employment within the Company. Amounts for Mr. Fitzgerald represent benefits payable pursuant to our 2019 Annual Bonus Plan and Executive Retirement Plan. Because Mr. Fitzgerald is eligible to receive benefits under the Executive Retirement Plan, he is not eligible for any payments of benefits under the Severance Plan.
(4)
All equity awards granted to our executives require both a change in control and subsequent termination (without Cause or by the executive for Good Reason) in order to accelerate vesting; provided, however, that if the surviving or acquiring entity in a change in control transaction does not provide for the substitution or assumption of outstanding equity awards, such outstanding awards will immediately become fully vested. Amounts in the "Change in Control" column assume that the executive is not terminated subsequent to a change in control and that the surviving or acquiring entity in a change in control transaction provides for the substitution or assumption of outstanding equity awards.

Amounts in the "Termination Following Change in Control" column represent benefits payable under our Change in Control Agreements following termination without Cause or resignation by the executive for Good Reason on December 31, 2019 in connection with, and within two years of, a change in control of the Company. For a further description of our Change in Control Agreements, please see the section titled "Change in Control Agreements" in the narrative to these tables.

(5)	Amounts in the "Pro rata Target Bonus" row represent the assumed on-plan bonus under our 2019 Annual Bonus Plan, which is equal to the incentive target amount under the plan, for each of our NEOs.

Under the 2019 Annual Bonus Plan, participants generally must be employed by us on the date payments are made in order to be eligible for their incentive award. However, in the event of death, retirement or certain involuntary terminations without cause, participants generally may receive their performance incentive awards for the year on a prorated basis based on the percentage of the year the participant was employed by us and eligible to participate (subject to certain minimum months of service requirements). For a further description of our 2019 Annual Bonus Plan, please see the "Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table — 2019 Annual Bonus Plan," as well as the Compensation Discussion & Analysis section titled "Short-Term Incentives."
(6)	In determining the value of health and welfare benefits, we used the assumptions used for financial reporting purposes under GAAP.
(7)
Amounts in the "Executive Retirement Plan" row represent amounts earned under our Executive Retirement Plan, provided the NEO is eligible for benefits under the plan. In order to be eligible for benefits under the plan, the sum of an executive officer's age and years of service must equal 65, provided that the executive is at least 55 years old and has completed at least five years of service with us. Mr. Fitzgerald is the only NEO that was eligible for benefits under the plan on December 31, 2019.
(8)	Amounts in the "Other Benefits" row represent payment of outplacement services under the Severance Plan.
(9)
Amounts in the "Value of Accelerated Stock Options" row represent the number of shares underlying in-the-money unvested stock options held by each NEO, multiplied by the difference between that option's exercise price and $45.22 (the closing price of our common stock on December 31, 2019).
(10)
Amounts in the "Value of Accelerated Deferred Stock Units" row represent the value of the number of each NEO's performance and service-based DSUs, the vesting of which would have accelerated as of December 31, 2019, calculated by multiplying the number of accelerated DSUs by $45.22 (the closing price of our common stock on December 31, 2019).

In February 2017, each of our NEOs was awarded TSR performance-based DSUs under our 2017 TSR PSP, the attainment of which was based on the TSR of our common stock relative to the TSR of the common stock of the other companies in the S&P 500 Healthcare Index over a three-year performance period. As of December 31, 2019, the performance and concurrent service period had been completed, and each NEO became entitled to 165% of the target number of TSR performance-based DSUs he was granted under the program in February 2017. The values of the awards to our NEOs under our 2017 TSR PSP are included in the tables above.

In February 2018 and 2019, each of our NEOs was awarded TSR performance-based DSUs under our 2018 and 2019 TSR PSPs, respectively, the attainment of which will be based on the TSR of our common stock relative to the TSR of the common stock of the other companies in the S&P 500 Healthcare Index over a three-year performance and service period (Performance Period). Under the 2018 and 2019 TSR PSPs, if (a) a participant is terminated without Cause or for Good Reason following a change in control after December 31 in the year of grant but prior to the end of the Performance Period or (b) a participant's employment terminates due to retirement after December 31 in the year of grant but prior to the end of the Performance Period, shares of our common stock will be issued in respect of the TSR performance-based DSUs as to which the performance criteria under the program had been satisfied, as of (x) for (a) above, the last day of the month preceding the date on which the change in control is consummated and (y) for (b) above, the end of the Performance Period, in each case prorated based on the number of months worked during the Performance Period, rounded to the nearest whole month. In addition, under our 2018 and 2019 TSR PSPs, if a participant's employment is terminated due to death or disability before the end of the Performance Period, shares of our common stock will be issued in respect of the TSR performance-based DSUs as to which the performance criteria under the program has been satisfied at the end of the Performance Period, as if the participant had been employed through the end of the Performance Period.

If an NEO's employment was terminated without Cause or if the NEO resigned for Good Reason following a change in control on December 31, 2019, (a) the awards under our 2018 TSR PSP would accelerate, subject to proration as described in the foregoing paragraph, at 188% of target because the Company's TSR performance during the period beginning January 1, 2018 and ended December 31, 2019 ranked 8th compared to its 57 peers for that period, and (b) the awards under our 2019 TSR PSP would be forfeited because the change in control did not occur after December 31 in the year of grant. Because we have not yet reached the end of the Performance Period for the awards under the 2018 and 2019 TSR PSPs, we are unable to ascertain with certainty the value of the TSR performance-based DSUs the NEOs would be entitled to in the event of retirement, death or disability on December 31, 2019. In such events, assuming that the Company's performance at the end of the Performance Period is the same as for the one- and two-year periods ended December 31, 2019, (a) the awards under our 2018 TSR PSP would accelerate, subject to proration as described in the foregoing paragraph, at 188% of target, and (b) the awards under our 2019 TSR PSP would accelerate, subject to proration as described in the foregoing paragraph, at 142% of target because the Company's TSR performance during the period beginning January 1, 2019 and ended December 31, 2019 ranked 23rd compared to its 60 peers for that period.

For a discussion of the actual performance under our 2017, 2018 and 2019 TSR PSPs, please see the footnotes to the table appearing in "Outstanding Equity Awards At Fiscal Year End."

In February 2017, 2018 and 2019, each of our NEOs was awarded FCF performance-based DSUs under our 2017 FCF PSP, 2018 FCF PSP and 2019 FCF PSP, respectively. Our adjusted free cash flow performance in 2017 was 98.8% relative to our 2017 internal financial plan; accordingly, in February 2018, the Compensation Committee determined that pursuant to the terms of the 2017 FCF PSP, 97.6% of the target number of FCF performance-based DSUs had been earned under the program. Our adjusted free cash flow performance in 2018 was 108.9% relative to our 2018 internal financial plan; accordingly, in February 2019, the Compensation Committee determined that pursuant to the terms of the 2018 FCF PSP, 117.9% of the target number of FCF performance-based DSUs had been earned under the program. Our adjusted free cash flow performance in 2019 was 93.4% relative to our 2019 internal financial plan; accordingly, in February 2020, the Compensation Committee determined that pursuant to the terms of the 2019 FCF PSP, 90.1% of the target number of FCF performance-based DSUs had been earned under the program. All of such units were subject to the satisfaction of the service criteria over a three-year period (inclusive of the performance period). Under the 2017 FCF PSP, if a participant's employment terminates due to retirement, death or disability after the end of the performance period but prior to the end of the three-year service period, shares of our common stock will be issued in respect of the FCF performance-based DSUs as to which the performance criteria under the program have been satisfied on a prorated basis based on the number of months worked during the three-year service period, rounded to the nearest whole month. Under the 2018 and 2019 FCF PSPs, if a participant's employment terminates due to retirement after the performance period but prior to the end of the three-year service period, shares of our common stock will be issued in respect of the FCF performance-based DSUs as to which the performance criteria under the program have been satisfied on a prorated basis based on the number of months worked during the three-year service period, rounded to the nearest whole month, and if a participant's employment terminates due to death or disability before the end of the three-year service period, shares of our common stock will be issued in respect of the FCF performance-based DSUs as to which the performance criteria under the program have been satisfied, as if the participant had been employed through the end of the three-year service period. Additionally, pursuant to the terms of our Change in Control Agreements, the vesting of FCF performance-based DSUs awarded to our executives will be accelerated on a pro rata basis based on the number of months worked during the three-year service period, rounded to the nearest whole month in the event of both a change in control and a subsequent termination without Cause or for Good Reason.

CEO Pay Ratio

We strive to pay our employees competitively compared to similar positions in the applicable labor market. We follow that approach worldwide, whether for an executive position or an hourly job at a local facility. We take into account location, job level and pay grade, time with us and time in current role, experience and skill set, and adjust compensation annually to match the applicable market. By doing so, we believe we maintain a high-quality, stable workforce. We determined the compensation we paid to the median employee in accordance with this philosophy.

Under rules adopted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are required to calculate and disclose the total compensation paid to our median employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to Michael F. Mahoney, our CEO. The following paragraphs describe our methodology and the resulting CEO Pay Ratio.

For 2019, our last completed fiscal year:

  •
  the annual total compensation of the employee identified at median of our company (other than our CEO), was $65,630; and

  •
  the annual total compensation of our CEO was $15,764,140.

Based on this information, for 2019 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees (other than our CEO) was estimated to be approximately 240 to 1.

The pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. The SEC rules for identifying the "median employee" and calculating the pay ratio based on that employee's annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.

To identify the median of the annual total compensation of all our employees and the annual total compensation of the median employee, the methodology and the material assumptions, adjustments and estimates that we used were as follows:

  •
  The median employee that was used for purposes of calculating the CEO Pay Ratio for 2019 is the same employee that we identified for CEO Pay Ratio disclosure for 2017 and 2018. There has been no change in our employee population or employee compensation arrangements since that median employee was identified that we believe would significantly impact our pay ratio disclosure.

  •
  With respect to the annual total compensation of the "median employee," we identified and calculated the elements of such employee's compensation for 2019 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $65,630. We calculated the median employee's actual salary for the twelve-month period ended December 31, 2019. In addition, the median employee's total compensation for 2019 includes a bonus that was paid in early 2020, company matching contributions to the employee's 401(k) plan, and premiums and the imputed income for Company-paid term life insurance.

  •
  With respect to the annual total compensation of our CEO, we used the amount reported in the "Total" column for 2019 in our Summary Compensation Table included in this Proxy Statement.

PROPOSAL 2: ADVISORY VOTE TO APPROVE
NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A of the Exchange Act requires that we provide our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of the named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Our Board has determined to provide our stockholders this opportunity on an annual basis and we expect the next vote to be held at our 2021 annual meeting of stockholders.

As described in the Compensation Discussion & Analysis, our executive compensation philosophy is to provide appropriate competitive compensation opportunities to our executives with actual pay outcomes heavily influenced by the achievement of Company performance targets and individual performance objectives (in other words, "pay for performance") in support of our business strategy and creation of long-term stockholder value.

Executive Compensation Program Best Practices

Our Compensation Committee believes that a strong foundation for our compensation program is necessary to execute our executive compensation philosophy effectively. The following key aspects of executive compensation best practices serve as the foundation for our compensation program:

Pay for Performance

We believe our emphasis on at-risk, performance-based incentive compensation — consisting of our Annual Bonus Plan awards and long-term equity awards — aligns our executives with our business strategy and the short- and long-term interests of our stockholders, providing "pay for performance" and putting a significant portion of our executives' pay "at risk."

A Significant Portion of our NEOs' 2019 Target TDC is At-Risk, Performance-Based Compensation

Our Compensation Committee ties a significant portion of the primary elements of our executives' target TDC to at-risk, performance-based incentive opportunities. For 2019, approximately 90.8% of the target value of the primary elements of TDC for our CEO and approximately 80.5% of the target value of the primary elements of TDC for our other NEOs, as a group, consisted of at-risk, performance-based incentive compensation. For additional details and a breakdown of at-risk, performance-based incentive compensation, please see the Compensation Discussion & Analysis sections titled "A Significant Portion of our NEOs' 2019 Target TDC is At-Risk, Performance-Based Compensation" and "Elements of 2019 Executive Compensation, Primary Elements of Total Direct Compensation."

Accordingly, we ask our stockholders to vote "FOR" the following resolution at the Annual Meeting:

"RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company's Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion & Analysis, compensation tables and narrative discussion."

While the vote is advisory in nature, which means that it is non-binding on us, our Compensation Committee values the opinions of our stockholders and will take into consideration the outcome of the vote when considering future executive compensation arrangements. We currently conduct annual advisory votes on executive compensation, and, therefore, we intend to hold the next advisory vote to approve the compensation of the named executive officers at our 2021 Annual Meeting of Stockholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
"FOR" THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE
OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT
PURSUANT TO ITEM 402 OF REGULATION S-K.

PROPOSAL 3: APPROVAL OF THE BOSTON SCIENTIFIC CORPORATON
AMENDED AND RESTATED 2011 LONG-TERM INCENTIVE PLAN

The Boston Scientific Corporation 2011 Long-Term Incentive Plan (2011 LTIP) expires on March 1, 2021. Therefore, we are asking our stockholders to approve an amendment and restatement of the 2011 LTIP to be effective as of October 1, 2020 (Effective Date) to, among other amendments, extend the ability to continue to grant awards beyond March 2021 (Amended LTIP). The Amended LTIP also provides for an increase to the number of shares of our common stock available for issuance under the plan. In addition, we are asking our stockholders to approve certain stockholder-protective amendments to the 2011 LTIP to strengthen our equity plan governance and to incorporate evolving best practice features intended to address stockholder interests.

We believe that continuation of our equity compensation program through the proposed amendment and restatement of the 2011 LTIP would enable us to continue to attract, retain, motivate and reward qualified personnel. We believe that equity compensation is a critical component of our total compensation package that helps us to meet our human capital needs while also promoting a strong ownership and disciplined pay-for-performance culture that aligns the interests of our workforce with those of our stockholders.

If our stockholders do not vote to approve the Amended LTIP, the 2011 LTIP will expire on March 1, 2021 and no other changes described in this proposal will take effect. Further, if our stockholders do not approve the Amended LTIP, and as a consequence we are not able to continue to grant equity awards at competitive levels, we believe it will negatively affect our ability to recruit and retain highly qualified employees, which could have the effect of hampering our growth.

Requested Share Reserve

As of December 31, 2019, we had 55,928,191 shares remaining for the grant of new awards under the 2011 LTIP. If the Amended LTIP is approved by our stockholders, 25,375,000 shares would be added to our reserve of 55,928,191 shares as of December 31, 2019, for a total of 81,303,191 shares of our common stock available for issuance pursuant to future awards granted on or following the effective date of the Amended LTIP. (Total does not account for any award activity since December 31, 2019.) Accordingly, the total number of shares authorized under the plan would be increased from 145,600,000 to 170,975,000.

Outstanding Awards and Historical Granting Practices

The 2011 Plan is our only active employee equity plan (excluding our Employee Stock Purchase Plan). The table below outlines key information regarding outstanding awards under the 2011 Plan as of December 31, 2019. As described above, we do not maintain any other equity plan and, as such, the summary of the Plan outstanding awards includes all of our equity award activity.

2011 LTIP

Total shares underlying outstanding stock options	23,065,197
Weighted-average exercise price of outstanding stock options	$19.47
Weighted-average remaining contractual life of outstanding stock options	5.5 years
Total shares underlying time-based outstanding unvested full value awards(1)	11,079,994
Common Stock outstanding as of January 31, 2020	1,396,195,349

(1)	For purposes of calculating the number of shares underlying awards granted, the number of shares included for all 2018 and 2019 TSR performance-based DSUs, for which the actual performance has not yet been determined, represents the number of units that may be earned at the end of the applicable three-year service period based on target performance.

The table below summarizes our burn rate activity during the three most recent years.

	2019	2018	2017

Full Value Awards Granted	3,656,000	4,375,000	4,798,000
Stock Options Granted	2,992,313	3,491,000	4,439,000
Total Equivalent Shares Granted(1)	13,960,313	16,616,000	18,833,000
Basic Weighted-Average Shares Outstanding	1,391,532,825	1,381,000,000	1,370,100,000
Burn Rate(2)	1.00%	1.20%	1.37%

(1)	For this purpose, the total equivalent shares granted is calculated in accordance with the methodology applied by Institutional Shareholder Services ("ISS") and on an option equivalent basis. Based on the methodology applied by ISS and our historical share price volatility, a multiplier of 3.0x is applied to full value awards for conversion to option equivalents.
(2)
For this purpose, the adjusted burn rate is calculated in accordance with the ISS methodology and on an option equivalent basis. Based on the methodology applied by ISS and our historical share price volatility, a multiplier of 3.0x is applied to full value awards for conversion to option equivalents. Burn rate is expressed as a percentage of based weighted-average shares outstanding during the fiscal year.

In the event that this proposal is approved, we expect that the total overhang associated with the Amended LTIP will align with the 25th percentile of the three-year average for companies included in our compensation peer group. Including the 55,928,191 million share reserve for future awards and 34,144,197 million shares associated with outstanding full value awards and unexercised options, we expect our total overhang will equal approximately 7.64%. This compares to a median total overhang of 10.4% of the three-year average among companies included in our compensation peer group. For this purpose, "total overhang" is defined as (i) the number of shares subject to outstanding awards granted to employees and directors, plus the number of shares available for future grant under the Amended LTIP, (ii) divided by the number of shares of our common stock outstanding.

Based on a review of our historical and projected grant practices, we believe that the shares reserved for use under the Amended LTIP will meet the Company's equity grant needs for approximately 5.5 years. The shares reserved may, however, last for more or less than five to seven years depending on currently unknown factors, such as the number of grant recipients, future grant practices and the

Company's share price. If stockholders do not vote to approve the Amended LTIP, the 2011 LTIP will expire on March 1, 2021 and the no other changes described in this proposal will take effect.

Stockholder Approval Requirement

Under our By-Laws, the affirmative vote of the holders of a majority of the shares of common stock represented and voting at the meeting is required to approve the Amended LTIP. NYSE listing requirements also require that the total votes cast on this proposal represent over 50% of all the shares of common stock entitled to vote.

Material Changes to the 2011 LTIP

The following summary highlights the proposed material changes to the 2011 LTIP.

  •
  The number of shares of common stock reserved for issuance under the Amended LTIP will be increased by 25,375,000 shares.

  •
  A reasonable annual limit will be imposed on the cash and equity compensation that may be granted or paid to any non-employee director during a calendar year. The accounting value of equity awards, when aggregated with cash compensation, granted to a non-employee director in any calendar year may not exceed $600,000.

  •
  A one-year minimum vesting requirement will apply to all awards except for a limited carve-out with respect to awards for up to 5% of the total number of shares that are available for new awards as of the effective date of the Amended LTIP.

  •
  The "single trigger" change in control vesting acceleration provision will be eliminated.

  •
  The provisions under the Internal Revenue Code of 1986, as amended (the "Code"), that were previously required in order to grant "qualified performance-based compensation" under Section 162(m) will be eliminated in light of the elimination of the qualified performance-based compensation exception from the deductibility limitations applicable to certain executives, except that the individual award limits that were previously applicable to such executives have been retained and will now apply to all awards granted to all participants (no longer limited to performance-based awards granted to "covered executives").

  •
  The provisions addressing the treatment of an employment termination on an award have been eliminated and will instead be addressed in an individual participant's award agreements.

  •
  The Amended LTIP will provide the plan administrator with the authority to impose a "clawback" on awards granted under the Amended LTIP to the extent necessary to comply with applicable laws or Company policies.

  •
  The dividend and dividend equivalent provisions will be clarified to provide that dividends and equivalents will not be paid unless the underlying awards vest.

Key Terms of the Amended LTIP at a Glance

The following summary of key provisions of the Amended LTIP is qualified in its entirety by reference to the Amended LTIP, which is attached to this proxy statement as Annex B.

Eligible Participants:	Employees, directors and consultants of the Company, a parent, a subsidiary or an affiliate generally are eligible to receive each type of award offered under the Amended LTIP (except as noted below with respect to incentive stock options (ISOs)).

Only employees of the Company, a parent or a subsidiary are eligible to receive ISOs under the Amended LTIP.

Shares Available for Future Awards:	81,303,191 shares would be available for new grants under the Amended LTIP over the term of the plan, subject to adjustment in the event of certain changes in the capitalization of the Company. (Total does not account for any award activity since December 31, 2019.) This number represents an increase in the number of available shares for future grants under the Amended LTIP of 25,375,000.
Award Types	(1)	Options (Incentive Stock Options and Nonstatutory Stock Options)
	(2)	Restricted and Unrestricted Stock
	(3)	Restricted Stock Units (RSUs)
	(4)	Stock Appreciation Rights (SARs)
	(5)	Dividend Equivalent Rights.
Award Terms:	Options and SARs will have a term of no longer than ten years.
ISO Limits:	No more than the maximum number of shares reserved for issuance under the Amended LTIP may be granted as ISOs under the Amended LTIP.
Vesting:	As determined by the Amended LTIP Administrator, subject to a one-year minimum vesting requirement except with respect to a limited carve-out with respect to awards for up to 5% of the shares available for new grants as of the effective date of the Amended LTIP (and in other limited circumstances as noted below in the summary)
Not Permitted	The following are not permitted under the Amended LTIP:
(1)
No repricing. Unless approved by the shareholders, we will not be able reprice or reduce the exercise price of an underwater option or SAR, or exchange underwater options or SARs for (i) a new option or SAR with a lower exercise price, (ii) a cash payment or (iii) any other award.
(2)
No liberal recycling of shares subject to options or SARs. We will not be able to add shares back to the number of shares available for issuance when shares covered by an option or an SAR are surrendered in payment of the option or SAR exercise price or in satisfaction of tax withholding obligations.
	(3)	No automatic vesting acceleration upon a change in control in the event awards are assumed.
	(4)	No payment of dividends or dividend equivalent rights prior to the vesting of the underlying awards.

Summary of the Amended LTIP

The following summary of certain material features of the Amended LTIP, as amended, is qualified in its entirety by reference to the Amended LTIP, which is attached to this proxy statement as Annex B.

General

The Amended LTIP provides for the grant of restricted or unrestricted common stock, restricted stock units, options to acquire our common stock and stock appreciation rights (collectively, "Awards") by the Executive Compensation and Human Resources Committee of the Board of Directors (the "Committee"). The Committee consists solely of non-employee members of our Board.

Share Pool and Grant Limitations

The proposed Amended LTIP provides for the grant of Awards covering a maximum of 170,975,000 shares of our common stock (which reflects an increase of 25,375,000 shares as of the date the Amended LTIP becomes effective). We may issue authorized and unissued common stock or shares available in treasury under the Amended LTIP.

The following share-counting rules will apply to the foregoing share reserve:

  •
  Grants of options or stock appreciation rights will reduce the limitation by one share for each share covered by the Award, but grants of other stock-based Awards, such as restricted stock units, will reduce the limitation by 1.85 shares for each share covered by the Award.

  •
  If an Award under the Amended LTIP expires, terminates, or is forfeited or cancelled without having been exercised in full, or in the case of an Award not requiring exercise, is forfeited or cancelled, in whole or in part, those shares will be added back to the remaining available shares under the Amended LTIP as one share for each share covered by an option or stock appreciation right, and as 1.85 shares for each share covered by any other stock-based Award.

  •
  Shares withheld or delivered to satisfy payment of any tax withholding obligation under an Award which is not an option or stock appreciation right will also be added back to available shares under the 2011 LTIP as 1.85 shares for each share withheld or delivered.

  •
  Shares withheld or delivered to pay the exercise price under an option or stock appreciation right, or any tax withholding obligation under an Award which is an option or share appreciation will not be added back to available shares under the Amended LTIP.

  •
  Shares repurchased in the open market with the proceeds from the exercise of an option will not be added back to available shares under the Amended LTIP.

The Committee may also make grants under the Amended LTIP in assumption of or substitution for outstanding equity awards of a company we or an affiliate acquires or with which we or an affiliate combine (Substitute Awards) without affecting the available shares under the Amended LTIP.

Individual Award Limit

The maximum aggregate number of shares with respect to one or more Awards that may be granted to any one person during any of our fiscal years is 3,000,000 shares.

Director Award Limit

The maximum number of shares of our common stock subject to awards granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during the fiscal year, may not exceed $600,000 in total value (calculating the value of awards based on the grant date fair value for financial reporting purposes).

ISO Limit

The maximum aggregate number of shares subject to Awards that are intended to be granted as ISOs may not exceed 170,975,000 shares.

Administration

The Amended LTIP is administered by the Committee. Subject to the terms of the Amended LTIP, the Committee has full authority to administer the Amended LTIP in all respects, including: (i) selecting the individuals who are to receive Awards under the Amended LTIP; (ii) determining the specific form of any Award; (iii) determining whether to accelerate the vesting of any Award; (iv) determining whether, and to what extent, Awards may be settled in cash, shares of stock or other property; (v) reconciling any inconsistency in any award agreement; (vi) setting the specific terms and conditions of each Award; (vii) creating sub-plans for non-U.S. participants; and (viii) anything else necessary to implement the Amended LTIP, including compliance with applicable law. Our senior legal and human resources representatives are also authorized to take ministerial actions as necessary to implement the Amended LTIP and Awards issued under the Amended LTIP. The Committee may delegate authority to one or more members of our Executive Committee to grant Awards under the Plan, but only to employees who are not subject to the provisions of Section 16 of the Exchange Act.

Eligibility

Employees, non-employee members of our Board and other individuals who provide services to us and our affiliates who, in the opinion of the Committee, are in a position to make a significant contribution to our success or that of our affiliates are eligible for Awards under the Amended LTIP. As of December 31, 2019, there were approximately 20,000 eligible employees, with approximately 28% participating, and nine non-employee directors that will receive awards under the 2020 Plan. The number of eligible persons will likely vary from year to year.

Types of Awards

The types of Awards that may be granted under the 2011 LTIP are described below.

Stock Options.    The Amended LTIP authorizes the grant of options to purchase shares of common stock, including options to employees intended to qualify as incentive stock options within the meaning of Section 422 of the Code, as well as non-statutory options. The term of each option will, in general, not exceed ten years and each stock option will be exercisable at a price per share not less than 100% of the fair market value of a share of common stock on the date of grant (not less than 110% of the fair market value of a share of common stock on the date of grant, in the case of any incentive stock option granted to a five percent or more stockholder). As of March 13, 2020, the closing price of our common stock as reported on the New York Stock Exchange was $32.33.

Notwithstanding the foregoing, options may be granted with exercise prices below fair market value where necessary to preserve any intrinsic value under Substitute Awards. Stock options granted under the Amended LTIP are generally not transferable; however, non-qualified stock options may be transferred without consideration during a holder's lifetime to certain family members or entities owned or for the benefit of the holder and family members.

Stock Appreciation Rights.    The Committee may grant stock appreciation rights which pay, in cash or common stock, an amount generally equal to a function of the difference between the fair market value of the common stock at the time of exercise of the right and at the time of grant of the right. We have not granted stock appreciation rights under any of our previously approved long-term incentive plans.

Restricted and Unrestricted Stock.    The Amended LTIP provides for Awards of nontransferable shares of restricted common stock, as well as unrestricted shares of common stock. Awards of restricted stock and unrestricted stock may be made in exchange for past services or other lawful consideration. Generally, Awards of restricted stock are subject to the requirement that the shares be forfeited or resold to us unless specified conditions are met. Subject to these restrictions, conditions and forfeiture provisions, any recipient of an Award of restricted stock will have all the rights of a stockholder, including the right to vote the shares and to receive dividends, except that dividends on Awards of restricted stock that vest based on the achievement of performance criteria may not be paid until the Awards vest.

Restricted Stock Units.    The Amended LTIP also provides for Awards of restricted stock units (RSUs). RSUs are an unfunded and unsecured promise to deliver shares of stock, cash or other securities upon attainment of certain conditions or on a deferred basis following the attainment of those conditions. Awards of RSUs are generally subject to certain vesting and forfeiture conditions. Upon satisfaction of vesting and other conditions of the Award, shares of common stock are issued to the holder. During the period prior to which the vesting and other conditions are satisfied, recipients of a RSU Award do not have the right to vote the shares or to receive dividends.

One-Year Minimum Vesting Requirement

All Awards are subject to a one-year minimum service-based vesting requirement. However, Awards for an aggregate of up to five percent of the shares that are available for future grant on the date the Amended LTIP becomes effective may be granted without regard to this minimum vesting requirement.

Dividends and Dividend Equivalents

Awards other than options and stock appreciation rights may provide for the payment of any cash dividends or other distributions, or amounts equivalent to such dividends or other distributions, in respect of our common stock while the Award is outstanding. No dividends or dividend equivalents granted with respect to an Award may be paid to the extent such Award remains unvested.

Effect of a Change in Control

In the event of a change in control of the Company (as defined in the Amended LTIP), time-based Awards that are not assumed or replaced prior to the change in control will accelerate in full immediately prior to the change in control. Performance-based awards will vest as of the change in control date based on actual performance, to the extent ascertainable, or if not, target performance, and prorated based on the participant's service during the applicable performance period prior to the change in control. The Committee may also cancel all outstanding Awards by providing for the payment of the Awards' current value to the participants, and may cancel all unvested Awards for no consideration.

Capitalization Events

In the event of certain capitalization event, such as a dividend (other than regular cash dividends) or other distribution, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares, or unusual or nonrecurring events affecting the Company that the Committee determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, participants, the Committee will make appropriate adjustments as it deems equitable, to the maximum number of shares or kind of other securities issuable under the Amended LTIP, the maximum share limits and the terms of any outstanding Awards, including the number of shares or other securities subject to Awards or any exercise prices.

Non-Transferability

Awards are generally not transferable other than by will or the laws of descent and distribution, unless authorized by the Committee (except in the case of ISOs).

Duration, Amendment and Termination

Our Board may amend or terminate the Amended LTIP at any time, except that any amendment or termination may not affect any Award previously granted without the participant's consent (unless the Committee determines that any such amendment is necessary or desirable to facilitate compliance with applicable laws). The Committee may amend any outstanding Award, except that any amendment may not affect any Award previously granted without the participant's consent (unless the Committee determines that any such amendment is necessary or desirable to facilitate compliance with applicable laws).

Neither the Committee nor the Board may, however, without stockholder approval, increase the maximum number of shares of common stock issuable under the Amended LTIP or amend an option or stock appreciation right to reduce the exercise price or replace an option or stock appreciation right granted under the Amended LTIP with cash, another type of award, or an option or stock appreciation right with an exercise price less than the exercise price of the replaced option or stock appreciation right (except with respect to any substitute award in connection with an acquisition or certain capitalization events).

Clawback Policy

All Awards are subject to reduction, cancellation, forfeiture, or recoupment to the extent necessary to comply with any Company policy and applicable law. Further, any amounts in excess of what should have been paid to a participant pursuant to any Award agreement shall be subject to repayment to the Company.

Federal Income Tax Consequences under the 2011 LTIP

The following is a brief and general discussion of the United States federal income tax consequences to us and recipients of Awards subject to U.S. taxation that may be granted under the Amended LTIP. This summary is not comprehensive and is based upon laws and regulations in effect on the date of this Proxy Statement. Such laws and regulations are subject to change and any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. This summary is intended for the information of stockholders considering how to vote and not as tax guidance to recipients of Awards. The Amended LTIP is not a qualified plan under Section 401(a) of the Code.

Stock Options.    Under the applicable Code provisions, an employee will generally recognize no income subject to federal income taxation upon either the grant or exercise of incentive stock options, although some optionees may be subject to an alternative minimum tax on the difference between the fair market value at the date of exercise and the exercise price of the stock option. We will not be entitled to a deduction for federal income tax purposes as a result of the grant or exercise of any incentive stock option. Generally, if an optionee disposes of shares of common stock issued upon exercise of an incentive stock option more than two years from the date the option was granted and more than one year after the exercise of the option, any gain on the disposition of the option shares equal to the difference between the sales price and the option exercise price will be treated as a long-term capital gain. In that case, we would not be entitled to a deduction at the time the optionee sells the option shares. If an optionee disposes of shares of common stock issued upon exercise of an incentive stock option before both of the requirements described in the previous sentence are satisfied, the optionee will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price or (ii) the difference between the sale price and the exercise price, with any additional gain recognized on the sale generally recognized as a capital gain. In this case, we would be entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

No taxable income will be recognized by an optionee upon the grant of a non-statutory stock option under the Amended LTIP and we will not be allowed a deduction at that time. Upon the exercise of the option, however, the amount, if any, by which the fair market value of the shares on the date of exercise exceeds the option price will be treated as ordinary income to the optionee in the year of exercise. Subject to compliance with applicable tax reporting requirements, we will be allowed an income tax deduction in the year of exercise of the option in an amount equal to the amount the optionee recognizes as ordinary income. Capital gains taxes may be payable by the optionee on the subsequent sale of the option shares.

Restricted Stock.    A participant generally will not have taxable income at the time an award of restricted stock is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the restricted stock becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture (i.e., vested). Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the settlement date, will be taxed as a long-term or short-term capital gain or loss, depending on the holding period. We are generally entitled to a deduction in the same amount as the ordinary income recognized by the participant.

Restricted Stock Units.    A participant generally will not have taxable income at the time an award of RSUs is granted. Upon the settlement of the award, the participant normally will recognize ordinary income in the year of receipt in an amount equal to the cash received and the fair market value of any non-restricted stock received. Upon the sale of any shares received, any gain or loss, based on the difference between the sale price and the fair market value on the settlement date, will be taxed as a long-term or short-term capital gain or loss, depending on the holding period. We are generally entitled to a deduction in the same amount as the ordinary income recognized by the participant.

Deduction Limits under Section 162(m).    Special rules limit the deductibility of compensation paid to certain executive officers in the United States. Under Section 162(m) of the Code, the annual compensation paid to certain executive officers may not be deductible to the extent it exceeds $1 million.

Section 409A.    Section 409A of the Code imposes certain requirements on non-qualified deferred compensation arrangements. These include requirements on a participant's election to defer compensation and the participant's selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (i.e., the participant's disability, a predetermined date or the participant's death). Section 409A imposes restrictions on a participant's ability to change his or her distribution timing or form after the compensation has been deferred. If an award that is subject to Section 409A fails to comply with the requirements of Section 409A, Section 409A imposes an additional 20% federal penalty tax on compensation recognized as ordinary income, as well as interest on such deferred compensation.

New Plan Benefits

The amount and timing of awards granted under the Amended LTIP are determined in the sole discretion of the administrator and therefore cannot be determined in advance. The future awards that would be received under the Amended LTIP by executive officers and other employees are discretionary and are therefore not determinable at this time.

Historical Plan Benefits

The following table shows, for each of the individuals and groups indicated, the aggregate number of shares subject to awards that have been granted (without regard to awards that were forfeited or cancelled) to the individuals and groups indicated below under the 2011 LTIP since its inception through March 13, 2020:

Number of Shares Underlying Awards Granted(1)

Named Executive Officers
Michael F. Mahoney, Chairman of the Board, President and Chief Executive Officer	9,793,385
Daniel J. Brennan, Executive Vice President and Chief Financial Officer	1,224,840
Kevin J. Ballinger, Executive Vice President and President, Interventional Cardiology	1,010,210
Joseph M. Fitzgerald, Executive Vice President and President, Rhythm Management	1,605,859
Edward F. Mackey, Executive Vice President, Operations	665,784
Current Executive Officers as a Group	18,980,851
Current Non-Employee Directors as a Group	526,599
All Current Employees, including Officers other than Named Executive Officers, as a Group	82,855,266

(1)	For purposes of calculating the number of shares underlying awards granted, the number of shares included for all 2018, 2019 and 2020 TSR performance-based DSUs and all 2020 FCF performance-based DSUs, for which the actual performance has not yet been determined, represents the number of units that may be earned at the end of the applicable three-year service period based on target performance.

Voting Requirement to Approve Proposal

The affirmative "FOR" vote of a majority of the votes cast in person or by proxy at the Annual General Meeting, not counting abstentions.

Recommendation of the Board

The Board recommends a vote "FOR" approval of the proposed Boston Scientific Corporation Amended and Restated 2011 Long-Term Incentive Plan.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
"FOR" THE AMENDMENT AND RESTATEMENT OF THE BOSTON SCIENTIFIC
CORPORATON AMENDED AND RESTATED 2011 LONG-TERM INCENTIVE.

EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2019 relating to our equity compensation plans pursuant to which grants of stock options, deferred stock units, restricted stock grants or other rights to acquire shares may be granted from time to time.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Equity compensation plans approved by security holders(1)	34,768,467	$19.47(2)	55,928,191(3)
Equity compensation plans not approved by security holders(4)	—	$—	—

Total	34,768,467	$19.47(2)	55,928,191(3)

(1)	Amounts in columns (a) and (b) include outstanding options under our 2000, 2003 and 2011 LTIPs. Our 2000 LTIP expired on February 28, 2010 and our 2003 LTIP expired on June 1, 2011; however, awards made under these plans remain outstanding. The amount in column (a) also includes 11,703,270 shares awarded under our 2000, 2003 and 2011 LTIPs in the form of service-based DSUs, Company performance-based DSUs and restricted stock. Of such amount, approximately 1,979,302 shares are issuable upon settlement of outstanding Company performance-based DSUs. Shares underlying the 2017, 2018 and 2019 TSR performance-based DSUs are earned over a three-year performance and service period. The 2017 TSR performance-based DSUs have been included based on actual performance. The 2018 TSR performance-based DSUs have been included assuming maximum achievement of the Company performance criteria and achievement of the individual service criteria of the program (200% of the target units awarded). We have included the number of shares underlying the maximum number of units in column (a) because the Company's TSR performance during the two-year period from January 1, 2018 through December 31, 2019 under the 2018 TSR PSP was between target and the maximum level of performance under the program. The 2019 TSR performance-based DSUs have been included assuming maximum achievement of the Company performance criteria and achievement of the individual service criteria of the program (200% of the target units awarded). We have included the number of shares underlying the maximum number of units in column (a) because the Company's TSR performance during the one-year period from January 1, 2019 through December 31, 2019 under the 2019 TSR PSP was between target and the maximum level of performance under the program. Shares underlying the 2017, 2018 and 2019 FCF performance-based DSUs have been included at 97.6%, 117.9% and 90.1% of target, respectively, the actual number of units for which the performance criteria under the programs have been satisfied. Such units remain subject to the individual service criteria under the program.
(2)
This number reflects the exclusion of 11,703,270 shares in the form of service-based DSUs, Company performance-based DSUs and restricted stock granted pursuant to our equity plans included in column (a). These awards allow for the distribution of shares to the grant recipient upon vesting and do not have an associated exercise price. Accordingly, these awards are not reflected in the weighted-average exercise price.
(3)
This number reflects, as of December 31, 2019, the 55,928,191 shares available for issuance under our 2011 LTIP. This number does not include 6,925,099 shares available for purchase by our employees under our GESOP, which are not available for grant in any other form.
(4)
We have acquired a number of companies over the past several years. From time to time, we have assumed the acquired company's incentive plan(s), including the outstanding stock options and warrants, if any, granted under those plan(s). No further stock options are outstanding under assumed plans and no additional stock options may be granted under the assumed plans beyond those assumed in connection with the acquisitions. Assumed stock options that terminate prior to expiration are not available for re-grant.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our Company's financial reporting process on behalf of the Board of Directors and has other responsibilities as set forth in the Audit Committee charter, which is available on our website at www.bostonscientific.com under the "Investor Relations" section. Management has the primary responsibility for our Company's financial statements and reporting process, including the systems of internal controls. Ernst & Young LLP (Ernst & Young), our independent registered public accounting firm for fiscal year 2019, is responsible for expressing an opinion on the conformity of our Company's audited financial statements with generally accepted accounting principles and on our Company's internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee reviewed with management and Ernst & Young the audited financial statements included in the Boston Scientific Annual Report on Form 10-K for the year ended December 31, 2019, including a discussion about the quality, not just the acceptability, of our Company's accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements, and Ernst & Young's evaluation of the Company's internal control over financial reporting.

The Audit Committee also discussed with Ernst & Young the matters that are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission. Ernst & Young has also provided the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young that firm's independence. The Audit Committee has concluded that Ernst & Young's provision of audit and non-audit services to the Company and its affiliates is compatible with Ernst & Young's independence.

The Audit Committee further discussed with the Company's internal auditors and Ernst & Young the overall scope and plans for their respective audits. The Audit Committee meets at least quarterly with the internal auditors and Ernst & Young, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee approved the inclusion of the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2019, which has been filed with the Securities and Exchange Commission. The Audit Committee has also approved the selection of Ernst & Young as the Company's independent registered public accounting firm for fiscal year 2020.

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Boston Scientific filing with the SEC, except to the extent that Boston Scientific specifically incorporates this Report by reference into another Boston Scientific filing.

THE AUDIT COMMITTEE

Charles J. Dockendorff, Chair
Edward J. Ludwig
David J. Roux
John E. Sununu
Ellen M. Zane

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Ernst & Young LLP as our independent registered public accounting firm for the 2020 fiscal year. The Audit Committee is directly responsible for approving the appointment, retention and compensation, and for the oversight of the work of our independent registered public accounting firm (including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. Ernst & Young LLP has been retained as the Company's external auditor continuously since 1992. The Audit Committee is responsible for audit fee negotiations associated with the Company's retention of Ernst & Young LLP. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent external audit firm. In conjunction with the mandated rotation of the Audit Firm's lead engagement partner, the Audit Committee and its chair are directly involved in the selection of Ernst & Young LLP's new lead engagement partner.

In making its determination regarding whether to appoint or retain a particular independent registered public accounting firm, the Audit Committee takes into account the views of management and our internal auditors, and will take into account the vote of our stockholders with respect to the ratification of the selection of our independent registered public accounting firm. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Company's independent registered public accounting firm is in the best interests of the Company and its investors.

Representatives of Ernst & Young LLP are expected to attend the Annual Meeting and respond to questions and, if they desire, make a statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
"FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE 2020 FISCAL YEAR.

Principal Accountant Fees

The following table presents the aggregate fees billed for professional services rendered by Ernst & Young LLP for the fiscal years ended December 31, 2018 and December 31, 2019.

Type of Fees	2018	2019

Audit Fees(1)	$9,484,000	$13,320,000
Audit-Related Fees(2)	1,024,000	1,597,000
Tax Fees(3)	97,000	67,000
All Other Fees(4)	—	—

Total	$10,605,000	$14,984,000

(1)	Audit fees are fees for professional services rendered in connection with the audit of our consolidated financial statements (including an assessment of our internal control over financial reporting) included in Item 8 of our Annual Reports filed on Form 10-K, reviews of our condensed consolidated financial statements included in our Quarterly Reports filed on Form 10-Q, statutory filings and registration statements.

(2)	Audit-related fees are fees for services related to employee benefit plan audits, accounting consultation, compliance with regulatory requirements and an online accounting research tool.
(3)
Tax fees are for services related to tax compliance, tax planning and tax advice. These services included international corporate tax return compliance, annual domestic tax return compliance for employee benefit plans, foreign country tax planning with respect to global stock option and employee stock purchase programs and stock programs, assistance filing advanced pricing agreements with tax authorities, assistance related to foreign tax authority transfer pricing inquiries and domestic tax technical advice.
(4)	Ernst & Young LLP did not provide any "other services" during the period.

Audit Committee's Pre-Approval Policy

It is the Audit Committee's policy to approve in advance the types and amounts of audit, audit-related, tax and any other services to be provided by our independent registered public accounting firm. In situations where it is not possible to obtain full Audit Committee approval, the Audit Committee has delegated authority to the Chair of the Audit Committee to grant pre-approval of auditing, audit-related, tax and all other services. Any pre-approved decisions by the Chair are required to be reviewed with the Audit Committee at its next scheduled meeting. The Audit Committee approved all of Ernst & Young LLP's services for 2018 and 2019 and, in doing so, considered whether the provision of such services is compatible with maintaining independence.

PROPOSAL 5: STOCKHOLDER PROPOSAL

We have been notified by an asset manager, the beneficial owner of more than $2,000 worth of shares of our common stock, that it intends to present the following proposal for consideration at the Annual Meeting. We will provide the name and address of the stockholder proponent promptly upon receiving an oral or written request to the Company's Corporate Secretary at the address and phone number listed on page 119 of this Proxy Statement. The stockholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the stockholder proponent.

Employee Representation on the Board of Directors

WHEREAS:    Our company's employees are crucial to our ability to offer shareholders continued return on their investment. A 2018 Forbes article emphasized the need for retaining top employees by "focus[ing] on excellence in engagement";

In August 2019, the Business Roundtable, an association of chief executive officers of America's leading companies, issued a new Statement on the Purpose of a Corporation which emphasized "a fundamental commitment to all of our stakeholders." Shareholders believe that part of fulfilling the Roundtable's commitment to "invest[] in our employees" could come from a direct line of communication between employees and the board;

In 2018, the Accountable Capitalism Act was introduced into the U.S. Congress to combat "America's fundamental economic problems" such as companies' failure to reinvest proceeds in their operations, including employees. The Act would require that "boards ... include substantial employee participation ... ensur[ing] that no fewer than 40% of [a board's] directors are selected by the corporation's employees";

Several European countries require employee representation on boards. Academic analysis of one such policy stated that it "offer[s] advantages for technical efficiency, skill development and knowledge generation through its protection of specific human capital investments";

A recent poll found that a majority of Americans "would support allowing employees at large companies to elect representatives to those companies' boards of directors...";

Competitiveness in our sector is intense. In a report, KPMG described that "faced with fierce competition and pressure to reduce costs across the healthcare spectrum, medical device manufacturers are banking on growth through breakthroughs in innovation and engineering." Shareholders believe that success in attracting, developing, and retaining the best and brightest employees is critical for our company;

Shareholders believe that our company can advance long-term value creation through a board that includes non-management employee representation.

RESOLVED:    Shareholders of Boston Scientific Corporation urge the Board of Directors to prepare a report to shareholders describing opportunities for the company to encourage the inclusion of non-management employee representation on the Board.

SUPPORTING STATEMENT:    The report should be prepared within one year, at reasonable cost and excluding proprietary and privileged information. The Board is encouraged to assess:

  1.
  Any legal, technical, practical, or organizational impediments to non-management employees gaining board nomination;

  2.
  Benefits and challenges associated with board membership of non-management employees;

  3.
  Opportunities or procedures through which non-management employees could gain nomination to the board, such as allocation of board slots or special board nomination processes for non-management employees, and any needed changes to corporate governance documents to accomplish such changes.

For purposes of this proposal, the term "non-management employees" should be understood to be employees that are neither management nor company executives.

The Company's Opposing Statement

Our Board and the Nominating and Governance Committee have considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders or employees.

Our independent Nominating and Governance Committee, along with the full Board, is best positioned to identify, evaluate and recommend director nominees.

Our Board is composed of a diverse group of leaders in their respective fields. As described in more detail in the "Corporate Governance — Director Nomination Process" section of this Proxy Statement, the Nominating and Corporate Governance Committee looks for several critical qualities in screening and evaluating potential director candidates to serve our stockholders. Many of our directors have senior leadership experience at major domestic and international companies. In these positions, they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and international business. Most of our directors also have experience serving on the boards of directors and board committees of other public companies and have an understanding of corporate governance practices and trends and different business processes, challenges, and strategies.

Our independent Nominating and Governance Committee and the Board have developed criteria and a process for identifying and recommending director candidates for election by our stockholders. In undertaking this responsibility, the Nominating and Governance Committee has a fiduciary duty to act in good faith for the best interests of the Company and all of our stockholders. This process is designed to identify and nominate director candidates who possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee our business and who can contribute to the overall effectiveness of our Board. Through this process, we believe that our Nominating and Governance Committee and Board are able to achieve the optimal balance of director skills and qualifications that best serve the Company and all of our stockholders.

Employee engagement is a Board priority.

Our Board is engaged with our employees through formal and informal avenues. As described in our Corporate Governance Guidelines, the Board encourages input from non-executive employees and the

Board regularly receives presentations from, and interacts with, non-executive employees in the course of its normal meetings. For example, the Board interacts with leaders of our employee resource groups, including when such leaders are invited to address the Board at its meetings and when Board members are invited to speak at employee resource group sponsored events, specifically to help facilitate our diversity and inclusion strategic imperative and goals, and to better understand the specific challenges and opportunities affecting our diverse employee population. In sum, the Board is actively engaged in overseeing the Company's culture to ensure alignment with its views and values.

Our engaged workforce is a distinct competitive advantage.

We are consistently recognized as one of the world's most admired companies and best places to work. Our employees are the talented and dedicated force behind every milestone we achieve. Our top industry awards and rankings include FORTUNE World's Most Admired Companies, Forbes' Best Large Employer, Newsweek Green Rankings, the Human Rights Campaign's Corporate Equality Index, Working Mother 100 Best Companies, NAFE Top Companies for Executive Women, and the Diversity Best Practices Inclusion Index. We actively engage with, and seek a diversity of perspectives from, our employees on various initiatives, including managing our corporate social responsibility (CSR) proposals, conducting global employee engagement surveys, and driving change though our diversity and inclusion strategies. Details of these initiatives can be found in our Performance Report, which can be found here: https://www.bostonscientific.com/content/dam/bostonscientific/corporate/citizenship/sustainability/Boston_Scientific_2018_Performance_Report.pdf. We recognize that in 2019, the Business Roundtable (BRT) published a statement which has been the subject of considerable debate and opposition by entities like the Council of Institutional Investors. The statement describes revised BRT principles that focus on a mix of stakeholders, including employees, customers, suppliers, the environment, communities and shareholders. We believe that the fundamental culture of the Company as well as the dynamic efforts undertaken by the Board and the Company as this landscape evolves match up well with the revised BRT principles.

Our stockholders and employees have the ability to communicate directly with the Board.

We pride ourselves on incorporating feedback from all stakeholders, including our employees, into our decision-making process at the Board and management level. We have multiple channels through which employees can provide feedback to management, and we believe this open communication is key in collecting valuable data that are factored into our decisions. See "Corporate Governance — Communications with the Board" section of this Proxy Statement and our Performance Report. We note that, based on input from our stockholders and benchmarking of corporate governance best practices, the Board recently adopted proxy access, a process by which stockholders meeting certain requirements can nominate directors for election using the Company's proxy statement, and adopted a majority voting standard in director elections.

Our stockholders can recommend prospective director candidates for the Nominating and Governance Committee's consideration.

As discussed above, the Nominating and Governance Committee will also consider director nominees proposed by our stockholders and other sources. Nominees proposed by stockholders for the Committee's consideration are considered and evaluated with the same degree of care and consideration as a nominee recommended by an independent Board member and our Chairman and Chief Executive Officer. Our Board believes the director nominating and evaluation process already allows the best and most qualified candidates to be elected to the Board.

For the reasons explained above, our Board recommends that stockholders vote "AGAINST" this proposal.

Vote Required

The affirmative vote of a majority of shares with voting power present in person or represented by proxy and which have actually voted on the proposal is required to approve the stockholder proposal described in this Proxy Statement. You may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it will be counted for the purpose of determining whether a quorum is present for conducting the Annual Meeting, but your vote will not count as a share actually voted with respect to determining if a majority vote is obtained and will have no effect on the determination of this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
YOU VOTE "AGAINST" THE STOCKHOLDER PROPOSAL.

STOCKHOLDER PROPOSALS AND COMPANY INFORMATION

Stockholder Proposals and Director Nominations

In accordance with Rule 14a-8 under the Exchange Act and the advance notice provisions of our By-Laws, stockholder proposals and director nominations for the 2021 Annual Meeting of Stockholders must be received by our Corporate Secretary at our principal executive office on or before November 25, 2020. Under the proxy access by-law provisions of our By-Laws, director nominations submitted for inclusion in our 2021 Annual Proxy Statement must be received no earlier than October 26, 2020 and no later than November 25, 2020. Director nominations by our stockholders must also satisfy the other procedures and requirements set forth in the advance notice and proxy access provisions of our By-Laws, as appropriate. Any proposals or nominees received after this date will be considered untimely under Rule 14a-8 under the Exchange Act and the advance notice provisions of our By-Laws.

Should you wish to submit a proposal or director nomination, have it addressed to our Corporate Secretary at Boston Scientific Corporation, 300 Boston Scientific Way, Marlborough, Massachusetts 01752. In order to be considered for inclusion in next year's Proxy Statement, proposals must also satisfy the other procedures set forth in Rule 14a-8 under the Exchange Act. Proposals that are submitted outside of Rule 14a-8, as well as director nominees, for presentation at our 2021 Annual Meeting of Stockholders, but that will not be included in next year's Proxy Statement, must also satisfy the procedures set forth in the advance notice provision of our By-Laws.

Annual Report to Stockholders and Form 10-K

Our 2019 Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2019, accompanies this Proxy Statement. The Annual Report is also available on our website at www.bostonscientific.com under "Financials & Filings" in the "Investor Relations" section. Copies of our 2019 Annual Report on Form 10-K, which is on file with the SEC, are available to any stockholder free of charge who submits a request in writing to Investor Relations, Boston Scientific Corporation, 300 Boston Scientific Way, Marlborough, Massachusetts 01752, or by calling (508) 683-5670. Copies of any exhibits to the Form 10-K are also available upon written request and payment of a fee covering our reasonable expenses in furnishing the exhibits.

Householding of Proxy Materials

Applicable rules permit us and brokerage firms to send one Notice or Proxy Statement and Annual Report to multiple stockholders who share the same address unless we have received instructions to the contrary from one or more of the stockholders. This practice is known as householding. If you hold your shares through a broker, you may have consented to reducing the number of copies of materials delivered to your address. In the event that you wish to revoke a householding consent you previously provided to a broker, you must contact that broker to revoke your consent. If you (i) are eligible for householding and you currently receive multiple copies of either our Notice or Proxy Statement and our Annual Report but you wish to receive only one copy of each of these documents for your household or (ii) you currently receive only one set of these documents due to householding and wish to revoke your consent for future mailings, please contact Broadridge Financial Solutions, Inc. by mail at Householding Department, Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717 or by telephone at (800) 542-1061.

If you are currently subject to householding and wish to receive a separate Proxy Statement or Annual Report, you may find these materials on our website at www.bostonscientific.com under "Financial Information" in the "Investor Relations" section. You may also request printed copies of our Notice or Proxy Statement and Annual Report free of charge by contacting Investor Relations, Boston Scientific Corporation, 300 Boston Scientific Way, Marlborough, Massachusetts 01752, or by calling (508) 683-5670. We will deliver promptly, upon written or oral request, a separate copy of the Notice, Proxy Statement or Annual Report to a stockholder at a shared address to which a single copy of the documents was delivered.

OTHER INFORMATION

Other Matters That May Come Before the Annual Meeting

We do not know of any other matters that may be presented for consideration at the Annual Meeting. If any other business is properly presented for consideration before the Annual Meeting, the persons named as proxies on the enclosed proxy card, or proxy voting instruction form, will vote as they deem in the best interests of the Company.

Solicitation of Proxies at the Annual Meeting

We will pay the costs of this solicitation. Our directors, officers or other employees may solicit proxies on behalf of the Board primarily by mail and via the Internet, but additional solicitations may be made in person, by electronic delivery, telephone, facsimile or other medium. No additional compensation will be paid to our directors, officers or other employees in connection with this solicitation. We may enlist the assistance of brokerage houses, fiduciaries, custodians and other third parties in soliciting proxies. We will, upon request, reimburse brokerage firms and other third parties for their reasonable expenses incurred for forwarding solicitation material to beneficial holders of our common stock. We have also retained Alliance Advisors, a proxy solicitation firm, to assist in the solicitation of proxies, as need be, for a fee of $12,500, plus reimbursement of expenses. All solicitation expenses, including costs of preparing, assembling and mailing proxy materials, will be borne by us.

Websites

Information on or connected to our website (or the website of any third party) referenced in this Proxy Statement is in addition to and not a part of or incorporated by reference into this Proxy Statement. Such additional information speaks as of the date thereof and is not intended to be confirmed or updated by reference herein. Boston Scientific disclaims any liability or responsibility for or endorsement of the information on or connected to the website of a third party.

ANNEX A

Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures Used as
Performance Metrics Under Certain of Our Short- and Long-Term Incentive Compensation Plans and Programs1

The following is a reconciliation of cash provided by operating activities prepared in accordance with generally accepted accounting principles in the United States (GAAP) to adjusted free cash flow as used in our 2019 Free Cash Flow Performance Share Program (2019 FCF PSP).

(in millions)	2019

Cash Provided by (used for) Operating Activities	$1,836
Less: Purchases of property, plant and equipment	461
Add: Proceeds on disposals of property, plant and equipment	7

Free Cash Flow	$1,382
Add: Restructuring and restructuring-related payments	66
Add: Acquisition-related payments	266
Add: EU MDR payments	4
Add: Certain discrete tax payments (refunds/credits)	(42)
Add: Litigation-related settlements	330

Adjusted Free Cash Flow	$2,007

The following is a reconciliation of net sales prepared in accordance with GAAP to adjusted net sales as used in our 2019 Annual Bonus Plan:

(in millions)	2019

As reported net sales	$10,735
Less: Impact of foreign currency fluctuations	(64)
Less: Other adjustments not included in performance target	274

Adjusted net sales	$10,525

The following is a reconciliation of earnings per share prepared in accordance with GAAP to adjusted earnings per share as used in our 2019 Annual Bonus Plan:

2019

GAAP earnings per share	$3.33
Non-GAAP adjustments:
Amortization expense	0.44
Intangible asset impairment charges	0.07
Acquisition-related net charges (credits)	0.48
Restructuring and restructuring-related net charges (credits)	0.05
Litigation-related net charges (credits)	0.05
Investment impairment charges	0.00
EU MDR implementation charges	0.00
Debt extinguishment charges	0.05
Discrete tax benefits	(2.91)
Discrete tax items	0.01

Adjusted earnings per share	$1.58

1
Amounts reported in millions in Annex A are computed based on the amounts in thousands. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Certain columns and rows within tables may not add due to the use of rounded numbers.

A-1

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures. To describe the relationship between pay and performance, we disclose certain non-GAAP financial measures used as performance metrics under certain of our short- and long-term incentive compensation plans and programs, including adjusted free cash flow, adjusted net sales and adjusted earnings per share (EPS). These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States (GAAP) and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments.

Adjusted free cash flow as used in our 2019 FCF PSP excludes net purchases of property, plant and equipment as well as the cash component of certain charges (credits) that are excluded from adjusted net income, in addition to any cash tax benefits of such charges. Further, we exclude from this measure tax settlement payments that relate to prior periods. Management excluded or included these cash items for purposes of reviewing our cash flow performance in calculating this non-GAAP financial measure under our 2019 FCF PSP to facilitate an evaluation of our cash flow performance relative to our internal financial plan in accordance with the 2019 FCF PSP. The GAAP measure that is most directly comparable to adjusted free cash flow is cash provided by operating activities.

Adjusted net sales as used in our 2019 Annual Bonus Plan excludes certain adjustments and the impact of foreign currency fluctuations included in our net sales to align with measures that are considered by management to evaluate performance relative to our operating plan. Management excluded the impact of foreign currency fluctuations, which are highly variable and difficult to predict, by converting actual net sales from local currency to U.S. dollars using internally derived constant foreign currency exchange rates in the current and prior period. Management included or excluded other net adjustments which were not contemplated at the time the 2019 Annual Bonus Plan was set. The GAAP financial measure most directly comparable to adjusted net sales is net sales on a GAAP basis.

Adjusted EPS excludes certain charges (credits) included in EPS on a GAAP basis as we believe these items are not indicative of future performance. These amounts are excluded by management in assessing our performance, as well as from our operating segments' measures of profit and loss used to make operating decisions and assess their performance. Accordingly, management excluded these items in calculating this non-GAAP financial measure under our 2019 Annual Bonus Plan to facilitate an evaluation of our performance relative to our internal financial plan in accordance with the 2019 Annual Bonus Plan. In addition, at the discretion of the Compensation Committee, adjusted EPS was further adjusted to remove one-time benefits not contemplated at the time the 2019 Annual Bonus Plan was approved. The GAAP financial measure most directly comparable to adjusted EPS is GAAP EPS.

We believe that presenting the non-GAAP financial measures that are used as performance metrics under certain of our short- and long-term incentive compensation plans and programs, in addition to the corresponding GAAP financial measures, provides investors greater transparency to information relevant to the relationship between pay and performance and allows investors to see our results "through the eyes" of management.

A-2

ANNEX B

FORM OF

AMENDED AND RESTATED 2011 LONG-TERM
INCENTIVE PLAN

BOSTON SCIENTIFIC CORPORATION

1.     ADMINISTRATION

a.    Administrator Authority.    Subject to the express provisions of the Plan and except to the extent prohibited by Applicable Laws, the Administrator has the authority to (i) interpret the Plan; determine eligibility for and grant Awards and designate the Participants; (ii) determine, modify or waive the terms and conditions of any Award; (iii) prescribe forms, rules and procedures (which it may modify or waive); (iv) determine whether to accelerate the vesting of any Award subject to vesting conditions; (v) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, shares of Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan (vii) adopt Sub-Plans; and (viii) otherwise do all things necessary to implement the Plan, including to accommodate any specific requirements of Applicable Laws for jurisdictions outside of the U.S.

b.    Amendments.    Once an Award Agreement has been provided to a Participant, the Administrator may not, without the Participant's consent, amend or alter the terms of the Award so as to affect adversely in any material respect the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so in writing at the time of such delivery or if the Administrator determines that such amendment or alteration is necessary or desirable to facilitate compliance with Applicable Laws. Notwithstanding any other provision of the Plan or any Award Agreement, except as provided in Section 5 herein, the Administrator may not amend, alter, suspend, discontinue or terminate the Plan or any Stock-based Award previously granted, in whole or in part, without the approval of the stockholders of the Company (i) to the extent required by Applicable Laws or (ii) that would (A) increase the total number of shares of Stock available for Awards under the Plan, (B) replace, regrant, or exchange for cash or other Awards requiring exercise with an exercise price that is less than the exercise price of the original Stock-based Award requiring exercise, (C) lower the exercise price of a previously granted Stock-based Award requiring exercise, (D) be deemed a "repricing" for purposes of stockholder approval rules of any securities exchange or inter-dealer quotation system on which securities of the Company are listed or quoted.

c.    Delegation.    Except to the extent prohibited by Applicable Laws, the Administrator may further, in its discretion, delegate to one or more executive officers of the Company all or part of the Administrator's authority and duties with respect to granting Awards to Participants not subject to the reporting requirements of the Exchange Act, provided that any Award granted pursuant to such a delegation shall in the case of all Awards, be subject to the standard terms and conditions for Awards approved by the Administrator and conform to the provisions of the Plan and such other guidelines as shall be established by the Administrator from time to time. The Administrator may revoke or amend the terms of such a delegation at any time, but such revocation shall not invalidate prior actions of the delegate that were consistent with the terms of the Plan and applicable guidelines.

d.    Finality of Decisions.    Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award or any Award Agreement shall be within the sole discretion of the Administrator, may be made at any time and shall be final, conclusive and binding upon all persons, including, without limitation, the Company and any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

2.     LIMITS ON AWARDS UNDER THE PLAN

a.    Number of Shares.    Subject to the adjustment provisions in Section 5 below, a maximum of 170,975,000 shares of Stock (which reflects an increase of 25,375,000 shares of Stock as of the Effective Date) may be subject to Awards granted under the Plan. For purposes of the foregoing limitation:

  (1)  Each share of Stock covered by a Stock-based Award granted under the Plan shall count on the date of grant against the aggregate number of shares available for grant under the Plan at the ratio of 1:1 in the case of a Stock Option or SAR, and at the ratio of 1:1.85, in the case of any other Stock-based Award.

  (2)  Any Awards that on or subsequent to the Effective Date are cancelled or forfeited, are settled for cash, or which have lapsed, shall become available again for grant under the Plan, at the ratio of 1:1, in the case of a Stock Option or SAR, and at the ratio of 1:1.85, in the case of any other Stock-based Award.

  (3)  The following shares of Stock shall become available again for grant under the Plan at the ratio of 1:1.85: (i) shares of Stock subject to an Award that are withheld by, or otherwise remitted to the Company to satisfy a Participant's withholding obligation with respect to Tax-Related Items for a Stock-based Award other than a Stock Option or SAR, and (ii) previously owned shares of Stock delivered in satisfaction of a Participant's withholding obligations in respect of Tax-Related Items for an Award other than a Stock Option or SAR.

  (4)  Shares of Stock subject to an Award may not again be made available for grant under the Plan if such shares are (i) shares that were subject to a Stock-based Award requiring exercise and were not issued upon the net settlement or net exercise of such Stock-based Award, (ii) shares subject to an Award that are withheld by, or otherwise remitted to, the Company (or to a broker in connection with a broker- assisted exercise of a Stock-based Award requiring exercise) to satisfy a Participant's exercise price obligation upon exercise, (iii) shares subject to an Award that are withheld by, or otherwise remitted to the Company to satisfy a Participant's withholding obligation with respect to Tax-Related Items upon a Participant's exercise of a Stock Option or SAR, (iv) previously owned shares of Stock delivered in satisfaction of a Participant's exercise price or withholding obligation for Tax-Related Items in respect of a Participant's exercise of a Stock Option or SAR, or (v) shares repurchased on the open market with the proceeds from the exercise of a Stock-based Award.

  (5)  To the extent permitted by Applicable Laws, Awards granted in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines, shall not reduce the shares available for grant under the Plan, nor shall shares subject to such Awards again be available for Awards under the Plan as otherwise provided in subparagraph (2). Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the shares available for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees prior to such acquisition or combination.

b.    Type of Shares.    Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan. Any fractional shares of Stock may be settled in cash or rounded down to the next whole number of shares, in the sole discretion of the Company.

c.    Award Limits.    Subject to the adjustment provisions in Section 5, hereof, the maximum number of shares of Stock for which Awards may be granted to any person in any fiscal year of the Company shall be 3,000,000. The 3,000,000 share limit shall be proportionally reduced or increased in the case of any applicable Awards to be earned on the basis of performance over a performance period of less than or greater than 12 months duration. Subject to these limitations, each person eligible to participate in the Plan shall be eligible in any year to receive Awards covering up to the full number of shares of Stock then available for Awards under the Plan. However, in no event shall the maximum number of shares subject to Awards which are intended to qualify as ISOs exceed 170,975,000.

d.    Non-Employee Director Limit.    The maximum number of shares of Stock subject to Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year, shall not exceed USD 600,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

e.    Plan Term.    No Awards may be granted under the Plan after the tenth anniversary of the Board's approval of the Plan. Awards granted within the specific period may extend beyond that date, however.

3.     ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees, Non-Employee Directors and other individuals providing services to the Company or its Affiliates who may be offered securities registrable pursuant to a Registration Statement on Form S-8 under the Securities Act and who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is further limited to those individuals whose employment status would qualify them for the tax treatment described in Sections 421 and 422 of the Code.

4.     RULES APPLICABLE TO AWARDS

a.    ALL AWARDS

  (1)    Terms of Awards.    The Administrator shall determine the terms of all Awards subject to the limitations provided herein. Each Award shall be evidenced by an Award Agreement.

  (2)    Performance Criteria.    Where rights under an Award depend in whole or in part on satisfaction of Performance Criteria, actions by the Company that have an effect, however material, on such Performance Criteria or on the likelihood that they will be satisfied will not be deemed an amendment or alteration of the Award.

  (3)    Nontransferability Of Awards.

    (A)  Each Award shall be exercisable only by such Participant to whom such Award was granted during the Participant's lifetime, or, if permissible under Applicable Laws, by the Participant's legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant (including, for the avoidance of doubt, any transfers in connection with the divorce or other domestic separation of a Participant) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate.

    (B)   Notwithstanding the foregoing, Awards may be transferred by Participants residing in the U.S. only as follows and in any event to the extent permitted by Applicable Laws: (i) ISOs may not be transferred other than by will or by the laws of descent and distribution and during a Participant's lifetime may be exercised only by the Participant (or in the event of the Participant's incapacity, by the person or persons legally appointed to act on the Participant's behalf); and (ii) to the extent authorized and on the terms determined by the Administrator, Awards may be transferred by will or by the laws of descent and, except in the case of ISOs, distribution during the Participant's lifetime, without payment of consideration, to one or more Family Members of the Participant.

    (C)   The terms of any Award transferred in accordance with Section 4(a)(3)(B) above shall apply to the transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the transferee, except that (i) transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (ii) neither the Administrator nor the Company shall be required to provide any notice to a transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (iii) the consequences of a Participant's employment termination and other conditions under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that a Stock Option shall be exercisable by the transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

    (D)  If an Award is claimed or exercised by a person or persons other than the Participant, the Company shall have no obligation to deliver Stock, cash or other property pursuant to such Award or otherwise to recognize the transfer of the Award until the Administrator is satisfied as to the authority of the person or persons claiming or exercising such Award.

  (4)    Vesting, Etc.    Without limiting the generality of Section 1, but subject to the Minimum Vesting Conditions, the Administrator may determine and set forth in the Award Agreement the time or times at which an Award will vest (i.e., become free of forfeiture restrictions) or become exercisable and the terms on which an Award requiring exercise will remain exercisable. The Administrator may also determine and set forth in the Award Agreement the circumstances, including the termination of employment or other services, upon which the Award shall become forfeited or cease to continue vesting.

  (5)    Taxes.    The Company and its Affiliates shall be entitled to withhold, or require a Participant to remit to the Company or one or more of its Affiliates, as applicable, the amount of any Tax-Related Items attributable to any Awards. The Company may defer making payment or delivery if any such Tax-Related Items may be pending unless and until indemnified to its satisfaction, and the Company shall have no liability to any Participant for exercising the foregoing right. The Administrator may, in its sole discretion and subject to such rules as it may adopt, permit or require a Participant to pay all or a portion of the Tax-Related Items arising in connection with an Award by, without limitation: (i) having the Participant pay an amount in cash (by check or wire transfer), (ii) having the Company withhold shares of Stock otherwise issuable pursuant to the Award that has an aggregate Fair Market Value approximately equal to the amount to be withheld, (iii) the delivery of shares of Stock (which are not subject to any pledge or other security interest) that have been both held by the Participant and vested for at least six (6) months (or such other period as established from time to time by the Administrator to avoid adverse accounting treatment under applicable accounting standards) having an aggregate Fair Market Value approximately equal to the amount to be withheld, (iii) selling shares of Stock issued pursuant to such Award and having the Company withhold from the proceeds of the sale of such shares of Stock, (v) having the Company or an Affiliate, as applicable, withhold from any cash compensation payable to the Participant, (vi) requiring the Participant to repay the Company or Affiliate, as applicable, in cash or in shares of Stock, for Tax-Related Items paid on the Participant's behalf, or (vii) any other method of withholding determined by the Administrator that is permissible under Applicable Laws.

  (6)    Dividend and Dividend Equivalents.    The Administrator may provide for the right to receive the payment of amounts (payable in cash, Stock, other Awards, or other property) having an equivalent value of cash dividends or other distributions payable with respect to shares of Stock subject to an Award if and in such manner as it deems appropriate, provided, however, that (i) no such amounts shall be paid or accrued in respect of Awards requiring exercise and (ii) if the Administrator shall provide for the payment of such equivalents on Awards, in no event shall any such equivalents be paid unless and until such Awards shall have vested. In addition, no dividends or other distributions with respect to Restricted Stock shall be paid prior to vesting, if ever. At the discretion of the Administrator, any dividends or other distributions may be deemed invested in additional shares of Restricted Stock or Restricted Stock Units, vesting, if ever, as and when the underlying Restricted Stock or Restricted Stock Units, as applicable, vests.

  (7)    Rights Limited.    Nothing in the Plan shall be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a shareholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

  (8)    Section 409A.

    (A)  Awards under the Plan are intended to be exempt from or otherwise satisfy the requirements of Section 409A of the Code so as to avoid the imposition of any additional taxes or penalties under Section 409A of the Code. Where Section 409A applies, to the fullest extent possible, the Plan, Awards under the Plan, and terms contained in the Plan and Awards shall be interpreted in a manner consistent with Section 409A. If the Administrator determines that an Award, Award Agreement, payment, transaction or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Participant to become subject to any additional taxes or other penalties under Section 409A of the Code, then unless the Administrator specifically provides otherwise, such Award, Award Agreement, payment, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A of the Code to the extent determined appropriate by the Administrator, in each case without the consent of or notice to the Participant. Notwithstanding any action or inaction by the Administrator, however, each Participant is exclusively responsible for any tax consequences under Section 409A of the Code resulting from any Award, and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties.

    (B)   Unless otherwise provided by the Administrator in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered "deferred compensation" subject to Section 409A of the Code) would be accelerated or otherwise paid by reference to the occurrence of a Change in Control, no such acceleration or payment shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and the Award shall instead be paid (in the form of payment determined by the Administrator) pursuant to the other distribution dates or events generally applicable to the payment of the Award and which are in any event permissible distribution dates and events under Section 409A of the Code.

b.    AWARDS REQUIRING EXERCISE

  (1)    Term And Manner Of Exercise.    The term of each Award requiring exercise shall not exceed ten (10) years from the date of grant (five (5) years, in the case of an ISO granted to an Employee described in Section 422(b)(6) of the Code); provided, however, that except in the case of any ISO, the term of any Stock-based Award requiring exercise will be automatically extended if it would otherwise expire on a date when the exercise is prohibited by Applicable Laws, but only until the 30th day after expiration of the prohibition. Unless the Administrator expressly provides otherwise, (a) an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives notice of exercise (in form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award, including, without limitation, the payment of all Tax-Related Items; and (b) if the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so and retains the right not to deliver the Stock until the Administrator is satisfied as to the authority of the person exercising such Award

  (2)    Exercise Price.    The Administrator shall determine the exercise price of each Stock Option; provided, that each Award requiring exercise must have an exercise price that is not less than the Fair Market Value of the Stock subject to the Award, determined as of the date of grant, except as necessary to maintain the intrinsic value of substitute Awards in connection with a merger or acquisition consummated by the Company. An ISO granted to an Employee described in Section 422(b)(6) of the Code must have an exercise price that is not less than 110% of such Fair Market Value.

  (3)    Payment Of Exercise Price, If Any.    Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment,

  subject to the following: all payments will be by cash or check acceptable to the Administrator, unless one of the following forms of payment is permitted by the Administrator in its discretion in any specific instance (with the consent of the optionee of an ISO, if allowing an additional form of payment would cause the ISO to cease to qualify as an ISO), (i) through the delivery of shares of Stock which have been outstanding for at least six months (or such other period as established from time to time by the Administrator in order to avoid adverse accounting treatment applying generally accepted accounting principles) and which have a Fair Market Value equal to the exercise price, (ii) through an election to surrender that number of shares for which the Award is otherwise exercisable which have a Fair Market Value equal to the exercise price, (iii) except when prohibited by Applicable Laws, by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Administrator (provided, however, that no Participant who is a Board member or an "executive officer" of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act), (iv) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, (iv) by such other method as the Administrator may permit, or (iv) by any combination of the foregoing permissible forms of payment.

  (4)    Grant of Stock Options.    Each Stock Option awarded under the Plan shall be deemed to have been awarded as a non-ISO (and to have been so designated by its terms) unless the Administrator expressly provides that the Stock Option is to be treated as an ISO.

c.    AWARDS NOT REQUIRING EXERCISE

Awards of Restricted Stock, Restricted Stock Units and Unrestricted Stock may be made in return for either (i) services determined by the Administrator to have a value not less than the par value of the Awarded shares of Stock, or (ii) cash or other property having a value not less than the par value of the Awarded shares of Stock plus such additional amounts (if any) as the Administrator may determine payable in such combination and type of cash, other property (of any kind) or services as the Administrator may determine.

5.     EFFECT OF CERTAIN TRANSACTIONS

a.    CHANGE IN CONTROL

In the event of a Change in Control, the following provisions shall apply.

  (1)    Outstanding Awards with Time-Based Vesting.    All outstanding Awards subject to vesting based on the Participant's continued service over a period of time ("Time-Based Awards") shall be assumed by the surviving or acquiring entity, or its Affiliates (the "Continuing Entity"), or substituted for new cash or equity-based awards of such Continuing Entity, as provided in the merger or acquisition agreement, or if no such assumption or substitution is provided for, all outstanding Time-Based Awards shall become fully vested and, to the extent applicable, exercisable and all forfeiture restrictions on such Awards shall lapse. To the extent that any Time-Based Awards are to be assumed or substituted, the Administrator may provide that the vesting of any unvested portion of any one or more of such Awards will automatically accelerate upon a Participant's involuntary termination.

  (2)    Outstanding Awards with Performance-Based Vesting.    All outstanding unvested Awards subject to vesting based on the achievement of performance criteria ("Performance-Based Awards") shall vest as of the effective date of the Change in Control (i) at the actual achievement level, based on the actual achievement of such performance criteria, as of the effective date of the Change in Control or the most recent practicable date immediately prior to the effective date of the Change in Control on which the performance criteria may be measured prior to such effective date, as reasonably determined by the Committee in good faith, including any reasonable assumptions, adjustments or projections related to such performance criteria, or (ii) if the achievement level of the performance criteria cannot be ascertained at such time, at the target level applicable to the Award, and in either case, prorated based on the Participant's service with the Company or the Affiliate between the commencement of the performance period and the date of the Change in Control. Any unvested portion of any outstanding Performance-Based Award that does not become vested in connection with a Change in Control in accordance with this Section 5.a(2) shall terminate and cease to be outstanding as of the effective date of the Change in Control, without payment of any consideration to the Participant.

  (3)    Cancellation of Awards.    In connection with a Change in Control, the Administrator may, in its sole discretion, but shall not be obligated to, provide for cancellation of all or any portion of any one or more outstanding Awards and payment to the holders of such Awards, with respect to the portion of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest in accordance with the terms of such Award or in accordance with this Section 5.a(1) or (2) hereof, as applicable), the value of the vested portion of such Awards, if any, as determined by the Administrator (which value, if applicable, may be based upon the per-share consideration received or to be received by the holders of the shares of Stock upon the occurrence of the Change in Control (the "Change in Control Consideration"), including, without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Change in Control Consideration over the per-share exercise price or SAR base price, as applicable, of such Option or SAR, multiplied by the number of shares of Stock underlying the vested portion of each such Option or SAR. Payments to holders with respect to the vested portion of such cancelled Awards pursuant to this Section 5.a(3) shall be made in cash or, in the sole discretion of the Administrator, in such other form of consideration necessary for such holders to receive the property, cash, securities, and/or other consideration (or any combination thereof) as such holders would have been entitled to receive upon the occurrence of the Change in Control as if such holders had been, immediately prior to such Change in Control, the holder of the number of Shares covered by the vested portion of such cancelled Awards (less any applicable exercise price or SAR base price). The unvested portion of any outstanding Award, and the vested portion of any Option or SAR having an exercise price or base price equal to, or in excess of, the Change in Control Consideration, may be canceled and terminated without any payment or consideration therefor.

For purposes of Section 5.a(1) above, the assumption or substitution of an Award may include conversion of the Stock underlying such Award into shares of the continuing entity, or, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, into cash, property or other securities having an equivalent value as the Award, which conversion shall not affect any continued vesting requirements of the Award (other than as provided in Clause (1) above upon a Participant's involuntary termination). For the avoidance of doubt, any such substitution of an Award shall not provide for the acceleration of any vesting requirements of the Award (other than as provided in Clause (2) above upon a Participant's involuntary termination) and no Awards shall vest solely as a result of such assumption or substitution.

b.    CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK

In the event of (1) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, Stock, other securities or other property), stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Stock or other securities of the Company, recapitalization, or other similar corporate transaction or event or change in the Company's capital structure that affects the shares of Stock (including a Change in Control); or (2) unusual or nonrecurring events affecting the Company, including changes in Applicable Laws, that the Administrator determines, in its sole discretion, could result in substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants (any event in (1) or (2), an "Adjustment Event"), the Administrator will make such appropriate substitution or adjustments, if any, as deems equitable, to any or all of (A) the maximum number of shares of Stock or kind of other securities that may be delivered under the Plan under Section 2.a. or any Sub-Plan; (B) the maximum share limits described in Section 2.c.; and (C) the terms of any outstanding Awards, including (i) the number of shares of Stock and kind of securities subject to Awards then outstanding or subsequently granted, (ii) any exercise prices relating to Awards and (iii) any other provision of Awards affected by such change, including without limitation, any applicable performance measures; provided, however, that in the case of any "equity restructuring" (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Administrator shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring.

6.     CONDITIONS ON DELIVERY OF STOCK

a.    LEGAL REQUIREMENTS

The Company's obligation to deliver or register with its transfer agent any shares of Stock issued pursuant to the Plan or to remove any restriction from shares of Stock previously delivered or registered shall be subject to all Applicable Laws and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Stock pursuant to an Award unless such Stock has been properly registered for sale pursuant to the Securities Act or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such Stock may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Stock to be offered or sold under the Plan. The Administrator shall have the authority to provide that all Stock issued under the Plan shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the Plan, the applicable Award Agreement, U.S. and/or non-U.S. securities laws, or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other Applicable Laws and other requirements, and, without limiting the generality of this Section 6, the Administrator may cause such Stock issued under the Plan in book-entry form to be held subject to the Company's instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Administrator reserves the right to add any additional terms or provisions to any Award granted under the Plan that the Administrator, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject. The Company may require that any registration or certificates evidencing Stock issued under the Plan be subject to an appropriate notation or bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

b.    COMPANY CHARTER AND BY-LAWS; OTHER COMPANY POLICIES

This Plan and all Awards granted hereunder are subject to the charter and by-laws of the Company, as they may be amended from time to time, and all other Company policies duly adopted by the Board, the Administrator or any other committee of the Board and in effect from time to time regarding the acquisition, ownership or sale of shares of Stock by Employees and other service providers, including, without limitation, policies intended to limit the potential for insider trading and to avoid or recover compensation payable or paid on the basis of inaccurate financial results or statements, employee conduct, and other similar events.

7.     NON-U.S. PARTICIPANTS

With respect to Participants who reside or work outside of the U.S., the Administrator may, in its sole discretion, amend the terms of the Plan and create or amend Sub-Plans or amend outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law, to obtain more favorable tax or other treatment for a Participant or the Company or any Affiliate, or to facilitate administration of the Plan.

8.     NON-LIMITATION OF THE COMPANY'S RIGHTS

The existence of the Plan or the grant of any Award shall not in any way affect the Company's right to award a person bonuses or other compensation in addition to Awards under the Plan.

9.     GOVERNING LAW

The Plan shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of laws provisions thereof.

10.  SEVERABILITY

If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to Applicable Laws, or if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

11.  OBLIGATIONS BINDING ON SUCCESSORS

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

12.  CLAWBACK/RECOUPMENT

All Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with (i) any clawback, forfeiture or other similar policy adopted by the Board or the Administrator as in effect at the time of the applicable Award grant; and (ii) Applicable Laws. Further, to the extent that the Participant receives any amount in excess of the amount that the Participant should otherwise have received under the terms of the Award for any reason (including, without limitation, by reason of a financial restatement, mistake in calculations or other administrative error), the Participant shall be required to repay any such excess amount to the Company.

13.  DEFINED TERMS

The following terms, when used in the Plan, shall have the meanings and be subject to the provisions set forth below:

"Adjustment Event": Has the meaning ascribed to it in Section 5(b) hereof.

"Administrator": The Board or, if one or more has been appointed, the Committee, including their delegates (subject to such limitations on the authority of such delegates as the Board or the Committee, as the case may be, may prescribe). The senior Legal and Human Resources representatives of the Company shall also be the Administrator, but solely with respect to ministerial tasks related hereto.

"Affiliate": Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests, and which also meets the requirements of an "affiliate" within the meaning of Rule 12b-2 promulgated under the Exchange Act.

"Award": Any or a combination of the following:

  (i)
  Stock Options.

  (ii)
  SARs.

  (iii)
  Restricted Stock.

  (iv)
  Unrestricted Stock.

  (v)
  Restricted Stock Unit.

"Applicable Laws" The requirements relating to the administration of equity-based awards, and the related shares of Common stock under U.S. state corporate laws, U.S. federal and state and non-U.S. securities laws, the Code, the rules of any stock exchange or quotation system on which the Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

"Award Agreement": The document or documents by which each Award is evidenced, electronically or otherwise.

"Board": The Board of Directors of the Company.

"Change in Control": Any of:

    (i)  any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities;

   (ii)  an acquisition, consolidation or merger if all or substantially all of the beneficial owners of the outstanding stock of the Company and the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of Board members immediately prior to such transaction do not own beneficially, directly or indirectly, and in substantially the same proportion, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Board members, as the case may be, of the corporation resulting from such transaction;

  (iii)  a sale or transfer of all or substantially all the Company's assets;

  (iv)  a dissolution or liquidation of the Company; or

   (v)  if, over a period of twenty-four (24) consecutive months or less there is change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more actual or threatened proxy contests for the election of Board members, to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board.

Notwithstanding clauses (i) through (v) above, none of the following shall constitute a "Change in Control" for purposes of this definition:

  (x)   the shares of Stock or the voting securities of the Company entitled to vote generally in the election of Board members are acquired directly from the Company in a capital raising transaction;

  (y)   the shares of Stock or the voting securities of the Company entitled to vote generally in the election of Board members are acquired by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

  (z)   (A) the beneficial owners of the outstanding shares of Stock, and of the securities of the Company entitled to vote generally in the election of Board members, immediately prior to such transaction beneficially own, directly or indirectly, in substantially the same proportions immediately following such transaction more than 50% of the outstanding shares of common stock and of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of the members of the board of directors of the corporation (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) resulting from such transaction and (B) at least a majority of the members of the board of directors of the corporation resulting from such transaction were members of the board of directors at the time of the execution of the initial agreement, or of the action of the Board, authorizing such transaction.

"Code": The U.S. Internal Revenue Code of 1986, as from time to time amended and in effect, or any successor statute as from time to time in effect. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

"Committee": The Executive Compensation and Human Resources Committee of the Board, or any other committee or committees of the Board (including any subcommittee thereof) appointed or authorized by the Board to make Awards and otherwise to administer the Plan. To the extent required to comply with the provision of Rule 16b-3 promulgated under the Exchange Act, it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan that is intended to qualify for the exemptions provided by Rule 16b-3 promulgated under the Exchange Act be a Qualifying Director. However, the fact that a Committee member shall fail to qualify as a Qualifying Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

"Company": Boston Scientific Corporation, a Delaware corporation, and any successor thereto.

"Disability": Permanent and total disability as determined under the long-term disability program of the Company or the Affiliate in which the Participant is eligible to participate, or, in the absence of such a plan, the complete and permanent inability of the Participant by reason of illness or accident to perform the duties of the occupation at which the Participant was employed or served when such disability commenced. Any determination of whether Disability exists in the absence of a long-term disability plan shall be made by the Company (or its designee) in its sole and absolute discretion. Notwithstanding the foregoing, (a) for purposes of ISO granted under the Plan, "Disability" means that the Participant is disabled within the meaning of Section 22(e)(3) of the Code, and (b) with respect to an Award that is subject to Section 409A of the Code where the payment or settlement of the Award will be made on or by reference to the Participant's Disability, solely for purposes of determining the timing of payment, no such event will constitute a Disability for purposes of the Plan or any Award Agreement unless such event also constitutes a "disability" as defined under Section 409A of the Code.

"Effective Date": October 1, 2020.

"Employee": Any person who is employed by the Company or an Affiliate.

"Exchange Act": The U.S. Securities Exchange Act of 1934, as amended. Reference in the Plan to any section of the Exchange Act shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

"Fair Market Value": The closing price of a share of Stock as reported on the New York Stock Exchange, Inc. on the relevant date (or the first preceding trading date for which a closing price was reported, if there was no closing price reported for the relevant date) or if the Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system the amount determined by the Administrator acting in good faith, under a reasonable methodology and reasonable application in compliance with Section 409A of the Code to the extent such determination is necessary for Awards under the Plan to comply with, or be exempt from, Section 409A of the Code. Notwithstanding the foregoing, for purposes other than determining the exercise price of a Stock-Based Award, Fair Market

Value means, as of any date, the fair market value of a share of Stock, as reasonably determined by the Company, which may include, without limitation, the closing sales price on the trading day immediately prior to or on such date, or a trailing average of previous closing prices prior to such date.

"Family Member": An individual or entity included as a "family member" within the meaning of the U.S. Securities and Exchange Commission's Form S-8 Registration Statement Under the Securities Act.

"ISO": A Stock Option intended to be an "incentive stock option" within the meaning of Section 422 of the Code.

"Minimum Vesting Conditions": With respect to any Stock-based Award, that vesting of (or lapsing of restrictions on) such Award does not occur prior to the first anniversary of the date of grant (or the date of commencement of employment or service, in the case of a grant made in connection with a Participant's commencement of employment or service), other than (i) in connection with a Change in Control, as provided in 5.a. hereof, (ii) as a result of a Participant's death or Disability, (iii) Awards that are granted as substitute Awards pursuant to Section 2.a.(5); provided, however, that an Award need not be subject to such condition so long as the number of shares of Stock underlying such Award, together with the number of shares of Stock underlying any other Stock-based Award granted without being subject to such condition does not exceed 5% of the Plan share reserve set forth in Section 2(a) (the "Minimum Vesting Condition Carve Out Amount").

"Minimum Vesting Condition Carve Out Amount": Has the meaning ascribed to it in the definition of "Minimum Vesting Conditions" in this Section 13.

"Non-Employee Director": A member of the Board who is not an employee of any member of the Company or an Affiliate.

"Participant": An Employee, a Non-Employee Director or other person providing services to the Company or its Affiliates who may be offered securities registrable pursuant to a Registration Statement on Form S-8 under the Securities Act who is granted an Award under the Plan.

"Performance Award": An Award that is subject to vesting based on the attainment of Performance Criteria.

"Performance Criteria": Specified criteria the satisfaction of which is a condition for the exercisability, vesting or full enjoyment of an Award and comprised of a measure of performance relating to the specified criteria, which may include, but is not limited to, any of the following (determined either on a consolidated basis or, as the context permits, on a market, peer group or other comparative index, functional, divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; liabilities; costs; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit ratings; market share; capital expenditures; cash flow; free cash flow; working capital requirements; stock price; stockholder return; sales, contribution or gross margin, of particular products or services; particular operating or financial ratios; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity) and refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A Performance Criterion measure and targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.

"Plan": The Boston Scientific Corporation Amended and Restated 2011 Long-Term Incentive Plan, as set forth herein, as from time to time amended and in effect.

"Qualifying Director": A person who is, with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act, a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act.

"Restricted Stock": An Award of Stock subject to forfeiture to the Company if specified conditions are not satisfied.

"Restricted Stock Unit": An unfunded and unsecured promise to deliver shares of Stock, cash, or other securities upon attainment of specified conditions or on a deferred basis following the attainment of the conditions, as specified in the Award Agreement.

"Retirement":

With respect to Awards granted on or prior to December 31, 2011:    Unless the Administrator expressly provides otherwise, cessation of employment or other service relationship with the Company and its Affiliates if, as of the date of such cessation, (i) the Participant has attained age 50, (ii) the Participant has accrued at least five years of service with the Company and its Affiliates, and (iii) the sum of the Participant's age and years of service as of such date equals or exceeds 62.

With respect to Awards granted on or after January 1, 2012:    Unless the Administrator expressly provides otherwise, cessation of employment or other service relationship with the Company and its Affiliates if, as of the date of such cessation, (i) the Participant has attained age 55, (ii) the Participant has accrued at least five years of service with the Company and its Affiliates, and (iii) the sum of the Participant's age and years of service as of such date equals or exceeds 65.

"SARs": Rights entitling the holder upon exercise to receive cash or shares of Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

"Securities Act": The U.S. Securities Act of 1933, as amended. Reference in the Plan to any section of the Securities Act shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

"Stock": The Common Stock of the Company, par value USD 0.01 per share (and any stock or other securities into which such Stock may be converted or into which it may be exchanged).

"Stock Options": Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

"Sub-Plan": Any sub-plan to the Plan that has been adopted by the Board or the Administrator for the purpose of (i) permitting the offering of Awards to Employees outside the U.S., (ii) to facilitate the administration of the Plan or (iii) to obtain favorable tax treatment. Each Sub-Plan shall be designed to comply with Applicable Laws to offerings in foreign jurisdictions. Although any Sub-Plan may be designated a separate and independent plan from the Plan in order to comply with Applicable Laws, the Plan share reserve and the other limits specified in Section 3 shall apply in the aggregate to the Plan and any Sub-Plan adopted hereunder, and the Minimum Vesting Condition shall apply to any Awards granted under any such Sub-Plan, unless prevented by Applicable Laws, in which case, they will be granted pursuant to the Minimum Vesting Condition Carve Out Amount.

"Tax-Related Items": Any U.S. federal, state, and/or local taxes and/or any non-U.S. taxes (including, without limitation, income tax, social insurance contributions (or similar contributions), payroll tax, fringe benefits tax, payment on account, employment tax, stamp tax and any other tax or tax-related item related to participation in the Plan and legally applicable to a Participant, including any employer liability for which the Participant is liable pursuant to Applicable Laws or the applicable Award Agreement.

"Unrestricted Stock": An Award of Stock not subject to any restrictions under the Plan and which shall be granted from the Minimum Vesting Condition Carve-Out Amount.

"U.S.": United States of America.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 6, 2020, the day before the meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. BOSTON SCIENTIFIC CORPORATION 300 BOSTON SCIENTIFIC WAY MARLBOROUGH, MASSACHUSETTS 01752 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 6, 2020, the day before the meeting. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E90025-P33423 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. BOSTON SCIENTIFIC CORPORATION The Board of Directors recommends a vote "For" all Director Nominees. For Withhold 1. Proposal to elect ten Director Nominees: ! ! ! ! ! ! ! ! ! ! ! Yes ! ! ! ! ! ! ! ! ! ! 1a. Nelda J. Connors 1b. Charles J. Dockendorff The Board of Directors recommends a vote "For" Proposals 2, 3 and 4. For Against Abstain ! ! ! 1c. Yoshiaki Fujimori 2. To approve, on a non-binding, advisory basis, named executive officer compensation. 1d. Donna A. James ! ! ! 1e. Edward J. Ludwig 3. To approve an amendment and restatement of the Company’s 2011 Long-Term Incentive Plan. 1f. Stephen P. MacMillan ! ! ! 1g. Michael F. Mahoney 4. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2020 fiscal year. 1h. David J. Roux The Board of Directors recommends a vote "Against" Proposal 5. 1i. John E. Sununu ! ! ! 1j. Ellen M. Zane 5. To consider and vote upon a stockholder proposal requesting a report on inclusion of non-management employee representation on the Board of Directors. ! No MARK HERE IF YOU PLAN TO ATTEND THE MEETING NOTE: Such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Sign exactly as your name appears on the Proxy. If the shares are registered in the names of two or more persons, each person should sign. Executors, administrators, trustees, partners, custodians, guardians, attorneys and corporate officers please add your full title(s). Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E90026-P33423 PROXY BOSTON SCIENTIFIC CORPORATION Proxy for Annual Meeting of Stockholders on May 7, 2020 This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints DESIREE RALLS-MORRISON, VANCE R. BROWN and SCOTT HODGDON, and each of them acting solely, as proxies, with full power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated hereon, all of the shares of common stock of Boston Scientific Corporation (the "Company"), par value $.01 per share, and if applicable, hereby directs the trustees and fiduciaries of the employee benefit plans in which the undersigned participates to vote all of the shares of common stock allocated to the account of the undersigned, which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's Corporate Headquarters located at 300 Boston Scientific Way, Marlborough, MA 01752 on Thursday, May 7, 2020 at 8:00 A.M. (Eastern Time), and any adjournment or postponement of the meeting. THE UNDERSIGNED HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE ANNUAL MEETING. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSALS 2, 3 AND 4, "AGAINST" PROPOSAL 5 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. (Please sign and date on reverse side and return promptly in the enclosed envelope)